                                                            EXHIBIT 10(XXVI)(J)

- --------------------------------------------------------------------------------



                             AGREEMENT OF SUBLEASE


                                    between


                           MERRILL LYNCH/WFC/L, INC.,

                                  as Landlord,
                                     --------

                                      and

                               DELOITTE & TOUCHE,


                                   as Tenant,
                                      ------



                         Made as of December __, 1993,



                                    Demising
                                    --------

           [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable
                                  Square Feet
                    on Floors C1, C2, 2, 3, 8, 9, 10 and 15
                         of Two World Financial Center
                             in New York, New York.



- --------------------------------------------------------------------------------

SULLIVAN & CROMWELL              HUTTON INGRAM YUZEK GAINEN CARROLL & BERTOLOTTI
Attorneys for Landlord                                      Attorneys for Tenant
250 Park Avenue                                                 530 Fifth Avenue
New York, NY 10177                                            New York, NY 10036
James I. Black III, Esq.,                            Ernest J. Bertolotti, Esq.,
Of Counsel                                                            Of Counsel

                               TABLE OF CONTENTS

                                                                       Page/1/
                                                                       ----

                                   ARTICLE I
                       PARTICULAR TERMS AND DEFINITIONS

SECTION 1.01   Particular Terms .....................................     1
SECTION 1.02   Other Defined Terms ..................................     7
SECTION 1.03   General Terms ........................................    17


                                  ARTICLE II
                          PREMISES; TERM OF SUBLEASE

SECTION 2.01  Premises Demised ......................................    18
SECTION 2.02  Term . . ..............................................    18
SECTION 2.03  Delivery of the Sublease Premises .....................    18
SECTION 2.04  Tenant's Plans ........................................    22
SECTION 2.05  Tenant's Work and Allowance ...........................    24
SECTION 2.06  Landlord's Work .......................................    27


                                  ARTICLE III
                                     RENT

SECTION 3.01  Base Rent .............................................    28
SECTION 3.02  Additional Rent .......................................    29
SECTION 3.03  Survival of Rent Obligation ...........................    29
SECTION 3.04  Late Charge ...........................................    29
SECTION 3.05  Payment of Lesser Amounts .............................    30
SECTION 3.06  Legal Rent Restrictions ...............................    30


                                  ARTICLE IV
                           OPERATING EXPENSES; PILOT

SECTION 4.01  Definitions ...........................................    30
SECTION 4.02  Adjustments to Operating Expenses .....................    37
SECTION 4.03  Operating Payment .....................................    37
SECTION 4.04  Estimates of Operating Payments .......................    37
SECTION 4.05  Landlord's Annual Operating Statement .................    38
SECTION 4.06  PILOT Payment .........................................    39
SECTION 4.07  Prorations ............................................    41
SECTION 4.08  Interest on Adjustments ...............................    42

- ----------

/1/ Page number reference may require conforming.

                                                                       Page
                                                                       ----
                                   ARTICLE V
                                  ELECTRICITY

SECTION 5.01  Tenant's Electricity Costs ............................    42
SECTION 5.02  Submeters .............................................    43
SECTION 5.03  Legal Constraints .....................................    44
SECTION 5.04  Additional Taxes ......................................    45
SECTION 5.05  Usage .................................................    45
SECTION 5.06  Emergency Power .......................................    46
SECTION 5.07  Failure or Defect in Supply ...........................    46
SECTION 5.08  Replacement of Lamps and Bulbs ........................    47


                                  ARTICLE VI
                           USE OF SUBLEASE PREMISES

SECTION 6.01  Permitted Use .........................................    47
SECTION 6.02  Licenses, Permits .....................................    48


                                  ARTICLE VII
           EXPANSION, FIRST OFFER, CANCELLATION AND RENEWAL OPTIONS

SECTION 7.01  Expansion and First Offer Options .....................    49
SECTION 7.02  Cancellation Options ..................................    54
SECTION 7.03  Renewal Options .......................................    55


                                 ARTICLE VIII
                 SUBORDINATION AND CONSENT OF SUPERIOR PARTIES

SECTION 8.01  Superior Interests ....................................    56
SECTION 8.02  Notice to Superior Mortgagees .........................    58
SECTION 8.03  Attornment ............................................    58
SECTION 8.04  Modifications of Superior Instruments .................    59
SECTION 8.05  Consent of Others .....................................    59


                                  ARTICLE IX
                      NONDISTURBANCE AND QUIET ENJOYMENT

SECTION 9.01  Nondisturbance.........................................    60
SECTION 9.02  Quiet Enjoyment .......................................    60


                                   ARTICLE X
                     ASSIGNMENT, SUBLETTING AND MORTGAGES

SECTION 10.01  Consent Required .....................................    61
SECTION 10.02  Affiliate Mergers ....................................    62

                                                                       Page
                                                                       ----

SECTION 10.03  Restrictions .........................................    63
SECTION 10.04  Assumption Required ..................................    63
SECTION 10.05  Obligations Unaffected by Assignment .................    64
SECTION 10.06  Obligations Unaffected by Subsublease ................    64
SECTION 10.07  Listings of No Effect ................................    65
SECTION 10.08  Criteria for Assignments or Subtenancies .............    65
SECTION 10.09  Manner of Offering Space .............................    67
SECTION 10.10  Additional Requirements ..............................    67
SECTION 10.11  Sharing of Profits ...................................    68
SECTION 10.12  Tenant's Enforcement .................................    71
SECTION 10.13  Responsibility for Subsubtenants .....................    71
SECTION 10.14  Assignment of Subrents ...............................    71
SECTION 10.15  Delivery of Subsublease Schedule .....................    72
SECTION 10.16  Additional Provisions of Subsubleases ................    72
SECTION 10.17  Indemnification by Tenant ............................    72

                                  ARTICLE XI
                 COMPLIANCE WITH LAWS AND SUPERIOR INSTRUMENTS

SECTION 11.01  Compliance Required ..................................    73
SECTION 11.02  Compliance with Superior Instruments .................    74
SECTION 11.03  No Discrimination ....................................    74
SECTION 11.04  Landlord's Compliance ................................    76


                                  ARTICLE XII
                                   INSURANCE

SECTION 12.01  Compliance with Requirements .........................    76
SECTION 12.02  Obligation to Reimburse ..............................    77
SECTION 12.03  Waiver of Subrogation ................................    77
SECTION 12.04  Tenant's Insurance ...................................    78
SECTION 12.05  Increases in Coverage ................................    79
SECTION 12.06  Landlord's Insurance .................................    79


                                 ARTICLE XIII
                             RULES AND REGULATIONS

SECTION 13.01  Compliance with Rules ................................    80
SECTION 13.02  No Third-Party Rights ................................    80


                                  ARTICLE XIV
                        ALTERATIONS; DISCHARGE OF LIENS

SECTION 14.01  Alterations by Tenant ................................    80
SECTION 14.02  Discharge of Violations and Liens ....................    84
SECTION 14.03  No Liens .............................................    84
SECTION 14.04  Discharge of Any Liens ...............................    85

                                                                       Page
                                                                       ----
SECTION 14.05  No Liability of Landlord
                       Superior Parties..............................    86
SECTION 14.06  Delivery of Drawings to Overlandlord .................    86


                                  ARTICLE XV
                       LANDLORD'S AND TENANT'S PROPERTY

SECTION 15.01  Ground Lessor's Property .............................    86
SECTION 15.02  Tenant's Property ....................................    87
SECTION 15.03  Removal of Tenant's Property .........................    88
SECTION 15.04  Abandoned Property ...................................    88


                                  ARTICLE XVI
                            REPAIRS AND MAINTENANCE

SECTION 16.01  Repairs by Tenant ....................................    88
SECTION 16.02  Repairs by Landlord ..................................    90


                                 ARTICLE XVII
                         SERVICES; SIGNAGE AND ACCESS

SECTION 17.01  Services .............................................    91
SECTION 17.02  Window Cleaning ......................................    97
SECTION 17.03  No Abatement .........................................    97
SECTION 17.04  Signage ..............................................    98
SECTION 17.05  Building Name ........................................    99
SECTION 17.06  Access by Landlord ...................................    99
SECTION 17.07  Repairs by Landlord and Others .......................    99
SECTION 17.08  Other Inspection of Sublease Premises ................   100
SECTION 17.09  Building Access; Changes Therein .....................   100
SECTION 17.10  Emergency Access .....................................   101
SECTION 17.11  Showing the Sublease Premises ........................   101
SECTION 17.12  Exclusive Services ...................................   101
SECTION 17.13  Cafeteria Usage ......................................   101
SECTION 17.14  Parking ..............................................   103
SECTION 17.15  Roof Antennas ........................................   104
SECTION 17.16  Dumbwaiter and Mail Conveyor .........................   104


                                 ARTICLE XVIII
                                    BROKERS

SECTION 18.01  Designated Broker ....................................   104
SECTION 18.02  Payment ..............................................   104
SECTION 18.03  Indemnification ......................................   105
SECTION 18.04  Survival .............................................   105

                                                                       Page
                                                                       ----

                                  ARTICLE XIX
                          RIGHTS TO PERFORM COVENANTS

SECTION 19.01  Performance of Tenant's Covenants ....................   105
SECTION 19.02  Reimbursement by Tenant ..............................   106
SECTION 19.03  Performance of Landlord's Covenants ..................   105
SECTION 19.04  Reimbursement by Landlord ............................   106
SECTION 19.05  Acceptance of Lesser Amounts .........................   107


                                  ARTICLE XX
                          EVENTS OF DEFAULT; REMEDIES

SECTION 20.01  Events of Default ....................................   107
SECTION 20.02  Right to Enforce  ....................................   109
SECTION 20.03  Remedies  ............................................   109
SECTION 20.04  Removal of Tenant  ...................................   110
SECTION 20.05  Tenant's Obligation Unaffected  ......................   112
SECTION 20.06  Waiver of Jury Trial .................................   112
SECTION 20.07  Suits by Landlord  ...................................   112
SECTION 20.08  Recovery Not Limited .................................   112
SECTION 20.09  Receipt of Money Not a Waiver ........................   113
SECTION 20.10  Waiver of Other Notices and
                   Right of Redemption ..............................   113
SECTION 20.11  Waiver Only in Writing ...............................   113
SECTION 20.12  Additional Remedies ..................................   114
SECTION 20.13  Bankruptcy ...........................................   114


                                  ARTICLE XXI
                                  ARBITRATION

SECTION 21.01  Selection and Conduct ................................   116


                                 ARTICLE XXII
                                RENT ABATEMENT

SECTION 22.01  Grounds for Abatement ................................   117
SECTION 22.01  Limitations and Exceptions ...........................   118


                                 ARTICLE XXIII
                            CONDEMNATION; CASUALTY

SECTION 23.01  Assignment of Proceeds ...............................   119
SECTION 23.02  Rent Abatement .......................................   120
SECTION 23.03  Termination or Restoration ...........................   120
SECTION 23.04  Tenant's Responsibility for its Actions ..............   122
SECTION 23.05  No Liability for Interruption ........................   122

                                                                       Page
                                                                       ----

SECTION 23.06  Tenant to Insure its Property ........................   122
SECTION 23.07  Tenant's Condemnation Claims .........................   122
SECTION 23.08  Express Agreement to Contrary ........................   123

                                 ARTICLE XXIV
                          REPRESENTATIONS BY LANDLORD

SECTION 24.01  Due Authorization.....................................   123
SECTION 24.02  Absence of Reliance by Tenant ........................   123


                                  ARTICLE XXV
                           LIMITATIONS OF LIABILITY

SECTION 25.01  No Liability of Landlord and Others...................   124
SECTION 25.02  Liability for Consents ...............................   124
SECTION 25.03  No Personal Liability of Landlord ....................   125
SECTION 25.04  No Continuing Liability of Landlord ..................   125
SECTION 25.05  No Liability of Tenant's Partners ....................   125


                                 ARTICLE XXVI
                    INDEMNIFICATION BY TENANT AND LANDLORD

SECTION 26.01  Indemnification by Tenant ............................   126
SECTION 26.02  Indemnification by Landlord ..........................   127
SECTION 26.03  Notice and Defense of Claims .........................   127
SECTION 26.04  No Effect of Insurance ...............................   128
SECTION 26.05  Subrogation upon Request .............................   128
SECTION 26.06  Survival of this Article .............................   129


                                 ARTICLE XXVII
                      INTEGRATION; CONFLICT WITH EXHIBITS

SECTION 27.01  Integration ..........................................   129
SECTION 27.02  Conflict with Exhibits ...............................   129



                                ARTICLE XXVIII
                                   NOTICES

SECTION 28.01  Notices ..............................................   129

                                                                       Page
                                                                       ----

                                 ARTICLE XXIX
                                 MISCELLANEOUS

SECTION 29.01  Captions .............................................   131
SECTION 29.02  Governing Law ........................................   131
SECTION 29.03  Successors and Assigns  ..............................   131
SECTION 29.04  No Third-Party Rights ................................   131
SECTION 29.05  Memorandum of Sublease ...............................   131
SECTION 29.06  Giving Consent and Exercising Judgment ...............   132
SECTION 29.07  Estoppel Certificates ................................   132
SECTION 29.08  Confidentiality ......................................   133
SECTION 29.09  Labor Harmony ........................................   133


EXHIBITS:

      A-1:         Floor Plans of Sublease Premises
      A-2:         List of Plans for Tenant's Signage
      A-3:         Floor Plan of First Expansion Option Space

      B:           Form of Overlandlord's Consent to Sublease

      C:           Alternate Electricity Rent Inclusion

      D-1:         Rules and Regulations
      D-2:         Rules and Regulations for Alterations

      E:           Specifications for Base Building HVAC

      F:           Base Cleaning Specifications

      G:           Exclusive Services

      H:           Cost of Extra Personnel

      I:           Temporary Certificate of Occupancy

      J:           Preferential Rights of Other Subtenants

          AGREEMENT OF SUBLEASE (this "Sublease"), made as of December __, 1993,
                                       --------
between MERRILL LYNCH/WFC/L, INC., a New York corporation having an office at c/o Merrill Lynch & Co., Inc., Merrill Lynch World Headquarters, North Tower, World Financial Center, 250 Vesey Street, New York, New York 10281-1219 ("Landlord"), and DELOITTE & TOUCHE, a partnership organized under the laws of
- ----------
the State of New York having an office at 1633 Broadway, New York, New York 10019 ("Tenant");
        ------

                          T O  W I T N E S S  T H A T:
                          ---  -------------  -------

          WHEREAS, under an Agreement of Lease (the "Overlease") between Olympia
                                                     ---------
& York Tower B Company ("Overlandlord"), as lessor, and Landlord, as lessee,
                         ------------
dated as of September 29, 1988, Overlandlord leased to Landlord the parcel of land (the "Land") known and more particularly described as Parcel B on Exhibit
           ----                                                        -------
"A-1" to the Overlease together with all of the building (the "Building") known
- ----                                                           --------
as "Building B" and "Two World Financial Center" located on the Land (collectively, except for the portions thereof referred to as the Retail Premises in and described on Exhibit "A-2" to the Overlease, the "Premises");
                             ------------                         --------
and

          WHEREAS, subject to the terms and conditions set forth in this Sublease, Landlord desires to demise and sublease to Tenant, and Tenant desires to hire and sublease from Landlord, [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]/2/ Rentable Square Feet of space on floors C1, C2, 2 (the lobby-level), 3, 8, 9, 10 and 15 of the Building on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is mutually covenanted and agreed as follows:

                                   ARTICLE I
                        PARTICULAR TERMS AND DEFINITIONS


          SECTION 1.01  Particular Terms.  As used herein, the following terms
                        ----------------
shall have the particular meanings respectively set forth below:

          "Base Operating Year" shall mean the calendar year commencing on
           -------------------
January 1, 1994 and expiring December 31, 1994 unless
- ----------

/2/ [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] = [MATERIAL OMITTED AND
    FILED SEPARATELY WITH SEC] for floor C1 + [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for floor C2 + [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for floor 2 + [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for floor 3 + [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for floor 8 + [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for floor 9 + [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for floor 10 + [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for floor 15.

the Base Rent Commencement shall be deferred to a date later than January 1, 1996, in which case the commencement and expiration of the Base Operating Year shall both be deferred by one (1) full year to January 1, 1995 and December 31, 1995, respectively.

          "Base PILOT Amount" shall mean the sum of [MATERIAL OMITTED AND FILED
           -----------------
SEPARATELY WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC])/3/ unless the Base Rent Commencement Date shall be deferred to a date later than January 1, 1996, in which case the Base PILOT Amount shall mean the greater of [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]), or PILOT Charges for the deferred Base Tax Year commencing January 1, 1995 and ending December 21, 1995, during the initial Term; and zero ($0.00) during any Renewal Term.

          "Base Rent" shall mean [MATERIAL OMITTED AND FILED SEPARATELY WITH
           ---------
SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) per annum for the period from the Base Rent Commencement Date through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], inclusive, [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) per annum for the period from [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], inclusive, [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) per annum for the period from [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], inclusive, and thereafter [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC])/4/ per annum for the period

- ----------

/3/ This amount equals $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] multiplied by the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of the Building.

/4/ These amounts equal $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] and
    $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] per year, respectively, times the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of Rentable Square Feet of the Sublease Premises on floors 2 (minus the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet shown as Area B on the plan of floor 2 attached as Exhibit A-1-3), 3, 8, 9, 10 and 15 of the
                                       -------------
    Building, plus $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] and $[Material Omitted and Filed Separately with SEC] per year, respectively, times the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of Rentable Square Feet of the Sublease Premises on floors C1 and C2 of the Building, from the Base Rent Commencement Date through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] and [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] through the Expiration Date, respectively; plus $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] per year for each Roof Antenna Area prorated and paid for the duration of Tenant's use thereof.

from [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] through the Expiration Date, inclusive, subject to possible change as a result of the exercise by Tenant of one or more of the options provided for in Article VII.

          "Base Rent Commencement Date" shall mean [MATERIAL OMITTED AND FILED
           ---------------------------
SEPARATELY WITH SEC], subject to postponement as provided in Subsection 2.03(d) and/or 2.04(e) and/or to reflect any abatement which would otherwise be due prior to the Base Rent Commencement Date pursuant to Section 23.02.

          "Base Tax Year" shall mean the twelve (12) month period commencing
           -------------
January 1, 1994 and ending December 31, 1994 unless the Base Rent Commencement Date shall be deferred to a date later than January 1, 1996, in which case the commencement and expiration of the Base Tax Year shall both be deferred by one
(1) full year to January 1, 1995 and December 31, 1995, respectively.

          "Building" shall mean the building known as "Building B" and "Two
           --------
World Financial Center" located on the Land in New York, New York, except for the portions thereof referred to as the Retail Premises in and described on Exhibit "A-2" to the Overlease.
- ------------

          "Cancellation Option Space" shall mean all the space subleased by
           -------------------------
Tenant on floor 8, 9 or 7 (if Tenant subleases all of floor 7 pursuant to
Section 7.01), or all the space subleased by Tenant on any combination of floors C1, C2, 3 and 15 of the Subleased Premises or on any other floor or floors of the Building containing any Expansion Option Space or Offer Premises which may be subleased by Tenant pursuant to Section 7.01 before June 1, 2008 comprising no more than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet, provided that such space shall be contiguous to other floors occupied or
      --------
subleased to third Persons by Landlord or one of its Affiliates.

          "Cancellation Payment" shall mean, with respect to any Cancellation
           --------------------
Option Space, the cost to Landlord of the Base Rent concession (which shall be assumed to be $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] per Rentable Square Foot for the Cancellation Option Space included in the initial Sublease Premises), Tenant's Allowance (which shall be assumed to be $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] per Rentable Square Foot for the Cancellation Option Space included in the initial Sublease Premises) and/or brokerage commissions (which shall be assumed to be $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] per Rentable Square Foot for the Cancellation Option Space included in the initial Sublease Premises) payable by Landlord in connection with such Cancellation Option Space that shall not have been amortized (on a level-payment basis with interest at nine (9) percent per annum over a period commencing on the Base Rent commencement date applicable to the space and ending on the Expiration Date) as of the date of any partial cancellation of this Sublease with respect to such space pursuant to Section 7.02, plus Landlord's expected loss on any reletting of such space for a term shorter than ten (10) years and three (3) months (which shall be assumed to be six (6) times total monthly Rents as of June 1, 2003, nine (9) times total monthly Rents as of June 1, 2004, twelve (12) times total monthly Rents as of June 1, 2005, fifteen (15) times total monthly Rents as of June 1, 2006, and eighteen (18) times total monthly Rents as of June 1, 2007.

          "Expansion Option Space" shall mean (a) as to Tenant's first expansion
           ----------------------
option, approximately [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of space on floor 7 (located in the gate-house area of floor 7 as shown on the plan attached hereto as Exhibit A-3) of the Building; (b) as to
                                     -----------
Tenant's second expansion option, either the remainder of the space on floor 7 of the Building (if Tenant shall have previously occupied the portion of floor 7 located as shown on Exhibit A-3 in connection with the exercise of its first
                    -----------
expansion option), or the portion of floor 7 of the Building located as shown on Exhibit A-3 (if Tenant shall not have previously occupied any portion of floor 7
- -----------
in connection with the exercise of its first expansion option); and (c) as to Tenant's third expansion option, either the remainder of the space on floor 7 of the Building (if Tenant shall have previously occupied the portion of floor 7 located as shown on Exhibit A-3 in connection with the exercise of its first or
                    -----------
second expansion option), or the portion of floor 7 of the Building located as shown on Exhibit A-3 (if Tenant shall not have previously occupied any portion
         -----------
of floor 7 in connection with the exercise of its first or second expansion option), or floor 11, 12 or 14 of the Building (if Tenant shall have previously occupied all of floor 7 in connection with the exercise of its first and second expansion options), to be selected by Landlord based on what in Landlord's reasonable judgment would be best for both Landlord and Tenant.

          "Expiration Date" shall mean [MATERIAL OMITTED AND FILED SEPARATELY
           ---------------
WITH SEC], or such earlier date on which this Sublease shall be cancelled or terminated pursuant to any of the conditions or covenants of this Sublease, or pursuant to the Overlease (except as provided in Section 10.19 thereof or in any separate non-disturbance agreement among Overlandlord, Landlord and Tenant entered into pursuant thereto) or pursuant to law.

          "Free of violations" shall have the meaning given such term in
           ------------------
Subsection 2.03(c).

          "Ground Rent" shall have the meaning given such term in the Overlease,
           -----------
but Ground Rent (as used herein) shall expressly exclude Retail Rent (as defined in the Ground Lease) and other amounts in excess of $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 1993, $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 1994, $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 1995,

$[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 1996, $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 1997, $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 1998, $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 1999, $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 2000 and $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for 2001 and later years during the initial Term of this Sublease.

          "Independent Auditor" shall mean a certified public accountant who is
           -------------------
not an Affiliate of Landlord or Tenant, who has practiced for at least ten (10) years and who is selected by Tenant and reasonably approved by Landlord.

          "Messenger Reception Station" shall mean Landlord's existing messenger
           ---------------------------
reception facility on the street level of the Building, as the size and/or location of such existing facility may be changed by Landlord from time to time pursuant to Section 17.09.

          "Offer Premises" shall mean all or any portion of the space in the
           --------------
Building other than the Sublease Premises.

          "Renewal Term" shall have the meaning this term is given in Section
           ------------
7.03.

          "Rentable Square Feet", with respect to each full floor of the
           --------------------
Building included in the Sublease Premises, shall mean the Rentable Square Feet for the floor of the Building as set forth on Exhibit "I-1" to the Overlease; and with respect to each partial floor of the Building included in the Sublease Premises, shall mean a proportionate share of the total Rentable Square Feet for the floor of the Building as set forth on Exhibit "I-1" to the Overlease such that the aggregate of the Rentable Square Feet of all portions of the whole floor of the Building shall be equal to the Rentable Square Feet for the whole floor as set forth on Exhibit "I-1" to the Overlease. The rentable square footage of all space Landlord has subleased to other subtenants in the Building has been (and in the future will continue to be) defined and calculated as set forth above. Except as provided herein, Tenant hereby acknowledges that it has independently determined the space being leased hereunder, that no representation, express or implied, has been or is being made by Landlord with respect to square footage (rentable or otherwise) contained in the Sublease Premises and that the term "Rentable Square Footage" is being defined and employed herein only for purposes of making certain Rent calculations in the express manner set forth herein.

          "Roof Antenna Areas" shall mean one or more areas on the roof of the
           ------------------
Building which Tenant may be permitted to use from time to time, subject to availability and approval by the Ground Lessor and Overlandlord, for the installation and operation of one or more microwave dish antennas.

          "Stairway" shall mean any private stairway connecting floors 8 and 9
           --------
of the Building.

          "Sublease Premises" shall mean [MATERIAL OMITTED AND FILED SEPARATELY
           -----------------
WITH SEC] Rentable Square Feet of space on floors C1, C2, 2 (the lobby level), 3, 8, 9, 10 and 15 of the Building as shown on the plans of floors C1, C2, 2, 3, 8, 9, 10 and 15 attached hereto as Exhibit A-1 together with any Stairway and
                                   -----------
Visitor Reception Areas, and any Expansion Option Space or Offer Premises which may hereafter be added to the Sublease Premises pursuant to Section 7.01.

          "Tenant's Allowance" shall mean [MATERIAL OMITTED AND FILED SEPARATELY
           ------------------
WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC])./5/


          "Tenant's Electricity Charge" shall mean an amount equal to (i)
           ---------------------------
1/365th of $1.00 multiplied by the Rentable Square Feet of the Sublease Premises per day for each day from the dates Tenant takes possession of each portion of the Sublease Premises for the actual performance of Tenant's Work until the dates Tenant takes possession of such portions of the Sublease Premises for the operation of its business, and (ii) 1/365th of $2.00 multiplied by the Rentable Square Feet of the Sublease Premises per day for each day from and after Tenant takes possession of such portions of the Sublease Premises for the operation of its business until Tenant's Submeters for such portions of the Sublease Premises are installed.

          "Tenant's Electricity Costs" shall mean an amount equal to (i)
           --------------------------
Landlord's Average Cost Per Kilowatt Hour for any relevant billing period, multiplied by (ii) the total kilowatt hours of electricity used in the Sublease Premises during such billing period, as measured by (x) Tenant's Submeters, and
(y) a survey of Tenant's electricity usage in any Nonmetered Space in the Sublease Premises made in accordance with Subsection 5.02(c).

- ----------

/5/ This amount equals $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] times the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of Rentable Square Feet of the Sublease Premises on floors 2 (minus the 420 Rentable Square Feet shown as Area B and the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet included in the Visitor Reception Areas shown as Areas D and E on Exhibit A-1-3), 3, 8, 9, 10 and 15 of the Building plus
               -------------
    $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] times the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of Rentable Square Feet of the Sublease Premises on floors C1 and C2 of the Building and the further sums of $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for Tenant's improvements to the Visitor Reception Areas, etc. on the lobby level (floor
    2) of the Building, $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for demolition work as provided in Subsection 2.03(a) and $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for demising walls, ADA compliance, etc., throughout the Sublease Premises.

          "Tenant's Proportionate Share" shall mean the result, expressed as a
           ----------------------------
percentage, obtained by dividing the Rentable Square Feet of the Sublease Premises on floors 3, 8, 9, 10 and 15 of the Building plus any Expansion Option Space and Offer Premises which may be added to the Sublease Premises pursuant to
Section 7.01 by the Rentable Square Feet of the Office Premises and rounding the result to the fifth (5th) significant digit, as such result may be decreased or increased solely by reason of Casualty, Condemnation or the exercise of Tenant's options set forth in Article VII of this Sublease. The proportionate shares of all other subtenants of Landlord in the Building who have subleases from Landlord have been (and in the future will continue to be )defined and calculated as set forth above. From the date hereof, Tenant's Proportionate Share will mean [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] percent/6/ (except as the same may be decreased by reason of Casualty or Condemnation).

          "Tenant's Signage" shall mean the signs more particularly described
           ----------------
and shown on the list of plans attached as Schedule A-2 hereto which Tenant
                                           ------------
desires to install on the lobby level (floor 2) and at the West Street entrance to the Building.

          "Term" shall mean the period of time commencing on the Possession Date
           ----
applicable to each portion of the Sublease Premises according to Section 2.03 and expiring at 11:59 p.m. on the Expiration Date, plus any Renewal Term which may be elected by Tenant pursuant to Section 7.03.

          "Term Fraction" shall have the meaning given to such term in
           -------------
Subsubsection 7.01(b)(ii).

          "Untenantable" and "Untenantable Space" shall have the meanings given
           ------------       ------------------
such terms in Section 22.01.

          "Visitor Reception Areas" shall mean approximately 518 square feet of
           -----------------------
space on the lobby level (floor 2) of the Building located in the areas shown as Areas D and E on the plan of floor 2 attached as Exhibit A-1-3 to this
                                                    -------------
Sublease.

          SECTION 1.02  Other Defined Terms.  As used herein, the following
                        -------------------
other terms shall have the respective meanings set forth below:

- ----------

/6/ This percentage equals the quotient of the [MATERIAL OMITTED AND FILED
    SEPARATELY WITH SEC] of Rentable Square Feet of the Sublease Premises on floors 3, 8, 9, 10 and 15 of the Building divided by the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of the Office Premises (set forth on Exhibit "I-1" to the Overlease) and rounded to the fifth (5th) significant digit.

          "Additional Rent" shall have the meaning given such term in Section
           ---------------
3.02.

          "Affiliate", when used with respect to any Person, shall mean a Person
           ---------
that, directly or indirectly, controls, is controlled by or is under common control with such Person. When used with respect to Tenant, the term shall also mean any partnership, association, limited liability company or partnership or other business entity which succeeds to and continues the operation of Tenant's business following any reorganization or reformation of Tenant's present legal structure as a result of the death or withdrawal of Tenant's existing partners, the admission of new partners, the change of the Tenant's legal domicile, the merger or consolidation of Tenant with another business entity, or any other similar event. For purposes of the foregoing definition, "control" (including "control by" and "under common control with"), when used with respect to a Person that is a corporation, shall be deemed to exist by reason of ownership of not less than fifty-one percent (51%) in voting points of all classes of authorized and outstanding voting stock of a corporation, and when used with respect to a Person that is a partnership, tenancy-in-common or other business entity, not less than fifty-one percent (51%) of all of the legal and equitable interests in a partnership, tenancy-in-common or other business entity (determined without regard to cash flow preferences and similar items).

          "Alterations" shall have the meaning given such term in Section 14.01.
           -----------

          "Applicable Engineer of Record", as used herein, shall mean Flack &
           -----------------------------
Kurtz Consulting Engineers with respect to mechanical, electrical, fire and life safety and plumbing issues, and Lev Zetlin Associates, Inc. with respect to structural engineering issues, and any other company or companies mutually agreed upon by Landlord and Overlandlord, provided that if the issue in question appears not to affect any of the foregoing issues or systems, then Flack & Kurtz Consulting Engineers or the successor thereto mutually agreed-upon by Landlord and Overlandlord (it being acknowledged by Landlord that Tenant shall not be obligated to use the Applicable Engineer of Record for the actual performance of architectural or contractor services in connection with Tenant's Work or any Alterations hereunder).

          "Assignment Profit" shall have the meaning given such term in
           -----------------
Subsection 10.11(a)(i).

          "Base Operating Amount" shall have the meaning given such term in
           ---------------------
Subsection 4.01(b) during the initial Term of this Sublease; and shall mean zero ($0.00) during any Renewal Term.

          "Building Systems" shall mean the following systems servicing the
           ----------------
Building: life safety (including Class E and emergency generator); base Building HVAC; base Building electric; base Building plumbing and standpipes; base Building management systems; and service and passenger elevators.

          "Business Days" shall have the meaning given such term in Section
           -------------
17.01.

          "Business Hours" shall have the meaning given such term in Section
           --------------
17.01.

          "Cafeteria" shall have the meaning given such term in Section 17.13.
           ---------

          "Casualty" shall have the meaning given such term in Section 23.01.
           --------

          "Charges" shall have the meaning given such term in Section 3.07 of
           -------
the Overlease.

          "Communications" shall have the meaning given such term in Section
           --------------
28.01.

          "Condemnation" shall have the meaning given such term in Section
           ------------
23.01.

          "Consumer Price Index" shall mean the Consumer Price Index for All
           --------------------
Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area. All Items (1982-84 = 100), or any successor index thereto, appropriately adjusted. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then whenever the determination of a Consumer Price Index figure is called for herein, the Consumer Price Index shall be converted in accordance with the conversion factors published by the United States Department of Labor, Bureau of Labor Statistics, or, if said Bureau shall not publish the same, as the same may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information mutually satisfactory to Landlord and Tenant. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as the Landlord and the Tenant shall agree upon in writing shall be substituted for the Consumer Price Index.

          "CPI Adjustment" shall mean an adjustment of a numerical quantity
           --------------
which shall be made by first multiplying the number to be adjusted by the Consumer Price Index in effect as of the date the adjustment is to be made and then dividing the resulting product by the Consumer Price Index in effect as of the date of this Sublease or as of such other date as may otherwise be specified herein as the base date to be used for the purpose of making such adjustment.

          "Contractor" shall have the meaning given such term in Section 11.03.
           ----------

          "Deficiency" shall have the meaning given such term in Subsection (e)
           ----------
of Section 20.04.

          "Electricity Billing Period" shall have the meaning given such term in
           --------------------------
Subsection 5.01(c).

          "Electricity Rent Inclusion Factor" and "ERIF" shall, if they become
           ---------------------------------       ----
operative, have the meanings given to these terms on Exhibit C hereto.
                                                     ---------

          "Event Beyond Landlord's Control" shall mean strikes,  labor troubles,
           -------------------------------
acts of God, enemy action, civil commotion, unavailability of materials and supplies, or any similar cause whatsoever (not including Landlord's insolvency or financial condition) reasonably beyond Landlord's control despite use of Landlord's Reasonable Efforts, including but not limited to any governmental preemption in connection with an emergency, any Legal or Insurance Requirement, or any inability of Landlord, despite use of Landlord's Reasonable Efforts, to take any action which Landlord is required to take under this Sublease due to any requirement of the Overlease or other Superior Instrument or any actions by any Superior Party.

          "Event of Default" shall have the meaning given such term in Section
           ----------------
20.01.

          "Exclusive Services" shall have the meaning given such term in Section
           ------------------
16.01.

          "Extra Personnel" shall have the meaning given such term in Subsection
           ---------------
2.05(e).

          "Governmental Authority" shall mean the United States of America, the
           ----------------------
State of New York, New York City and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof, other than Battery Park City Authority or its successor or assign acting in its capacity as landlord under the Ground Lease.

          "Ground Lease" shall mean, at the time in question, the Agreement of
           ------------
Severance Lease demising the Land and the Building made as of June 15, 1983 by Battery Park City Authority as landlord to Olympia & York Battery Park Company as tenant, a Memorandum of which lease was recorded in the Office of the Register of New York City

(New York County) on June 20, 1983 on Reel 696 at Page 495, and which was assigned by Olympia & York Battery Park Company to Overlandlord by an Assignment and Assumption of Severance Lease dated as of October 7, 1983 and recorded in said Register's Office on October 7, 1983 on Reel 724 at Page 1258, (a) as the same hereafter may be extended, renewed, modified or amended from time to time, or (b) as the same may hereafter be superseded or replaced by any lease entered into pursuant to Subsection 10.09(d) or Section 10.15 of the Severance Lease described above in this definition; and any reference in this Sublease to an Article or Section of the Ground Lease shall mean the particular Article or Section of such Severance Lease or any lease entered into pursuant to said Subsection 10.09(d) or Section 10.15 of such Severance Lease, as the case may be.

          "Ground Lessor" shall mean the lessor at the time in question under
           -------------
the Ground Lease.

          "HVAC" shall have the meaning given this term in Subsection 17.01(a).
           ----

          "Impositions" shall mean all of the following items (which are imposed
           -----------
by any entity other than Battery Park City Authority or any corporate successor to or subsidiary of Battery Park City Authority and which are not applicable solely to Battery Park City or properties which are exempt from the payment of Tax, or lessees of the foregoing): (a) real property assessments (not including Taxes or Charges except as otherwise provided in Section 4.03 of the Overlease),
(b) personal property taxes, (c) occupancy and rent taxes, (d) water, water meter and sewer rents, rates and charges, (e) excises, (f) levies, (g) license and permit fees, (h) service charges with respect to police protection, fire protection, street and highway maintenance, construction and lighting, sanitation and water supply, if any, (i) fines, penalties and other similar or like governmental charges applicable to the foregoing and any interest or costs with respect thereto, except to the extent incurred by reason of Landlord's wrongful act or omission or Landlord's failure fully and promptly to comply with its obligations under the Overlease, (j) any and all other governmental levies, fees, rents, assessments, taxes and charges required to be paid by Landlord as tenant under Article 4 of the Overlease, and (k) any interest or costs with respect thereto (except to the extent such interest or costs are incurred by reason of Landlord's wrongful act or omission or Landlord's failure fully and promptly to comply with its obligations under the Overlease), to the extent that
                                                              -------------
such items listed in clauses (a) through (j) of this definition are during the Term, or would be if the Premises or any part thereof or the owner thereof were not exempt therefrom, (i) assessed, levied, confirmed, imposed upon, payable out of or in respect of, or charged with respect to, the Premises or the use and occupancy thereof, and are or would also be (ii) encumbrances or liens (except to the extent created or resulting from any indebtedness of Landlord or Overlandlord, including any indebtedness for mortgage tax) on (v) the Premises, (w) any vault, passageway or space in or under the sidewalks or streets in front of or adjoining the Premises which is not a Civic Facility (as defined in the Overlease) or an easement created under the Port Authority Easement Agreement (as defined in the Overlease), (x) any other appurtenances of the Premises, (y) any personal property, equipment or other facility used in the operation thereof, or (z) the rental (or any portion thereof) payable by Landlord under the Overlease. Impositions shall not include, however, any New York City Rent or Occupancy Taxes imposed on or payable by Landlord or Overlandlord.

          "Insurance Requirements" shall have the meaning given such term in
           ----------------------
Section 12.02.

          "Land" shall mean the parcel of land known and more particularly
           ----
described as Parcel B on Exhibit "A-1" to the Overlease.
                         ------------

          "Landlord" shall mean, on the date hereof, Merrill Lynch/WFC/L, Inc.,
           --------
and thereafter shall mean only the holder of the Landlord's interests as tenant under the Overlease and as Landlord under this Sublease at the time in question.

          "Landlord's Average Cost Per Kilowatt Hour" shall mean  an amount
           -----------------------------------------
equal to the total dollar amount billed by the public utility servicing the Building for the relevant Electricity Billing Period (including any taxes, fuel rate adjustments, demand charges and surcharges), divided by the total kilowatt hours of electricity used at the Building for such billing period determined by reference to the utility company meter or meters measuring the same, carried to six (6) decimal places, plus a "line loss" factor of two and one-half (2.5) percent (so long as such "line loss" factor shall be charged to and payable by all other submetered subtenants of Landlord in the Building).

          "Landlord's Reasonable Efforts" shall mean that (i) Landlord shall
           -----------------------------
make reasonable good faith efforts to timely enforce its rights under the Overlease or other agreement in question that are applicable to the matter in question (without, however, incurring thereby any liabilities or out-of-pocket third-party expenses not otherwise provided for in this Sublease unless Tenant agrees to reimburse Landlord as Additional Rent for such costs and expenses, including reasonable attorneys' fees and disbursements, in which case Landlord shall incur such liabilities or expenses on Tenant's behalf upon Tenant's written request), and (ii) in connection with an action to be taken that is not the enforcement of rights under the Overlease or another agreement, shall mean that Landlord shall make reasonable good faith efforts to accomplish the action in question (without, however, incurring thereby any liabilities or out-of-pocket third-party expenses not otherwise provided for in this Sublease unless Tenant agrees to reimburse Landlord as Additional Rent for such costs and expenses, including reasonable attorneys' fees and disbursements, in which case Landlord shall incur such liabilities or expenses on Tenant's behalf upon Tenant's written request).

          "Late Charge" shall have the meaning given such term in Section 3.04.
           -----------

          "Late Charge Rate" shall have the meaning given such term in Section
           ----------------
3.04.

          "Legal Requirements" shall have the meaning given such term in
           ------------------
Subsection 11.01(b).

          "Management Fees", with respect to each Sublease Year, shall mean
           ---------------
Tenant's Proportionate Share of the actual costs paid by Landlord to any third-party manager of the Office Premises that is not an Affiliate of Landlord (it being agreed that the management by Overlandlord of certain portions of the common areas of the Building does not constitute third-party management of the Office Premises), provided, however, if no such non-Affiliated third-party
                  --------  -------
manager of the Office Premises shall be employed by Landlord, then Management Fees shall be three percent (3%) of the other Operating Expenses for such Sublease Year (so long as such three percent (3%) fee shall be charged to and payable by all other subtenants of Landlord in the Building that pay a management fee based on a percentage of other Operating Expenses).

          "Nonmetered Space" shall have the meaning given such term in Section
           ----------------
5.02.

          "Nondisturbance Agreements" shall mean (a) the Non-Disturbance,
           -------------------------
Recognition and Attornment Agreement dated as of September 29, 1988 between Battery Park City Authority and Merrill/Lynch/WFC/L, Inc. recorded on October 4, 1988, on Reel 1473 at Page 2226 in the Office of the Register of the City of New York (New York County); and (b) the Nondisturbance, Recognition and Attornment Agreement dated as of September 29, 1988 between Bankers Trust and Merrill Lynch/WFC/L, Inc. recorded on October 4, 1988 on Reel 1473 at Page 2205 in the Office of the Register of the City of New York (New York County).

          "Notice Date" shall have the meaning given such term in Subsection
           -----------
23.03(b).

          "Occupancy Date" shall have the meaning given such term in Section
           --------------
17.13.

          "Office Premises" shall mean floors numbered three (3) through forty-
           ---------------
four (44) in the Building.

          "Operating Expenses" shall have the meaning given such term in
           ------------------
Subsection 4.01(b).

          "Operating Estimate" shall have the meaning given such term in Section
           ------------------
4.04.

          "Operating Statement" shall have the meaning given such term in
           -------------------
Subsection 4.05(a).

          "Overlandlord" shall mean, on the date hereof, Olympia & York Tower B
           ------------
Company, and thereafter shall mean only the holder of the landlord's interest under the Overlease at the time in question.

          "Overlease" shall mean the Agreement of Lease between Olympia & York
           ---------
Tower B Company, as lessor, and Landlord, as lessee, dated as of September 29, 1988.

          "Overtime Period" shall have the meaning given such term in Subsection
           ---------------
17.01(a).

          "Payment Date" shall have the meaning given such term in Subsection
           ------------
3.01(b).

          "Person" shall mean and include an individual, corporation,
           ------
partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department, authority or agency thereof.

          "PILOT" shall have the meaning given such term in the Overlease.
           -----

          "PILOT Charges" shall have the meaning given such term in Subsection
           -------------
4.01(d).

          "PILOT Payment Date" shall have the meaning given such term in
           ------------------
Subsection 4.06(a).

          "PILOT Statement" shall have the meaning given such term in Subsection
           ---------------
4.06(a).

          "Possession Date" shall have the meaning given such term with respect
           ---------------
to various portions of the Subleased Premises and the Expansion Option Space on floor 7 of the Building in Subsections 2.03(a), 2.03(c) and 7.01(a).

          "Premises" shall mean the Land and the Building.
           --------

          "Prime Rate" shall mean the average, at the time in question, of the
           ----------
rates announced as their respective prime rates by Citibank, N.A. and Chemical Bank or their respective successors, and if such prime rates shall cease to be so announced, then the term

"Prime Rate" shall mean the prime rate for large commercial banks reported in the WALL STREET JOURNAL. Any interest payable with reference to the Prime Rate shall be adjusted on a daily basis, based upon the Prime Rate in effect at the time in question, and shall be calculated with respect to the actual number of days elapsed on the basis of a 365-day year.

          "Project" shall mean the "World Financial Center" project of which the
           -------
Building is a part, which comprises, inter alia, Buildings A, B, C and D (respectively, the Dow Jones/Oppenheimer Building, the Building, the American Express Building, and Merrill Lynch World Headquarters (North Tower)), as well as the Wintergarden, the pedestrian bridges and the cove.

          "Project Operating Agreement" shall mean the Project Operating
           ---------------------------
Agreement dated as of June 15, 1983, among Battery Park City Authority, Olympia & York Battery Park Company, American Express Company, Shearson/American Express, Inc., American Express International Banking Corporation, and American Express Travel Related Services Company, Inc., recorded in the Office of the Register of New York City (New York County) on June 20, 1983, in Reel 696, at Page 597, as the same may hereafter be amended.

          "Project Operating Charges" shall mean any amounts payable or costs
           -------------------------
incurred by Landlord in the performance of its obligations under the Overlease with respect to the Project Operating Agreement (excluding amounts directly attributable to defaults by Landlord in compliance with the terms of the Project Operating Agreement which are not directly attributable to defaults by Tenant under this Sublease).

          "Rent" shall have the meaning given such term in Section 3.03.
           ----

          "Rentable Square Feet of the Retail Premises"  shall have the meaning
           -------------------------------------------
given such term in the Overlease and the Amended and Restated Retail and Storage Lease between Overlandlord, as lessor, and affiliate of Overlandlord, as lessee.

          "Repairs" shall have the meaning given such term in Section 16.01.
           -------

          "Retail Premises" shall mean certain portions of the Building as shown
           ---------------
on the drawings referred to on Exhibit H-1-X to the Overlease.
                               -------------

          "Rules and Regulations" shall have the meaning given such term in
           ---------------------
Section 13.01.

          "Subject to CPI Adjustment", with reference to a specified amount,
           -------------------------
means the specified amount, multiplied by a fraction, the numerator of which shall be the Consumer Price Index for the calendar month preceding the date on which such amount is to be adjusted under the provision in question, and the denominator of which is the Consumer Price Index for December 1, 1993.

          "Sublease Year" shall mean each calendar year that shall include any
           -------------
part of the Term.

          "Substantial Completion" shall mean, with respect to the completion of
           ----------------------
Landlord's or Tenant's Work, completion of substantially all of such work in substantial accordance with approved plans or specifications for such work except for minor or insubstantial items or elements of such work the incompletion of which does not preclude the issuance of a temporary certificate of occupancy for or the practical use and occupancy of the space in which such work was performed.

          "Subsubleasing Profit" shall have the meaning given such term in
           --------------------
Subsection 10.11(a)(ii).

          "Subsublease" shall have the meaning given such term in Section 10.12.
           -----------

          "Subtenant" shall have the meaning given such term in Section 10.03.
           ---------

          "Superior Instrument" shall have the meaning given such term in
           -------------------
Subsection 8.01(a).

          "Superior Interest" shall have the meaning given such term in
           -----------------
Subsection 8.01(a).

          "Superior Mortgage" shall have the meaning given such term in
           -----------------
Subsection 8.01(a).

          "Superior Mortgagee" shall have the meaning given such term in
           ------------------
Subsection 8.01(a).

          "Superior Party" shall have the meaning given such term in Subsection
           --------------
8.01(a).

          "Tax Year" shall mean the 12-month period commencing on July 1 and
           --------
ending on the next following June 30, or any portion thereof, and each succeeding 12-month period, or any portion thereof, prior to the end of the Term.

          "Taxes" shall have the meaning given such term in the Overlease.
           -----

          "Tenant" shall mean the Person named as Tenant on the cover page and
           ------
in the introductory paragraph hereof, and any successor and assign thereof (provided that nothing in this definition shall be construed as permitting any assignment or subletting otherwise prohibited by the terms of this Sublease).

          "Tenant's Contractors" shall have the meaning given such term in
           --------------------
Subsection 2.05(a).

          "Tenant's Electricity Bill" shall have the meaning given such term in
           -------------------------
Section 5.01.

          "Tenant's Electricity Payment" shall have the meaning given such term
           ----------------------------
in Subsection 5.01(c).

          "Tenant's Operating Payment" shall have the meaning given such term in
           --------------------------
Section 4.03.

          "Tenant's PILOT Payment" shall have the meaning given such term in
           ----------------------
Subsection 4.06(a).

          "Tenant's Plans" shall have the meaning given such term in Subsection
           --------------
2.04(a).

          "Tenant's Property" shall have the meaning given such term in Section
           -----------------
15.02.

          "Tenant's Submeters" shall mean the electricity submeters to be
           ------------------
installed by Landlord pursuant to Subsection 5.02(a) and any additional electricity submeters which Tenant may be required to install in accordance with Subsection 5.02(b) hereof.

          "Tenant's Users" shall have the meaning given such term in Section
           --------------
17.13.

          "Tenant's Work" shall have the meaning given such term in Subsection
           -------------
2.04(a).

          "Unavoidable Delays" shall mean delays incurred by Tenant due to (i)
           ------------------
strikes, labor troubles, acts of God, enemy action, civil commotion, or the inability to obtain materials and supplies, (ii) the wrongful failure of Landlord (as determined by arbitration pursuant to this Sublease) to grant any consent or approval to Tenant, (iii) fire or other casualty, (iv) other causes beyond the reasonable control of Tenant (not including Tenant's insolvency or financial condition), including, but not limited to, any governmental preemption in connection with an emergency, any Legal Requirement, Insurance Requirement, or Landlord's inability to act due to any requirement of the Overlease or other Superior Instrument, and (v) the breach or default of Landlord in the performance of its obligations under this Sublease, which, in each instance, unreasonably interferes with Tenant's proceeding to perform an obligation of Tenant hereunder.

          SECTION 1.03  General Terms.  (a)  The terms "hereof," "herein" and
                        -------------
"hereunder," and words of similar import, shall be construed to refer to this Sublease as a whole (including the annexed Exhibits), and not to any particular Article, Section, Exhibit or provision, unless expressly so stated.

          (b) All words or terms used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.

          (c) The terms "including," "include" and words of similar import shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II
                           PREMISES; TERM OF SUBLEASE

          SECTION 2.01  Premises Demised.  Landlord hereby demises and subleases
                        ----------------
to Tenant, and Tenant hereby hires and subleases from Landlord, the Sublease Premises, together with rights and easements to use, in common with Landlord and various other subtenants of Landlord, the Messenger Reception Station for the receipt of packages and other deliveries, Landlord's security turnstiles or other devices installed by Landlord for control access to the elevators in the main and mini-core lobbies, Landlord's mail-conveyor and dumbwaiter apparatus for the receipt, processing and distribution of mail and files, and various portions of the common areas and facilities of the Premises for ingress, egress and other purposes, all as may be reasonable and necessary for the proper use and enjoyment of the Sublease Premises, upon and subject to all of the terms, covenants, rentals and conditions provided for herein (and/or in separate agreements between Landlord and Tenant which may be entered into from time to time with regard to the use of special facilities and apparatus such as Landlord's security turnstiles, mail-conveyor and/or dumbwaiter).

          SECTION 2.02  Term.  This Sublease shall have a Term commencing as to
                        ----
the Sublease Premises and the first Expansion Option Space (if Tenant exercises its option to sublease such space pursuant to Section 7.01) on the respective Possession Dates specified in Subsections 2.03(a), 2.03(c) and 7.01(a) and expiring at 11:59 p.m. on the Expiration Date.

          SECTION 2.03  Delivery of the Sublease Premises.  (a)  Subject to
                        ---------------------------------
Subsection 2.03(b) and Section 2.06, Landlord shall deliver the portions of the Sublease Premises on floors C1, C2, 2, 3, 10 and 15 of the Building to Tenant broom clean and free of violations of any Legal or Insurance Requirements but in their current "as-is" condition on the date (the "Possession Date" for said
                                                  ---------------
portions of the Sublease Premises) on which Overlandlord shall issue its consent to this Sublease (in substantially the form attached as Exhibit B
                                                                    ---------
hereto) and to Tenant's Signage for the West Street entrance to the Building. Landlord shall use Landlord's Reasonable Efforts (and shall pay the costs of the reasonable efforts of Landlord's legal counsel) to obtain Overlandlord's consent to this Sublease. If Overlandlord shall fail to execute and deliver such consent within sixty (60) days after the execution and delivery of this Sublease, then either Landlord (provided it shall have used Landlord's Reasonable Efforts to obtain Overlandlord's consent to this Sublease) or Tenant shall have a right, by written notice to the other, to terminate this Sublease and all of Landlord's and Tenant's respective rights and obligations hereunder (except under Section 18.01), upon the giving of fifteen (15) days' written notice and the failure of such consent to be executed and delivered by Overlandlord prior to the expiration of such 15-day period. If either party shall terminate this Sublease in the manner provided above in this Subsection 2.03(a), then this Sublease and all of the rights and obligations of the parties hereunder shall terminate and neither party shall have any liability to the other (except pursuant to Section 18.01).

          (b) The failure of Overlandlord to execute and deliver Overlandlord's consent to this Sublease because of any acts or omissions of Landlord (other than a failure by Landlord to use Landlord's Reasonable Efforts to obtain Overlandlord's consent to this Sublease in the manner required under Subsection 2.03(a)), Overlandlord or their respective agents, or for any other reason whatsoever (including the occurrence of any of the events described in Section
25.01 hereof), shall not subject Landlord to any liability; and, unless this Sublease is terminated by Landlord or Tenant as specifically provided in Subsection 2.03(a), the validity of this Sublease shall not be impaired under such circumstances. Except as provided in Subsection 2.03(d), Landlord shall not be liable to Tenant for any loss, claim, damage, cost or expense Tenant may incur or suffer by reason of Landlord's inability to deliver possession (including any additional rent or holdover charges incurred by reason of Tenant's space needs).

          (c) Provided that the Possession Date shall have occurred with respect to the portions of the Sublease Premises on floors C1, C2, 2, 3, 10 and 15 of the Building and subject to Section 2.06, Landlord shall deliver the balance (floors 8 and 9) of the Sublease Premises to Tenant broom clean and free of violations of Legal and Insurance Requirements but in their current "as is" condition on or before [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] (the "Possession Date" for said portions of the Sublease Premises). "Free of
 ---------------                                                 -------
violations" of Legal and Insurance Requirements shall require among other things
- ----------
that, at the time possession of each portion of the Sublease Premises is delivered by Landlord to Tenant, there shall not exist any uncured notices of any violations of any Legal or Insurance Requirements and that a valid temporary certificate of occupancy for such portion of the Sublease Premises shall be in effect. "As is"
                                                                         -----
condition shall mean the condition of the Sublease Premises (including the equipment therein which shall be left in place by Landlord) on the date of this Sublease, subject to ordinary wear and tear between the date hereof and the date of delivery to Tenant of actual possession of each portion of the Sublease Premises (but not casualty damage or deterioration resulting from failure by Landlord to perform maintenance and repairs which Landlord is required to perform pursuant to Subsection 16.01(a) and Section 16.02); but such condition shall not mean that any furniture or below-ceiling-height movable partitions currently located in any portion of the Sublease Premises shall be subleased or otherwise made available by Landlord to Tenant pursuant to this Sublease. Tenant shall demolish and remove partitions and other tenant improvements currently existing in the Sublease Premises according to Tenant's demolition Plans in consideration of the amount included in Tenant's Allowance (as specified in the footnote to the definition of Tenant's Allowance in Section 1.01) for demolition work throughout the Sublease Premises.

          (d) The Base Rent Commencement Date for the entire Sublease Premises and/or the commencement and expiration of the Base Operating and Tax Years shall be subject to postponement in certain circumstances as follows:

          (i) If the Possession Date for floors C1, C2, 2, 3, 10 and 15 of the Sublease Premises does not occur within ninety (90) days after the date of this Sublease, or if Landlord fails to deliver to Tenant actual possession of floors C1, C2, 2, 3, 10 and 15 of the Sublease Premises in the manner required by Section 2.03(a) one (1) Business Day after the Possession Date specified in Subsection 2.03(a), or if Landlord fails to deliver to Tenant actual possession of floors 8 and 9 of the Sublease Premises by the Possession Date and in the manner specified in Subsection 2.03(c), then the Base Rent Commencement Date for the entire Sublease Premises shall be postponed by the least whole number of days equal to or greater than the sum of the product(s) of (A) the number(s) of days occurring not more than ninety (90) days after the Possession Date specified in Subsection 2.03(a) for floors C1, C2, 2, 3, 10 and 15 of the Sublease Premises, or on or before [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] for floors 8 and 9 of the Sublease Premises, that delivery of possession of each such portion of the Sublease Premises is delayed multiplied by (B) the number(s) of Rentable Square Feet of floors 2, 3, 8, 9, 10 and/or 15 of the Sublease Premises or (C) one-half (1/2) of the number(s) of Rentable Square Feet of floors C1 and/or C2 of the Sublease Premises, respectively, as to which delivery of possession of any parts of such floors is delayed, and then divided by (D) the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of the entire Sublease Premises.

          (ii) If Landlord fails to deliver actual possession of floors C1, C2, 2, 3, 10 and 15 of the Sublease Premises to Tenant in the manner specified in Subsection 2.03(a) within ninety (90) days after the Possession Date for such floors specified in Subsection 2.03(a) or any one or more of floors 8 and 9 of the Sublease Premises to Tenant in the manner specified in Subsection 2.03(c) by [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], the Base Rent Commencement Date for the entire Sublease Premises shall be further postponed for the whole number of days that delivery of possession of any one or more of floors 8 and 9 shall be delayed beyond July 1, 1994.

          (iii) If the Base Rent Commencement Date for the entire Sublease Premises shall be postponed to a date later than January 1, 1996, the commencement and expiration of the Base Operating and Tax Years shall both be deferred by one (1) full year to January 1, 1995 and December 31, 1995, respectively.

          (iv) If any casualties or other events shall occur prior to the Base Rent Commencement Date for the Sublease Premises as a result of which Tenant would have been entitled to an abatement of Rents pursuant to
     Article XXII or XXIII if the Base Rent Commencement Date for the Sublease Premises had already occurred, then the Base Rent Commencement Date for the entire Sublease Premises shall be further postponed by the least whole number of days equal to or greater than the sum of the product(s) of the number(s) of days that Tenant would otherwise have been entitled to an abatement of Rents with respect to each floor of the Sublease Premises multiplied (A) by the number(s) of Rentable Square Feet of the floors 2, 3, 8, 9, 10 and/or 15 of the Sublease Premises or (B) one-half (1/2) of the number(s) of Rentable Square Feet of floors C1 and/or C2 of the Sublease Premises, respectively, as to which Tenant would otherwise have been entitled to such an abatement of Rents, and (C) divided by the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of the entire Sublease Premises.

          (v) If Landlord fails to cause any of Landlord's work described in Subsection 2.06(a) that is performed by Landlord (and not by Tenant at Landlord's expense) to be substantially completed no later than the date of Substantial Completion of Tenant's Work on each floor of the Sublease Premises on which such Landlord's work is to be done or if the performance of such Landlord's work delays the Substantial Completion of such Tenant's Work, then the Base Rent Commencement Date for the entire Sublease Premises shall be postponed even further by the least whole number of days equal to or greater than the sum of the product(s) of the number(s) of days that (X) Substantial Completion of such work to be done by Landlord on each floor of the Sublease Premises is delayed beyond the date of Substantial Completion of Tenant's Work on each floor of the Sublease Premises on which such Landlord's work is to be done and (Y) Substantial Completion of such Tenant's Work is delayed by performance of such Landlord's work, multiplied by (A) the number(s) of Rentable Square Feet of floors 2, 3, 8, 9, 10 and/or 15 of the Sublease Premises or (C) one-half (1/2) of the number(s) of Rentable Square Feet of floors C1 and/or C2 of the Sublease Premises, respectively, as to which Substantial Completion of such Landlord's work is delayed, and divided by (C) the [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of the entire Sublease Premises.

The provisions of this Subsection 2.03(d) are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the Real Property Law of the State of New York.

          SECTION 2.04  Tenant's Plans.  (a)  Tenant shall, at Tenant's sole
                        --------------
cost and expense, cause a licensed architect and/or licensed engineer to prepare detailed plans and specifications, including layout, architectural, mechanical, electrical and structural drawings, for all facilities, materials and work that Tenant requires to render the Sublease Premises suitable for Tenant's initial occupancy. (The plans and specifications caused to be prepared by Tenant pursuant to this Subsection 2.04(a), and any changes therein, are herein called "Tenant's Plans", and the facilities, materials and work shown or described in
 --------------
Tenant's Plans together with Tenant's Signage are herein called "Tenant's
                                                                 --------
Work".) The plans and specifications for the mechanical, electrical and structural engineering aspects of Tenant's Work shall be subject to prior review and approval by Landlord, Overlandlord (to the extent required pursuant to Article 13 of the Overlease) and Ground Lessor (to the extent required pursuant to Article 11 of the Ground Lease). In applying for such approvals, Tenant shall submit to Landlord for signature one set of sepia transparencies and four sets of prints of each portion of Tenant's Plans and any changes therein, including any plans, specifications or applications for work to be done that are to be filed with the Department of Buildings of the City of New York and any other Governmental Authorities having jurisdiction thereover and any other plans and specifications reasonably requested by

Landlord (but the same shall not be so filed without the above-described approvals and signature).

          (b) Landlord shall not unreasonably withhold its approval of Tenant's Plans or Signage (or any changes therein subsequent to such approval), and any disapproval by Landlord shall specify in reasonable detail the grounds for such disapproval. Provided that Tenant's Plans and Signage comply with the provisions of this Sublease with respect to the submission of Tenant's Plans (including Exhibit D-2), Landlord agrees that its failure to notify Tenant of
           -----------
Landlord's disapproval of such Tenant's Plans and Signage on or before the twentieth (20th) Business Day after the same have been so submitted shall constitute Landlord's deemed approval of such Tenant's Plans and Signage except to the extent that the same do not comply with Legal Requirements (but such deemed approval shall not be deemed approval by Overlandlord or Ground Lessor). Without limiting the grounds on which Landlord may reasonably withhold its approval of Tenant's Plans and Signage but subject to Subsection 2.04(c), it shall be deemed reasonable for Landlord to withhold such approval if Tenant's Plans or Signage or any changes therein are disapproved by Overlandlord (to the extent its approval is required pursuant to Article 13 of the Overlease) and Ground Lessor (to the extent its approval is required pursuant to Article 11 of the Ground Lease).

          (c) No approval by Landlord of Tenant's Plans shall in any way be deemed to be an agreement by Landlord that the work contemplated thereby complies with applicable Legal Requirements or Insurance Requirements or that Tenant's Plans or Signage will be approved by the Department of Buildings of the City of New York or any other Governmental Authority having jurisdiction thereover or constitutes any approval required to be obtained from Overlandlord and Ground Lessor. Landlord may deliver to Tenant a statement or statements specifying any reasonable architectural, engineering and other out-of-pocket costs and expenses incurred by Landlord in reviewing Tenant's Plans and Signage and supervising through an outside architect or engineer any portions of Tenant's Work which may affect Building structures or systems and any changes thereto; and Tenant shall reimburse Landlord for such costs and expenses within twenty (20) days after the receipt of any such statement together with such supporting documentation as Tenant may reasonably request.

          (d) Landlord shall use Landlord's Reasonable Efforts to obtain approval of Tenant's Plans and Signage by Overlandlord (to the extent required pursuant to Article 13 of the Overlease) and Ground Lessor (to the extent required pursuant to Article 11 of the Ground Lease) if Landlord has no reasonable objections to Tenant's Plans and Signage. If Overlandlord and Ground Lessor approve Tenant's Plans and/or Signage, Tenant shall reimburse each of Overlandlord and Ground Lessor for any reasonable costs and expenses incurred in reviewing Tenant's Plans and Signage and any changes thereto (to the extent that Landlord is obligated to pay such costs and expenses under a Superior Instrument), within twenty (20) days after demand therefor from Landlord.

          (e) If (i) Tenant's Plans comply with the provisions of this Sublease with respect to the manner of submission of Tenant's Plans (including Exhibit
                                                                      -------
D-2) and (ii) Landlord has no reasonable objections to Tenant's Plans based on
- ---
their conformity with the requirements of Subsubsections 14.01(a)(i) to (iv) below, Landlord will immediately submit Tenant's Plans to Overlandlord for approval. If Tenant shall make and resubmit any corrections or changes to Tenant's Plans for Tenant's Work on any of floors C1, C2, 2, 3, 8, 9, 10 and 15 of the Building which may reasonably be required by Overlandlord or Ground Lessor promptly after receipt of any notice of disapproval from Overlandlord, then the Base Rent Commencement Date for the entire Sublease Premises will be postponed by the least whole number of days equal to or greater than the sum of the products of the numbers of days that Overlandlord's and Ground Lessor's approvals of Tenant's Plans for Tenant's Work on any of such floors of the Sublease Premises shall be delayed for more than twenty (20) Business Days after first submission by Landlord and any necessary resubmission by Tenant to Overlandlord as to any such floor multiplied by the numbers of Rentable Square Feet of the portions of the Sublease Premises as to which Overlandlord's and Ground Lessor's approvals of Tenant's Plans are delayed and divided by the 323,869 Rentable Square Feet of the entire Sublease Premises.

          (f) Once Tenant has complied with Subsection 2.04(a) above as to any floor of the Sublease Premises, Tenant shall, at its sole cost and expense, file Tenant's Plans as to any floor of the Sublease Premises with the Department of Building of the City of New York and any other Governmental Authorities having jurisdiction thereover, and take whatever action shall be reasonably necessary to obtain and maintain all necessary approvals, permits and certificates from such Department and such other Governmental Authorities for Tenant's Work on such floor of the Sublease Premises. Landlord shall make Landlord's Reasonable Efforts to assist Tenant in making such filings to the extent necessary; and Landlord shall reimburse Tenant for any costs or expenses of obtaining necessary approvals, permits and certificates for Landlord's Work referred to in clause
(ii) of Subsection 2.06(a).

          SECTION 2.05  Tenant's Work and Allowance.  (a)  All of Tenant's Work
                        ---------------------------
shall be performed by one or more reputable contractors selected by Tenant, qualified to perform the same, and all contractors and subcontractors shall use labor compatible with the labor used by Landlord and Overlandlord in the Building (collectively, "Tenant's Contractors"). The general contractor of
                         --------------------
Tenant's Work and contractors working on building systems in connection with Tenant's Work shall be approved in writing in advance by Landlord which approval shall not be unreasonably withheld or delayed.

          (b) All of Tenant's Work shall be performed in substantial accordance with Tenant's Plans that have been approved by or deemed approved by Landlord (and to the extent required, by Overlandlord and Ground Lessor), in a good and workmanlike manner with reasonable diligence, using materials and equipment of first quality, and in accordance with all Legal Requirements and Insurance Requirements.

          (c) Except as provided in Subsection 2.05(i), Tenant's Contractors shall not commence Tenant's Work with respect to any portion of the Sublease Premises until the Possession Date for such portion of the Sublease Premises and delivery to Landlord of certificates showing that the insurance coverages required by Subsection 14.01(b) are in effect.

          (d) Landlord shall contribute an amount equal to Tenant's Allowance toward the third-party out-of-pocket costs and expenses incurred by Tenant in connection with Tenant's Work (which for purposes of this Subsection 2.05(d) shall be limited to labor, materials, equipment, machinery, fixtures and apparatus which are incorporated into the Sublease Premises and constitute property of the Ground Lessor pursuant to Subsection 15.01(a) together with related architectural and engineering services required for the preparation of Tenant's Plans and supervision of such Tenant's Work) in the Sublease Premises. Landlord shall pay Tenant's Allowance to Tenant in three (3) equal bi-monthly installments. The first such installment of Tenant's Allowance shall be paid on the Possession Date for floors C1, C2, 2, 3, 10 and 15 of the Sublease Premises, and the second and third installments shall be paid on the first days of the third (3rd) and fifth (5th) succeeding months immediately thereafter, without the need for any supporting documentation to be delivered to Landlord as a condition to Landlord paying such installments. Any late payments by Landlord to Tenant shall bear interest from the due date thereof to the date of payment to Tenant at the Late Charge Rate.

          (e) If Tenant's Contractors shall work overtime on Tenant's Work, Tenant shall pay the overtime cost of any Extra Personnel (as defined below) that may reasonably be required (such cost, and any other charges for Extra Personnel for which Tenant shall be required to pay under this Subsection 2.05(e), to be at the rates provided for in Exhibit H). Further, if because of
                                            ---------
Tenant's Work, more Extra Personnel shall be required at the Building than are otherwise currently employed or contracted for by Landlord at the Building, Tenant shall pay the cost of such Extra Personnel. Landlord shall, promptly after becoming aware of the need for such Extra Personnel, notify Tenant or its designated project representative (which notice need not be in writing) of the anticipated numbers and type of Extra Personnel that will be required because of such Tenant's Work, and Tenant shall have the right, subject to the terms of this Sublease, to reschedule or rearrange Tenant's Work to eliminate or minimize the need for Extra Personnel. Notwithstanding the foregoing, if such overtime or such additional Extra Personnel shall simultaneously be required by Landlord or any other tenant in connection with the performance of any other work by or on behalf of Landlord or any other tenant in the Building, then the cost of such Extra Personnel shall be appropriately apportioned between Landlord, Tenant and such other tenant. "Extra Personnel" shall mean operating engineers, elevator
                     ---------------
operators and mechanics, loading dock guards, master mechanics, maintenance mechanics, teamster foremen, dock masters, electricians, security personnel and other support personnel in each case contracted for or employed by or on behalf of Landlord. Notwithstanding the foregoing, Landlord shall provide for and pay for Extra Personnel required in connection with the work described in Subsection 2.06(a).

          (f) Tenant, at Tenant's expense, shall each day remove and dispose of all debris and rubbish caused by or resulting from Tenant's Work (as arranged in advance with Landlord). Upon substantial completion of Tenant's Work, Tenant shall remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in the Sublease Premises, and Tenant shall promptly notify Landlord that Tenant's Work has been substantially completed.

          (g) Tenant shall indemnify, defend and hold Landlord harmless, in the manner provided in Section 26.03, from and against any loss, liability, damages, costs and expenses (including reasonable counsel fees) arising out of or resulting from the performance of Tenant's Work or any access to or inspections of the Sublease Premises pursuant to this Section 2.05 by Tenant, Tenant's Contractors, and Tenant's architect(s), engineer(s), designer(s), consultant(s) and space planner(s); provided, however, such indemnification shall not be
                      --------  -------
applicable where Landlord's damages, costs or expenses are caused by the negligence or misconduct of Landlord or Landlord's officers, employees, agents, contractors, licensees and invitees.

          (h) Tenant shall have the right to use, in connection with Tenant's actual move into the Sublease Premises, available service elevators and loading-dock facilities (provided such move-in shall be scheduled, on not fewer than two
(2) Business Days' prior notice to Landlord) during non-Business Hours on Business Days, and on non-Business Days, at mutually convenient times and to minimize interference with other uses being made of such elevators and facilities. Tenant shall pay to Landlord in connection therewith such costs and expenses as Landlord shall incur in connection therewith for the cost of Extra Personnel required to operate such loading-dock facilities as described in Exhibit H, in the proportion that the time such personnel are required for
- ---------
Tenant's move into the

Sublease Premises bears to the total time such personnel work during the period in question. Landlord shall submit a statement to Tenant with respect to such charges and costs incurred, and Tenant shall pay the amount of each such statement within twenty (20) days after receipt thereof. Notwithstanding anything herein that may be construed to the contrary (including Subsection 2.05(e)), Tenant (and not Landlord) shall be responsible for arranging for elevator personnel, as well as all other categories of construction trades, that may be required in connection with the performance of Tenant's Work or Tenant's initial move-in into the Building.

          (i) Tenant and its respective architects, engineers, designers, consultants, space planners and contractors shall have access to each portion of the Sublease Premises prior to the Possession Date for each portion of the Sublease Premises, solely for the purpose of preparing Tenant's Plans, provided,
                                                                       --------
however, such access shall be on reasonable notice to Landlord and, at
- -------
Landlord's option, only with representatives of Landlord, and the same shall not unreasonably interfere with Landlord's operation of the Building or any other work being performed in the Building or any other part of the Project. The access provided to Tenant under this Subsection 2.05(i) and the performance of Tenant's Work shall be deemed to be subject to and upon all of the provisions of this Sublease (including Article XIV and Exhibit D-2) applicable to Tenant's
                                         -----------
Work. In the course of any such access, and during the performance of Tenant's Work, Tenant and its architects, engineers, designers, consultants, space planners and contractors (or their respective officers, employees and agents) shall at all times display badges identifying their relationship with Tenant.

          (j) Tenant may not perform or permit to be performed any Tenant's Work (other than Tenant's Signage which has been approved by Landlord, Overlandlord and Ground Lessor outside the Sublease Premises) which would (i) involve a structural revision to the existing columns, foundations or footings of the Building, (ii) materially and adversely affect, in Landlord's judgment, the appearance of the Building (other than the interior of the Sublease Premises), (iii) materially and adversely affect the strength or structural integrity of the Building, (iv) materially and adversely affect the functioning of the mechanical, electrical, plumbing or other systems of the Building or the Project, (v) alter Landlord's halon-gas fire-protection system currently existing in the portion of the Sublease Premises on floor 10 of the Building (which shall remain in place), or (vi) violate any Legal Requirement or Insurance Requirement with which Tenant is otherwise required by this Sublease to comply. Landlord, in its reasonable discretion, may withhold its approval to any Tenant's Plans that propose to do any of the foregoing.

          SECTION 2.06.  Landlord's Work.  (a) In addition to contributing
                         ---------------
Tenant's Allowance, Landlord will install electricity submeters to serve floors C1, C2, 3, 8, 9, 10 and 15 of the Sublease Premises as more particularly provided in Subsection 5.02(a). Otherwise, Landlord will not be required to perform any work to prepare the Sublease Premises or any Expansion Option Space for Tenant's use and Occupancy.

          (b) Any Landlord's work described in Subsection 2.06(a) that is actually performed by Landlord (and not by Tenant at Landlord's expense) shall be done diligently in a good and workmanlike manner and so as not to interfere with or delay the performance of Tenant's Work; and Landlord shall cause any such work that it performs to be substantially completed no later than the date of Substantial Completion of Tenant's Work on each floor of the Sublease Premises on which such Landlord's work is to be done.

                                  ARTICLE III
                                      RENT

          SECTION 3.01  Base Rent.  (a)  Tenant shall pay to Landlord Base Rent
                        ---------
for the Sublease Premises during the Term in equal monthly installments in advance, commencing on the Base Rent Commencement Date and thereafter on the first (1st) day of each month in respect of which Base Rent is due and payable (a "Payment Date"). If the day on which Base Rent is payable is a Saturday or
    ------------
Sunday, or a holiday on which the banks in New York City are closed, Base Rent shall be due and payable on the next immediately succeeding day on which such banks are open.

          (b) Base Rent shall be due and payable without notice or demand and without any abatement, set-off, deduction or counterclaim (except as provided in Article II, XXII and/or XXIII), by check drawn by Tenant to the order of Landlord, or such person as Landlord shall designate in writing, against an account at a member bank of the New York Clearing House Association (or any successor body of similar function) and delivered to the office of Landlord set forth above or at such other address in New York City as Landlord shall direct by notice to Tenant, or at Tenant's election upon notice to Landlord, in immediately available federal funds by wire transfer directly to a bank account designated by Landlord.

          SECTION 3.02  Additional Rent.  All amounts other than Base Rent
                        ---------------
required under this Sublease to be paid by Tenant, including any fine, penalty or interest that may be imposed for nonpayment or late payment thereof, shall constitute "Additional Rent" and shall be paid when due in accordance with the
            ---------------
terms of this Sublease, without any abatement, set-off, deduction or counterclaim (except as provided in Article II, XXII and/or XXIII). Unless otherwise provided herein, Additional Rent shall be paid by Tenant within twenty
(20) days after notice is delivered to Tenant that such Additional Rent is due, by the same payment means as are specified in Subsection 3.01(b) with respect to the payment of Base Rent. If

Tenant shall fail to pay any Additional Rent when the same shall be due and payable in accordance with the terms hereof (after any applicable notice and cure period), Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of any rent.

          SECTION 3.03  Survival of Rent Obligation.  Tenant's obligation to pay
                        ---------------------------
Base Rent and Additional Rent (collectively, "Rent") as provided in this
                                              ----
Sublease shall survive the expiration or earlier termination of this Sublease.

          SECTION 3.04  Late Charge.  In the event that any payment of Rent
                        -----------
(which term, for purposes of this Section 3.04, shall exclude any charges imposed under this Section 3.04) is not paid (a) if a due date is specified therefor in this Sublease, on such due date, or (b) if no due date is specified but a number of days is expressly provided within which the item of Rent in question shall be paid, within such number of days, or (c) if no due date or number of days for payment is set forth in this Sublease with respect to the item of Rent in question, within fifteen (15) days after the date upon which demand therefor is made, then a late charge (the "Late Charge") on the sums so
                                                  -----------
overdue at a rate per annum (the "Late Charge Rate") equal to three percent
                                  ----------------
(3.0%) per annum in excess of the Prime Rate, in each case for the period from the day following the date or period referred to in clause (a), (b) or (c) (whichever is applicable) to the date of actual payment, shall become due and payable to Landlord as liquidated damages for the administrative costs and expenses incurred by Landlord by reason of Tenant's failure to make prompt payment, and the Late Charge shall be payable by Tenant on demand by Landlord therefor. No failure by Landlord to insist upon the strict performance by Tenant of its obligations to pay any Late Charge shall constitute a waiver by Landlord of its right to enforce the provisions of this Section 3.04 in any instance thereafter occurring. The provisions of this Section 3.04 shall not be construed in any way to extend any grace periods or notice periods that may be provided for in Article XX.

          SECTION 3.05  Payment of Lesser Amounts.  (a)  In the event Tenant
                        -------------------------
elects to prepay its Base Rent (which it may do for any period not exceeding the lesser of seven (7) months or the number of months remaining in any calendar year at the time of any such prepayment), Tenant may pay to Landlord the discounted value on the date the prepayment is made of the Base Rent Payments which are being prepaid calculated using a discount factor equal to the 90-day commercial paper rate published in the WALL STREET JOURNAL on the date that such prepayment is made.

          (b) Except as provided in Subsection 3.05(a), no payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of any Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided for in this Sublease or at law.

          SECTION 3.06  Legal Rent Restrictions.  If any portion  of the Rent
                        -----------------------
payable under the terms and provisions of this Sublease shall be or become uncollectible, reduced or required to be refunded because of any rent control or similar act or law enacted by a Governmental Authority, Tenant shall enter into such agreements and take such other steps (without any additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Sublease). Upon the termination of such legal rent restriction, (a) the Rent in question shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to
(i) the amount of the Rent in question which would have been paid pursuant to this Sublease but for such legal rent restriction less (ii) the amounts with respect to such Rent paid by Tenant during the period such legal rent restriction was in effect plus interest at the Prime Rate from the date the Rent in question would have been paid to the date on which such amount is paid.

                                   ARTICLE IV
                           OPERATING EXPENSES; PILOT

          SECTION 4.01  Definitions.  (a)  "Base Operating Amount" shall mean
                        -----------         ---------------------
the amount equal to the Operating Expenses for the Base Operating Year.

          (b)  "Operating Expenses" shall mean those costs and expenses (and
                ------------------
taxes thereon, if any) accrued or incurred by Landlord or on behalf of Landlord in accordance with generally accepted accounting principles and sound real estate management practices generally applicable to office buildings of the type and in the locality of the Building with respect to, the operation, cleaning, repair, safety (including fire safety), management, security and maintenance of the Premises (exclusive of the Retail Premises) and the entranceways, access and egress points, sidewalks, curbs, plazas and other Common and/or Shared Expense Areas (as defined in the Overlease) forming a part of and servicing the Premises (exclusive of the Retail Premises), the services provided to Landlord's subtenants of the Office Premises (which shall, for purposes of this Article IV, include Landlord, Landlord's Affiliates and other entities related to Landlord who may from time to time occupy or lease space in the Office Premises for their own purposes, whether or not such occupancy is pursuant to a lease, license or other occupancy agreement to the extent such services are not greater or more frequent than services provided to all Landlord's other subtenants), consisting of the following:

                (i) Salaries, wages, bonuses and termination payments as required by any union contracts paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to, the Building manager, his staff and other employees of Landlord or its Affiliates;

               (ii) Social security, unemployment and other payroll taxes, and the cost of providing disability and workers' compensation coverage imposed by any Legal Requirement, union contract or otherwise with respect to said employees;

              (iii) Costs of electricity (other than that furnished to or reserved for space in the Building intended for occupancy by Landlord or other subtenants of Landlord), gas, hot water for heating, steam, water, chilled water, air conditioning and other fuel and utilities furnished to all subtenants of Landlord in reasonably proportionate amounts without express cost to such subtenants of Landlord or to the Building (or any common area thereof);

               (iv) Costs of casualty, rent, liability, fidelity and any other insurance required to be carried by Landlord under the Overlease and such other insurance (of a type customary for buildings similar to the Building) as Landlord carries or hereafter carries with respect to the Building, as equitably allocated to the Office Premises in accordance with Landlord's current practices;

                (v)  Costs of maintenance and painting;

               (vi) Costs of or rents for building and cleaning supplies, tools, materials and equipment;

              (vii)  Costs of uniforms, work clothes and dry cleaning;

             (viii) Costs and expenses attributable to window cleaning, concierge, security and fire safety personnel, services or systems;

               (ix) Management Fees and any management fees paid to Overlandlord (or its successor) pursuant to Section 3.07 of the Overlease in connection with Overlandlord's (or its successor's) management of certain common areas of the Building;

                (x) Charges of independent contractors rendering services or materials contemplated by this Sublease to the Building;

               (xi)  Costs of telephones and stationery;

              (xii) Legal, accounting and other professional fees and disbursements (including those incurred in the calculation and collection of Operating Expenses, PILOT Charges and electricity payments owed by subtenants of Landlord pursuant to provisions comparable to Article V hereof and in the enforcement of the Ground Lease or Overlease on behalf of Landlord's subtenants generally of the Office Premises); provided, however,
                                                              --------  -------
     such fees and disbursements shall not be included to the extent that they are incurred by Landlord in connection with its enforcement of a lease against a defaulting subtenant;

             (xiii) Ground Rents and Impositions payable under the Overlease and the Ground Lease;

              (xiv) Project Operating Charges, less any reimbursements received by Landlord or to which Landlord is entitled to receive a credit under the terms of the Project Operating Agreement (to the extent any such reimbursements or credits were for amounts included in Operating Expenses for any prior Sublease Year);

               (xv) Costs of common-area decorations (exclusive of works of art);

              (xvi) Costs of repairs, replacements, improvements, machinery, equipment and alterations necessary to maintain or operate the Building in accordance with the terms of this Sublease and as a first-class office building, except that where any such costs should be treated (in accordance
               ------
     with generally accepted accounting principles) as capital expenditures, such costs shall be amortized (on a level-payment basis with interest at nine (9) percent per annum) over the useful lives of the items to which such costs relate as reasonably estimated by Landlord in accordance with generally accepted accounting principles, and the annual amortized amounts thereof shall be included (but only to the extent permitted by Subsubsection 4.01(c)(2)) in Operating Expenses for the Sublease Year in which such costs are incurred and in subsequent Sublease Years which include a portion of the useful lives of the relevant items;

             (xvii) Costs and expenses of performing services contemplated by this Sublease allocated by Landlord to areas in the Building that are used for offices, storage areas, workshops or similar purposes in connection with the Office

     Premises, including any rent payable with respect thereto under the Overlease and the Ground Lease; and

            (xviii) Any other costs and expenses properly allocated by Landlord to the operation, cleaning, repair, safety (including fire safety), management, security and maintenance of the Premises (exclusive of the Retail Premises), and the entranceways, access and egress points, sidewalks, curbs, plazas and other Common and/or Shared Expense Areas (as defined in the Overlease) forming a part of and servicing the Premises (exclusive of the Retail Premises), in accordance with generally accepted accounting principles and sound real estate management practices generally applicable to office buildings of the type and in the locality of the Building.

          (c) Notwithstanding anything to the contrary contained in Subsection 4.01(b), "Operating Expenses" shall exclude or have deducted from them, as
          ------------------
applicable, all the following items:

          (1) Salaries, wages and bonuses (and the benefits and other expenses described in clauses (i) and (ii) of Subsection 4.01(b)) for employees above the grade of building manager and for employees who perform billing and other functions covered by Management Fees or by Landlord's ten (10) percent fee added on to certain charges or expenses payable by Tenant as expressly provided in this Sublease;

          (2) Capital expenditures (and rents and related expenses for leasing capital items) except those (A) that are undertaken by reason of any Legal
                    ------
     or Insurance Requirements (including any requirements for the replacement of chlorofluorocarbons in Building HVAC systems) that arise (or as to which the period for compliance is established) in the future applicable to the Building generally or any common areas or common facilities of the Premises shall be amortized (on a level-payment basis with interest at nine (9) percent per annum) over the useful lives of the equipment or improvements, as reasonably estimated in accordance with generally accepted accounting principles and sound real estate management practices generally applicable to office buildings of the type and in the locality of the Building, and such amortized costs shall be included in Operating Expenses for the Sublease Year in which the costs are incurred and in subsequent Sublease Years which include a portion of the useful lives of the equipment or improvements (but only to the extent that such included amounts do not exceed two (2) percent of other Operating Expenses for each such Sublease
     Year); or (B) that reduce the expenses that would otherwise be included in Operating Expenses, in which event (x) in the case of a purchase of such equipment or improvement, the purchase price thereof plus an interest factor equal to nine (9) percent per annum on the unrecovered portion of such purchase price shall be included in Operating Expenses for the Sublease Year in which the costs are incurred and subsequent Sublease Years (in an amount not greater than the savings in Operating Expenses effected by the equipment or improvement for the Sublease Year in question), and (y) in the case of a lease of such equipment or improvement, the rental and any other costs paid in connection with such lease shall be included in Operating Expenses for the Sublease Year in which they are incurred (in an amount not greater than the savings in Operating Expenses effected by the equipment or improvement for the Sublease Year in question);

          (3) Amounts received or receivable (or that would be receivable but for increases in the amounts of insurance-policy deductibles after the Base Operating Year) by Landlord through proceeds of insurance, or condemnation proceedings, or guaranties or warranties from manufacturers, suppliers or contractors, to the extent they are or would be compensation for sums otherwise included in Operating Expenses;

          (4) Costs of complying with Landlord's obligations in delivering the Sublease Premises to Tenant pursuant to Section 2.04 or under any comparable provision in subleases or workletters between Landlord and Landlord's other subtenants of the Building;

          (5) Costs incurred in installing, operating or maintaining special facilities or items (such as Landlord's Cafeteria, TV studio and roof antennas, and any observatory, helicopter pad, health club, broadcasting facility, sculpture, paintings, works of art, etc.), or in performing special work for or furnishing special services to any subtenant or occupant of the Office Premises, including any work or other allowance to any subtenant for its installation, whether at such subtenant's or occupant's or Landlord's expense, to the extent that such special work or services are in excess of any work or services that Landlord is obligated to perform for or furnish to Tenant at no extra cost to Tenant;

          (6)  Depreciation, except as provided above in Subsubsection
     4.01(c)(2);

          (7) Brokerage commissions, advertising expenses and legal or other fees and expenses incurred in leasing or attempting to lease any portion of the Premises or any sale of the Premises;

          (8) Costs of electricity furnished to and payable by Tenant pursuant to Article V and chilled water furnished to and payable by Tenant pursuant to Article XVII, and costs of electricity or chilled water furnished to and payable expressly by Landlord or any other subtenant or other occupant of portions of the Office Premises intended for occupancy by Landlord or such other subtenant or occupant under its sublease or occupancy arrangements, plus any taxes thereon of the kind referred to in Section 5.04;

          (9) Refinancing costs, and principal and interest payments (except as otherwise provided in this Subsection 4.01(c));

          (10) Any ground rents not included in Ground Rents or any Impositions or other amounts included in PILOT Charges or allocable to the Retail Premises;

          (11)  The amounts of any items described in Subsec-tion 4.01(b) above
     (A) directly allocable or otherwise related to Tenant's use of floors C1 and C2 of the Sublease Premises for purposes other than storage or Tenant's use of floor 2 for other than lobby purposes, and/or (B) to the extent that Landlord is entitled to be reimbursed by a subtenant or any other party, other than by payment of such subtenant's share under provisions comparable to this Article IV;

          (12) Income, franchise, capital, payroll (other than as are described in Subsubsection 4.01(b)(ii)) and doing-business taxes payable by Landlord;

          (13) Legal fees, brokerage commissions and other transaction costs and expenses incurred by Landlord in connection with any transfer of its interest herein;

          (14) Fees paid to any Affiliate of Landlord to the extent the same are in excess of market rates (subject, however, to Subsection 4.01(b)(ix));

          (15) Costs of any repairs, replacements or modifications to the Premises (A) to the extent Landlord is entitled to be reimbursed or compensated therefor by Overlandlord, net insurance proceeds or net condemnation awards, or (B) for which Landlord would have been compensated by insurance had Landlord carried all the coverages required to be carried by Landlord hereunder or under the Overlease; and

          (16) Fines, penalties, interest, late charges and legal fees incurred by Landlord due to violations of Superior Instruments or Legal Requirements; rent and bad-debt losses suffered by Landlord and reserves therefor; costs incurred by Landlord as a result of negligence or wilful misconduct of Landlord or its agents, contractors, employees, managers or officers; Negligence Payments owed by Landlord under the Project Operating Agreement; Consumed Utilities (as defined in the Project Operating Agreement), except to the extent properly allocable to the Office Premises or the spaces described in Subsection 4.01(b)(xvii); any late charges or other costs or expenses imposed under the Project Operating Agreement by reason of Landlord's failure timely to comply with its obligations thereunder; charges incurred in removing equitable liens properly imposed on the Premises under Subsection 4.11(b) of the Project Operating Agreement by reason of Landlord's failure to pay the amounts described in said Subsection 4.11(b), to the extent such charges exceed those that would otherwise have been payable absent such failure; and any Project Operating Charge (or portion thereof) to the extent that the same would not otherwise be included in Operating and Ground Lease Expenses if it were incurred directly by Landlord.

          (d)  "PILOT Charges" shall mean the aggregate of PILOT, Taxes and
                -------------
Charges allocable to the Office Premises and any costs and expenses (including reasonable attorneys' fees) incurred in attempting to reduce PILOT, Taxes and Charges, as the same are reduced by the aggregate of (i) a portion of any offset allocable to the Office Premises entitled to be taken by Landlord against its obligations under the Overlease to pay Ground Rent or PILOT by reason of Landlord's payment of Taxes and Charges, to the extent such Taxes and Charges were otherwise included in PILOT Charges for the Sublease Year in question, and
(ii) a portion of any refund of Taxes, Charges or PILOT allocable to the Office Premises that results from a reduction in the real property assessment of the Premises (after deducting the costs and expenses, including reasonable attorneys' fees, incurred in connection with the obtaining of such reduction not already included in PILOT Charges), to the extent such Taxes, Charges or PILOT were included in PILOT Charges for the Sublease Year in question. Tenant shall have no right to contest the real property assessment of all or any portion of the Premises unless the conditions for the exercise by Tenant of its option to partially cancel this Sublease specified in Section 7.02 shall have occurred and Tenant shall have obtained permission from other subtenants of Landlord in the Building subleasing, together with Tenant, at least fifty one (51) per cent of the Rentable Square Feet of the Building. For purposes of this Subsection 4.01(d), the portion of PILOT, Taxes, Charges, offsets and refunds that is allocable to the Office Premises shall be determined by multiplying the amount in question by a fraction, the numerator of which is the number of Rentable Square Feet of the Office Premises and the denominator of which is the sum of the number of Rentable Square Feet of the Retail Premises and Office Premises.

          SECTION 4.02  Adjustments to Operating Expenses.  (a) If during any
                        ---------------------------------
Sublease Year (i) more than 5% of the Office Premises shall be vacant or unoccupied, and/or (ii) the subtenant or occupant of any space in the Office Premises (other than Tenant) undertook to perform work or services therein in lieu of having Landlord (or

Landlord's Affiliates) perform the same and the cost thereof would have been included in Operating Expenses, then, in any such event(s), the Operating Expenses for such period shall be increased by an amount equal to the additional Operating Expenses that would reasonably have been incurred if such space had been 95% occupied or if Landlord (or Landlord's Affiliates) had performed such work or services, as the case may be; it being the intent of the parties that Tenant's liability for Operating Expenses shall be determined by reference to the assumed operation and maintenance of the Premises at 95% occupancy with respect to both the Sublease Year used to determine the Base Operating Amount and each subsequent Sublease Year.

          (b) If for any Sublease Year new items of Operating Expenses are incurred by Landlord which are not in substitution for other items previously included in Operating Expenses for the Base Operating Year, the amount of those items (discounted back to the Base Operating Year using the Consumer Price Index) which are not in substitution for other items previously included in Operating Expenses for the Base Operating Year shall be added to Operating Expenses for the Base Operating Year for the purpose of calculating Tenant's Operating Payment for the initial Sublease Year and each subsequent Sublease Year for which such new items of Operating Expenses are incurred by Landlord.

          SECTION 4.03  Operating Payment.  For each Sublease Year, or portion
                        -----------------
thereof, commencing with the Base Rent Commencement Date, Tenant shall pay a sum ("Tenant's Operating Payment"), or a portion thereof prorated pursuant to
  --------------------------
Section 4.07, equal to the sum of (a) Tenant's Proportionate Share of the amount, if any, by which Operating Expenses for such Sublease Year exceed the Base Operating Amount plus (b) one hundred (100) percent of the aggregate amounts excluded from Operating Expenses pursuant to Subsection 4.01(c)(11)(A) because they are directly related to Tenant's use of floors C1 and C2 of the Sublease Premises for purposes other than storage or floor 2 for other than lobby purposes.

          SECTION 4.04  Estimates of Operating Payments.  For  each Sublease
                        -------------------------------
Year (or portion thereof) commencing after the Base Rent Commencement Date, Landlord shall furnish to Tenant a written state-ment setting forth Landlord's estimate of Tenant's Operating Payment (an "Operating Estimate") for such
                                            ------------------
Sublease Year. Upon request, Landlord shall also provide Tenant with such supporting documentation as Tenant may reasonably require for any Operating Estimate. Tenant shall pay to Landlord on each Payment Date during each Sublease Year an amount equal to one-twelfth (1/12th) of the Operating Estimate for such Sublease Year. If Landlord shall have not furnished an Operating Estimate prior to the Base Rent Commencement Date or prior to the commencement of each Sublease Year thereafter, as applicable, then (a) assuming an Operating Estimate had been furnished with respect to a previous Sublease Year, until the first Payment Date following the month in which a current Operating Estimate is furnished to Tenant, Tenant shall pay to Landlord on each Payment Date an amount equal to the monthly sum payable by Tenant to Landlord under this Section 4.04 in respect of the last month of the preceding Sublease Year; and (b) regardless of whether an Operating Statement had been previously furnished, promptly after an Operating Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the aggregate amount of the installments of Tenant's Operating Payment previously made for such Sublease Year (if any) is more or less than the aggregate amount of the installments of Tenant's Operating Payment to be made for such Sublease Year in accordance with such Operating Estimate; and (i) if there shall be a deficiency, Tenant shall pay the amount thereof, together with any interest payable under Section 4.08, within twenty
(20) days after delivery of such Operating Estimate, or (ii) if there shall have been an overpayment, Landlord shall refund to Tenant the amount thereof, together with any interest payable under Section 4.08, within twenty (20) days after the delivery of such Operating Estimate; and (iii) on the first Payment Date following the month in which such Operating Estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Sublease Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Payment shown on such Operating Estimate. Once during each Operating Year, Landlord may furnish to Tenant a revised Operating Estimate and, in such case, Tenant's Operating Payment for such Sublease Year shall be adjusted and paid or refunded, as applicable, substantially in the same manner as provided in the preceding sentence.

          SECTION 4.05  Landlord's Annual Operating Statement.   (a)  Within one
                        -------------------------------------
hundred and eighty (180) days after the end of each Sublease Year (or portion thereof) commencing after the Base Rent Commencement Date, Landlord shall furnish to Tenant Landlord's statement in respect of Operating Expenses for such Sublease Year (an "Operating Statement"). With the first Operating Statement,
                    -------------------
Landlord shall also furnish to Tenant an Operating Statement showing Landlord's computation of the Base Operating Amount. Upon request, Landlord shall also provide Tenant with such supporting documentation as Tenant may reasonably require for any Operating Statement. If any Operating Statement shall show that the sums paid by Tenant under Section 4.04 exceeded Tenant's Operating Payment owed for such Sublease Year, Landlord shall refund to Tenant the amount of such excess (together with any interest payable under Section 4.08) within twenty (20) days after the delivery of such Operating Statement. If any Operating Statement shall show that the sums so paid by Tenant were less than Tenant's Operating Payment owed for such Sublease Year, Tenant shall pay the amount of such deficiency (together with any interest payable under Section 4.08) within twenty (20) days after the delivery of such Operating Statement.

          (b) Landlord's failure to render an Operating Statement with respect to any Sublease Year at the end thereof shall not prejudice Landlord's right to thereafter render an Operating Statement with respect thereto or with respect to any subsequent Sublease Year.

          (c) Each Operating Statement shall be conclusive and binding upon Tenant unless within three (3) years after receipt thereof Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying those respects in which it is claimed to be incorrect, and except as so specified, the Operating Statement shall be conclusive and binding upon Tenant. During such three-year period, Landlord shall allow Tenant or its representative to inspect and copy Landlord's books and records relating to Operating Expenses and shall provide and make available to Tenant such information relating to the calculation of Operating Expenses as Tenant may reasonably request. Any dispute as to which Tenant has timely notified Landlord pursuant to the above provisions of this Subsection 4.05(c) that is not resolved within three and one-half (3-1/2) years after the giving of such Operating Statement may be submitted for resolution to an Independent Auditor by either Tenant or Landlord. Landlord and Tenant shall share the cost of an Independent Auditor in resolving such dispute and the decision of an Independent Auditor shall be final and binding on Landlord and Tenant. Until such time as any Independent Auditor may otherwise determine, Tenant shall be obligated to pay Additional Rent pursuant to Subsection 4.05(a) in accordance with the applicable Operating Statement, without prejudice to Tenant's position. If the Independent Auditor determines that Tenant has overpaid, then Landlord shall refund to Tenant the amount so determined, together with any interest payable pursuant to Section 4.08, in accordance with the procedure set forth in Subsection 4.05(a) in the event of an overpayment of Tenant's Operating Payment.

          SECTION 4.06  PILOT Payment.  (a)  For each Tax Year (or portion
                        -------------
thereof) subsequent to the Base Rent Commencement Date, Tenant shall pay to Landlord a sum ("Tenant's PILOT Payment") equal to Tenant's Proportionate Share
                 ----------------------
of the amount by which PILOT Charges payable for or allocable to such Tax Year exceeds the Base PILOT Amount (the first and last of such payments to be prorated in accordance with Section 4.07(b)).

          (b)  Landlord shall attempt to furnish Tenant, on or before the tenth
(10th) day prior to the first PILOT Payment Date (as hereinafter defined) in each Tax Year (or portion thereof) occurring on or after the Base Rent Commencement Date, with a written statement (a "PILOT Statement") setting forth
                                                ---------------
the amount of the PILOT charges payable for or allocable to the Base Tax Year and Tenant's Pilot Payment for such later Tax Year. Tenant shall pay the amount set forth in the PILOT Statement, in equal quarterly installments if Landlord pays quarterly, or in equal semi-annual installments if

Landlord pays semi-annually, in advance on each date ("PILOT Payment Date") that
                                                       ------------------
is twenty (20) days prior to the first day of July, October, January and April in the case of quarterly payments, or of July and January in the case of semi-annual payments, of the Tax Year (or portion thereof) in question. If Landlord shall have not furnished Tenant with a PILOT Statement for a particular Tax Year on or before such tenth day, then (i) with respect to any Tax Year (or portion thereof) subsequent to the Base Tax Year, until the first PILOT Payment Date following the date on which a PILOT Statement is furnished for such Tax Year to Tenant, Tenant shall pay to Landlord on each PILOT Payment Date an amount equal to the quarterly or semi-annual installment payable by Tenant to Landlord under this Section 4.06 in respect of the last quarter or half of the preceding Tax Year, as the case may be, and (ii) with respect to any Tax Year (or portion thereof) after the Base Tax Year, promptly after any PILOT Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the aggregate amount of the installments of Tenant's PILOT Payment previously made for such Tax Year (if any) is more or less than the aggregate amount of the installments of Tenant's PILOT Payment to be made for such Tax Year in accordance with such PILOT Statement, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof, together with any interest payable under Section 4.08, within twenty (20) days after demand therefor, or
(y) if there shall have been an overpayment, Landlord shall refund to Tenant the amount thereof, together with any interest payable under Section 4.08, within twenty (20) days after the delivery of such notice, and (z) on the first PILOT Payment Date following the date on which such PILOT Statement is furnished to Tenant, and on each PILOT Payment Date thereafter during the remainder of such Tax Year, Tenant shall pay to Landlord an amount equal to either one-quarter (1/4) or one-half (1/2), as the case may be, of Tenant's PILOT Payment shown on such PILOT Statement. Landlord may at any time or from time to time furnish to Tenant a revised PILOT Statement and, in such case, Tenant's PILOT Payment for such Tax Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

          (c) Landlord's failure to render a PILOT Statement with respect to any Tax Year at the times contemplated herein shall not prejudice Landlord's right to thereafter render a PILOT Statement with respect thereto or with respect to any subsequent Tax Year. Each PILOT Statement shall be conclusive and binding upon Tenant unless within three (3) years after receipt thereof Tenant shall notify Landlord that it disputes the correctness of the PILOT Statement, specifying those respects in which it is claimed to be incorrect (it being agreed, however, that Tenant's right to dispute such statement shall be limited to the arithmetic accuracy thereof, and that, without limitation, Tenant shall have no right to dispute or contest the assessed value of the Building), and except as so specified, the PILOT Statement shall be conclusive and binding upon

Tenant. During such three-year period, Landlord shall allow Tenant to inspect and copy Landlord's books and records relating to PILOT Charges and shall provide and make available to Tenant such information relating to the calculation of PILOT Charges as Tenant may reasonably request. Any dispute as to which Tenant has timely notified Landlord pursuant to the above provisions of this Subsection 4.06(c) that is not resolved within three and one-half (3-1/2) years after the giving of such PILOT Statement may be submitted for resolution to an Independent Auditor by either Tenant or Landlord. Landlord and Tenant shall share the cost of an Independent Auditor in resolving such dispute and the decision of an Independent Auditor shall be final and binding on Landlord and Tenant. Until such time as any such Independent Auditor may otherwise determine, Tenant shall be obligated to pay Additional Rent pursuant to Subsection 4.06(a) in accordance with the applicable PILOT Statement, without prejudice to Tenant's position. If the Independent Auditor determines that Tenant has overpaid, then Landlord shall refund to Tenant the amount so determined, together with any interest payable pursuant to Section 4.08, in accordance with the procedure set forth in Subsection 4.06(a) in the event of an overpayment of Tenant's PILOT Payment.

          SECTION 4.07  Prorations.  (a)  If the Base Rent Commencement Date or
                        ----------
the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any Additional Rent owed under Section 4.03 for the first Sublease Year in which a Tenant's Operating Payment is owed or the last Sublease Year shall be apportioned in that percentage which the number of days in the period from the Base Rent Commencement Date to December 31 (with respect to such first Sublease Year) or from January 1 to the Expiration Date (with respect to the last Sublease Year), both inclusive, shall bear to the total number of days in such Sublease Year (assuming a year of twelve 30-day months).

          (b) If the Base Rent Commencement Date or the Expiration Date shall occur on a date other than July 1 or June 30, respectively, any Additional Rent owed under Section 4.06 for the first Tax Year in which a Tenant's PILOT Payment is owed or the last Tax Year shall be apportioned in that percentage which the number of days in the period from the Base Rent Commencement Date to June 30 (with respect to such first Tax Year) or from July 1 to the Expiration Date (with respect to such last Tax Year), both inclusive, shall bear to the total number of days in such Tax Year (assuming a year of twelve 30-day months).

          (c) In the event of a termination of this Sublease, any such Additional Rent owed or to be refunded under this Article IV shall be paid within ten (10) days after submission of an Operating Statement or PILOT Statement, as the case may be, and the rights and obligations of Landlord and Tenant under the provisions of this Article IV with respect to any Additional Rent (including Tenant's rights under Subsection 4.05(c) and Subsection 4.06(c) shall survive the termination of this Sublease for a period of one (1) full year.

          SECTION 4.08  Interest on Adjustments.  If any amount that is to be
                        -----------------------
paid or refunded pursuant to clause (i) or (ii) of Section 4.04, Subsection 4.05(a) or (c), clause (x) or (y) of Subsection 4.06(b), Subsection 4.06(c) or Subsection 5.01(e) shall be more or less than the amount previously paid by Tenant for the item in question for the relevant billing period, then interest at the Prime Rate shall be added to the amount to be paid, refunded or credited, as the case may be, calculated from the commencement of such billing period to the date on which the amount is paid by Tenant or the date the amount is refunded by Landlord, as applicable, on the assumption that a pro-rata portion of the amount under-paid or over-paid was required to have been paid or refunded, respectively, on each installment date within the relevant billing period.

                                   ARTICLE V
                                  ELECTRICITY

          SECTION 5.01  Tenant's Electricity Costs.  (a) Subject to Subsection
                        --------------------------
5.02(a), Tenant covenants and agrees to obtain electricity for the Sublease Premises on a submetered basis from Landlord or Landlord's designated agent on the terms and conditions set forth in this Article V. Commencing on the date on which submetered electricity becomes available to the Sublease Premises, Tenant shall pay to Landlord monthly in accordance with Subsection 5.01(c), as Additional Rent, Tenant's Electricity Costs for electricity used in the Sublease Premises.

          (b) From the Possession Date or, if later, the date on which Landlord delivers actual possession of each portion of the Sublease Premises to Tenant and until Tenant's Submeters are installed for each such portion, Tenant shall pay Tenant's Electricity Charge to Landlord for electricity used in such portion of the Sublease Premises.

          (c)  Landlord shall deliver to Tenant a monthly bill ("Tenant's
                                                                 --------
Electricity Bill") of Tenant's Electricity Costs (based on Tenant's aggregate
- ----------------
consumption and Landlord's Average Cost Per Kilowatt Hour, as shown on Tenant's Submeters and, to the extent herein provided, as surveyed in accordance with the terms hereof) for the period commencing with the day following the last day covered in any previous bill ("Electricity Billing Period") delivered by
                               --------------------------
Landlord under this Subsection 5.01(c), and Tenant shall pay as Addi-
tional Rent the amount set forth in such bill ("Tenant's Electricity Payment")
                                                ----------------------------
within twenty (20) days after such bill and any supporting documentation which Tenant may promptly and reasonably request is delivered to Tenant.

          (d) Landlord's failure to render Tenant's Electricity Bill with respect to any Electricity Billing Period at the end thereof shall not prejudice Landlord's right to thereafter render Tenant's Electricity Bill with respect to such Electricity Billing Period or with respect to any subsequent Electricity Billing Period.

          (e) Each Tenant's Electricity Bill shall be conclusive and binding upon Tenant unless within three (3) years after receipt thereof Tenant shall notify Landlord that it disputes the correctness of Tenant's Electricity Bill, specifying those respects in which it is claimed to be incorrect and, except as so specified, the Tenant's Electricity Bill shall be conclusive and binding upon Tenant. During such three-year period, Landlord shall provide Tenant with such information relating to the calculation of Tenant's Electricity Payment as Tenant may reasonably request. Landlord will establish a schedule based on the electric utility company's schedule for the Building on which Tenant's Submeters shall be read by Landlord. Any dispute as to which Tenant has timely notified Landlord pursuant to the above provisions of this Subsection 5.01(e) that is not resolved within three and one-half (3-1/2) years after the giving of such Tenant's Electricity Bill may be submitted for resolution to the Applicable Engineer of Record by either Tenant or Landlord. Landlord and Tenant shall share the cost of the Applicable Engineer of Record in resolving such dispute and the decision of the Applicable Engineer of Record shall be final and binding on Landlord and Tenant. If it is determined that Tenant has overpaid or underpaid, then Landlord or Tenant, respectively, shall refund to the other the amount so determined, together with any interest payable pursuant to Section 4.08, in accordance with the procedure set forth in Subsection 5.01(b) in the event of an overpayment of Tenant's Electricity Payment.

          SECTION 5.02  Submeters.  (a)  Within thirty (30) days after receipt
                        ---------
and approval by Overlandlord of Tenant's Plans, Landlord shall install, at its expense, submeters on floors C1, C2, 3, 8, 9, 10 and 15 of the Sublease Premises (and on each floor of any Expansion Option Space and Offer Premises which may be added to the Sublease Premises pursuant to Section 7.01) for connection to the electricity distribution system to be installed on those floors of the Sublease Premises according to Tenant's Plans, subject to Subsection 5.02(d) and Section 5.05.

          (b) As a condition to Tenant's occupancy and use of floors 3, 8, 9, 10 and 15 of the Sublease Premises (and of each floor of any Expansion Option Space and Offer Premises which may be added to the Sublease Premises pursuant to
Section 7.01), Tenant shall, at its expense, connect any new electricity distribution system into the submeters to be installed by Landlord and will increase the capacity of the submeters or add new submeters, as required. The location and type of submeters installed by Tenant shall be subject to Landlord's prior approval (which approval shall not be unreasonably withheld).

Tenant shall, at its sole cost and expense, maintain, repair and replace, as necessary, Tenant's Submeters. If the area of the Sublease Premises shall be increased or decreased, Landlord shall pay as Additional Rent, within twenty
(20) days after Landlord's demand therefor, all reasonable costs and expenses in rewiring, furnishing and installing such submeters as may be necessitated thereby.

          (c) Tenant shall pay to Landlord, within twenty (20) days after being given a bill therefor together with a reasonably detailed statement, Tenant's pro-rata share of the cost of the electricity usage for the air-handler units serving in common any partial floor of the Building included in the Sublease Premises and the remainder of such floor of the Building (including space located in the nonrentable areas of the core of the floor such as the restrooms, communications and electrical closets and the elevator lobby). Such pro-rata share shall be determined by the percentage that the Rentable Square Feet of the portion of the Sublease Premises on such floor bears to the total Rentable Square Feet of such floor as set forth in Exhibit "I-1" to the Overlease, and the terms of Exhibit C shall be applicable to the determination of electricity
             ---------
usage in such areas.

          (d) With respect to Tenant's electricity usage in those portions of the Sublease Premises (such as electrical closets), if any, that Landlord determines, in its reasonable discretion, cannot practically be measured by Tenant's Submeters to be installed by Landlord in accordance with Subsection 5.02(a) ("Nonmetered Space"), Landlord may from time to time but not more often
          ----------------
than every six (6) months appoint an independent electrical engineer or consultant to survey Tenant's electricity usage in such Nonmetered Space, and such engineer's or consultant's determination of Tenant's usage shall be deemed the same for purposes of this Article 5 as Tenant's usage which is determined by Tenant's Submeters.

          SECTION 5.03  Legal Constraints.  (a)  If at any time Landlord is not
                        -----------------
legally permitted to charge to Tenant, or Tenant ceases to be legally liable to pay Landlord, for submetered electricity as provided in Section 5.01, in whole or in part, then Landlord shall have the right, upon ten (10) days' written notice to Tenant, to discontinue supplying electricity to Tenant in accordance with the provisions of Section 5.01; provided that, in the event of any such
                                     --------
discontinuance, Landlord shall instead furnish electricity to Tenant on a rent inclusion basis in accordance with Exhibit C annexed hereto. In the event that
                                   ---------
Landlord shall exercise the option contained in this Subsection 5.03(a), Tenant may elect within fifteen (15) days thereafter, at its sole cost and expense, to arrange to obtain electricity directly from the public utility company furnishing electricity to the Building; failing such election (and until such arrangements have been implemented) Landlord shall furnish electricity to Tenant on a rent-inclusion basis and Base Rent as set forth in Section 3.01 shall be increased by the Electricity Rent

Inclusion Factor determined in accordance with Exhibit C. Recourse by Landlord
                                               ---------
to the right afforded it pursuant to this Section 5.03 to discontinue supplying electricity in accordance with Section 5.01 shall not prevent Landlord at any time thereafter from furnishing electricity to Tenant in accordance with Section 5.01; provided that Landlord shall again give Tenant not less than ten (10)
      --------
days' written notice of such change, and provided further that Landlord shall
                                         --------
not have the right to so submeter if prior to such notice Tenant shall have elected to obtain electricity directly from the public utility company in accordance with the above provisions of this Section 5.03 and expended any sums in connection therewith.

          (b) If pursuant to any Legal Requirement the charges to Tenant pursuant to Subsection 5.01(a) shall be reduced below that to which Landlord is entitled under such Subsection 5.01(a), then, to the extent permitted by law, Landlord shall have the right, as an alternative to that provided for in Subsection 5.03(a) to elect to have the amount of any such reduction paid by Tenant as Additional Rent within ten (10) days after being billed therefor by Landlord as compensation for the operation and maintenance of the electricity distribution system of the Building.

          SECTION 5.04  Additional Taxes.  If any tax (not included in
                        ----------------
Landlord's Average Cost per Kilowatt Hour) is imposed by any federal, state or municipal authority upon Landlord's receipt of moneys from the furnishing of electricity to Tenant hereunder, Tenant shall pay such taxes to Landlord as Additional Rent within twenty (20) days after Landlord's demand therefor (provided, however, Tenant shall not be obligated under the foregoing to pay any
- ---------  -------
income taxes payable by Landlord to the extent that such income taxes arise from Landlord having profited on the furnishing of electricity to Tenant).

          SECTION 5.05  Usage.  (a) Tenant's use of electricity in the Sublease
                        -----
Premises shall not at any time exceed the capacity of the electrical conductors and equipment in or otherwise serving the Sublease Premises. In no event shall Tenant connect to the Building's electricity distribution system electrical equipment capable of drawing more than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] watts of connected electrical load per Rentable Square Foot on floors C1, 3, 8, and 15, or more than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] watts of connected electrical load per Rentable Square Foot on floors C2 and 9, or more than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] watts of connected electrical load per Rentable Square Foot on floor 10 of the Sublease Premises (exclusive of electricity used for base Building HVAC to be supplied to the Sublease Premises pursuant to Subsubsection 17.01(a)(i) of this Sublease). Without limiting the foregoing agreement on the part of Tenant, Landlord hereby represents that Landlord will supply (subject to Section 5.07), and that the Sublease Premises are served by risers and other equipment sufficient to supply, at least [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] watts of connected electrical load per

Rentable Square Foot to floors C1, C2, 3, 8, and 15, at least [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] watts of connected electrical load on floor 9, and at least [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] watts of connected electrical load per Rentable Square Foot on floor 10 of the Sublease Premises for power and lighting (exclusive of electricity used for base Building HVAC to be supplied to such floors of the Sublease Premises pursuant to Subsubsection 17.01(a)(i)).

          (b) After completion of Tenant's Work and except as shown on Tenant's Plans, Tenant shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Sublease Premises or add any substantial electrical equipment (other than ordinary and usual office equipment) in the Sublease Premises without Landlord's prior written approval of the plans and specifications for such work (which approval shall not be unreasonably withheld). Should Landlord grant any such approval, all additional risers or other equipment required therefor (including additions to or the rewiring of Tenant's Submeters) shall be installed by Tenant at Tenant's sole cost and in accordance with the other terms and conditions of this Sublease.

          SECTION 5.06  Emergency Power.  (a) Landlord will, at Tenant's expense
                        ---------------
and written request given to Landlord within thirty (30) days after the first Possession Date, furnish Tenant with connections to Landlord's emergency electric power generator on floor 10 of the Building sufficient to provide Tenant with a backup supply of up to [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] KW's of electric power for use in emergencies by Tenant's electronic equipment (other than emergency lighting) located in the Sublease Premises. Landlord may install switches to protect Landlord's electric power generator by automatically reducing power and/or disconnecting Tenant's load in case of generator malfunction or overloading by Tenant and/or others.

          (b) Landlord's charge to Tenant for connecting the Sublease Premises (other than floors C1 and C2) to such emergency electric power as a part of Tenant's Work will be $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] per KW of emergency power which Landlord shall be requested to reserve for and make available to Tenant in addition to the costs of installing cabling and switches to transmit emergency electric power from Landlord's emergency electric power generators on floor 10 of the Building to Tenant's electrical equipment on floor 10 and any other floors of the Sublease Premises to be served by such emergency electric power. In addition, Tenant will also be required to pay to Landlord, as Additional Rent twenty (20) days after being billed therefor by Landlord, a pro rata share of Landlord's costs of operating and maintaining Landlord's emergency electrical power generator on the tenth (10th) floor of the Building and the related power distribution cabling and switches.

          SECTION 5.07  Failure or Defect in Supply.  Except as provided in
                        ---------------------------
Article XXII, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electricity furnished to the Sublease Premises by reason of any requirement, act or omission of the public utility furnishing the Premises with electricity, or emergency electric power generator malfunction, or for any other reason not attributable primarily to gross negligence or willful misconduct of Landlord or its agents, contractors, employees, managers or officers.

          SECTION 5.08  Replacement of Lamps and Bulbs.  Tenant shall, at
                        ------------------------------
Tenant's own cost and expense, furnish and install all replacement lighting tubes, lamps, bulbs and ballasts which Tenant shall require in the Sublease Premises.

                                   ARTICLE VI
                            USE OF SUBLEASE PREMISES

          SECTION 6.01  Permitted Use.  (a)  Subject to the other terms of this
                        -------------
Sublease, the Sublease Premises shall be used and occupied solely for administrative, executive and general offices, and for any lawful use incidental thereto that is in keeping with the character, reputation and appearance of a first-class office building in the Borough of Manhattan, and Tenant shall not use or occupy the Sublease Premises for any other use or purpose.

          (b) Tenant shall not use or occupy the Sublease Premises or any part thereof, or permit or suffer the Sublease Premises or any part thereof to be used or occupied, as a trading floor or headquarter facilities for the New York Stock Exchange or for any purpose whatsoever by the Federal Reserve Bank of New York, nor shall it use or occupy, or permit or suffer the Sublease Premises or any part thereof to be used or occupied for any unlawful business, use or purpose, or in an unlawful manner or such manner as to constitute in law or in equity a nuisance of any kind (public or private), or for any dangerous or noxious trade or business, or for any purpose or in any way in violation of any temporary certificate of occupancy for the Sublease Premises to be obtained and maintained in effect (as provided in Section 6.02) from time to time during the Term or in violation of any Legal Requirement or Insurance Requirement applicable to Tenant's use or occupancy of the Sublease Premises which with Tenant is otherwise obligated to comply pursuant to the terms of this Sublease, or which may make void or voidable any insurance then in force on the Premises. Tenant shall not at any time use or occupy the Sublease Premises, or suffer or permit anyone to use or occupy, the Sublease Premises, or do anything in the Sublease Premises or the Premises, or permit anything to be done in the Sublease Premises, in any manner (i) which violates the restrictions as to use and occupancy set forth herein, (ii) which causes or will cause injury to the Premises or any equipment, facilities or systems therein, (iii) which unreasonably impairs the character or appearance of the Building as a first-class office building, (iv) which unreasonably impairs the proper maintenance, operation and repair of the Building or its equipment, facilities or systems, or (v) which violates any of Tenant's other obligations under this Sublease. Further, Tenant shall not use, or suffer or permit anyone to use, the Sublease Premises or any part thereof, for or by (A) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (but the foregoing shall not exclude cafeterias, lunch rooms, executive and other dining rooms, food service or food vending machines for the partners, officers, employees and business guests of Tenant and its Subsubtenants), (B) the business of photographic reproductions and/or offset printing, except that the foregoing shall not prohibit such reproductions or printing to the extent incidental to Tenant's business and its office use of the Sublease Premises, (C) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (D) an employment agency, (E) any union or religious organization, (F) as offices for any charitable or other not-for-profit organization or (G) any retail operation or travel agency that deals directly with the public from the Sublease Premises. Nothing in this Subsection 6.01(b) shall be deemed to limit the general prohibitory terms of Subsection 6.01(a).

          (c) Immediately upon the discovery of any use prohibited hereunder, Tenant shall take all reasonably necessary steps, legal and equitable, to cause the discontinuance of such use.

          (d)  Landlord represents that attached hereto as Exhibit I is a true
                                                           ---------
and complete copy of the existing temporary certificate of occupancy for the Sublease Premises which permits the occupancy of the Sublease Premises for offices as specified therein; and that, after a temporary certificate of occupancy is first issued for the Sublease Premises covering Tenant's Work and any other Alterations undertaken by Tenant, Landlord will cause such temporary certificate of occupancy to be timely renewed (without change as it relates to the Sublease Premises) until the end of the Term or the issuance of a permanent certificate of occupancy for the Sublease Premises.

          (e) Notwithstanding anything herein that may be construed to the contrary and provided Landlord has not done so, Tenant shall not use the Sublease Premises in a manner that would cause the same or any part thereof to be characterized as a place of "public accommodation", as such term is used in the federal American with Disabilities Act, unless: (i) Tenant shall perform, at its sole cost and expense, all Alterations required in connection with use, and
(ii) such use shall not require any changes to any portion of the Building (including any entranceways or other appurtenances thereto) other than the Sublease Premises.

          SECTION 6.02  Licenses, Permits.  If any licenses, permits and/or
                        -----------------
authorizations (other than temporary certificates of occupancy for the core and shell of the Building and temporary certificates of occupancy for the Sublease Premises which must be renewed or obtained after a temporary certificate of occupancy is first issued for the Sublease Premises covering Tenant's Work and any other Alterations undertaken by Tenant) of any Governmental Authorities shall be required for the proper and lawful conduct in the Sublease Premises or any part thereof of the business of Tenant or the permitted use by Tenant of the Sublease Premises or any part thereof (or, in each case, any Person claiming by, through or under Tenant), then Tenant, at its expense, shall duly procure and thereafter maintain such licenses, permits and authorizations (including a change to the certificate of occupancy, if necessary as a result of Tenant's use) and submit the same to Landlord for inspection. Landlord shall use Landlord's Reasonable Efforts to cooperate in the procuring and maintenance of such licenses, permits and authorizations. Tenant shall at all times comply with the terms and conditions of each such license, permit and authorization.

                                  ARTICLE VII
            EXPANSION, FIRST OFFER, CANCELLATION AND RENEWAL OPTIONS

          SECTION 7.01  Expansion and First Offer Options.  (a) Tenant is hereby
                        ---------------------------------
granted three options to sublease Expansion Option Spaces on the same terms and conditions as are provided herein with respect to the Sublease Premises, except as otherwise stated herein. Tenant's first option shall expire and be of no further force and effect unless Tenant shall exercise the same by a written notice delivered to Landlord at some time not earlier than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] nor later than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], which notice shall specify a "Possession Date" for and an effective
                                         ---------------
date for the sublease of such Expansion Option Space that shall be [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]. Tenant's second option shall expire and be of no further force and effect unless Tenant shall exercise the same by delivery to Landlord of a written notice, which shall specify an effective date for the sublease of such Expansion Option Space that shall be no earlier than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] nor later than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], at least eighteen (18) months prior to such effective date. Tenant's third option shall expire and be of no further force and effect unless Tenant shall exercise the same by delivery to Landlord of a written notice, which shall specify an effective date for the sublease of such Expansion Option Space that shall be no earlier than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] nor later than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], at least eighteen (18) months prior to such effective date. No such exercise shall, however, be effective if, at the time of such exercise or at the date as of which the sublease of the Expansion Option Space would otherwise have been effective, any monetary Event of Default shall have occurred and be continuing.

          (b) If Tenant shall exercise its option to sublease any Expansion Option Space, then within ninety (90) days after the delivery of Tenant's acceptance described in Subsection 7.01(a) Tenant and Landlord shall execute and deliver either an amendment of this Sublease relating to the Expansion Option Space or, at Landlord's option, a separate sublease of the Expansion Option Space (which shall be cross-defaulted to Tenant's obligations under this Sublease) to embody the terms of this Sublease of the Premises (including the provisions for Tenant's Work and Allowance and Landlord's work set forth in Sections 2.05 and 2.06). However, the Base Rent, Base Rent commencement date and Tenant's allowance for Alterations provided for in any such amendment or sublease shall be as follows:

          (i) In the case of Tenant's first option to sublease the Expansion Option Space on floor 7 of the Building, the Base Rent shall be the same as the Base Rent in effect for floors 3, 8, 9, 10 and 15 of the Sublease Premises on the Base Rent commencement date of the new sublease multiplied by the number of Rentable Square Feet of the Expansion Option Space and divided by the number of Rentable Square Feet of space on floors 3, 8, 9, 10 and 15 of the Sublease Premises. In all other cases, the Base Rent for Expansion Option Space shall be equal to the greater of (a) the Base Rent in effect for floors 3, 8, 9, 10 and 15 of the Sublease Premises on the Base Rent commencement date of the new sublease multiplied by the number of Rentable Square Feet of the Expansion Option Space and divided by the number of Rentable Square Feet of space on floors 3, 8, 9, 10 and 15 of the Sublease Premises, or (b) the fair market rental value of the Expansion Option Space for the remainder of the Term appropriately adjusted (on a net effective basis) to take into account the Base Rent commencement date and Tenant's allowance provided for below and the continuation of Operating and PILOT Payments as contemplated by Article IV of this Sublease (without any change in the Base Operating Amount or the Base Tax Year).

          (ii) In the case of Tenant's first option to sublease the Expansion Option Space on floor 7 of the Building, the Base Rent commencement date shall be twelve (12) months after the date on which Landlord actually delivers possession of the Expansion Option Space on floor 7 of the Building to Tenant. In all other cases, the Base Rent commencement date for any such sublease (or amendment) with respect to such space shall be the number of days after the effective date (i.e., [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) of the sublease (or amendment) that is equal to the number of days from the estimated Possession Date to the Base Rent Commencement Date (which shall be assumed to be seventeen (17) months) multiplied by a fraction (the "Term Fraction") equal to the term of
                                    -------------
     such a sublease (or amendment) divided by the full Term of this Sublease, plus any additional number of days that Landlord's delivery of possession of the Expansion Option Space shall be delayed beyond [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], as the case may be, through no fault of Tenant.

          (iii) If any casualty or other event shall occur prior to the Base Rent commencement date for any Expansion Option Space as a result of which Tenant would have been entitled to an abatement of Rents pursuant to
     Article XXII or XXIII if the Base Rent commencement date for such Expansion Option Space had already occurred, then the Base Rent commencement date for such Expansion Option Space shall be postponed by the number of days that Tenant would otherwise have been entitled to an abatement of Rents with respect to each floor of the Building on which such Expansion Option Space is located.

          (iv) If Landlord fails to cause any of Landlord's work described in Subsection 2.06(a) that is performed by Landlord (and not by Tenant at Landlord's expense) with respect to any Expansion Option Space to be substantially completed no later than the date of Substantial Completion of Tenant's Work for any such Expansion Option Space or if performance of any such Landlord's work delays Substantial Completion of such Tenant's Work, then the Base Rent commencement date for such Expansion Option Space shall be postponed by the number of days that (X) Substantial Completion of such work to be done by Landlord for such Expansion Option Space is delayed beyond the date of Substantial Completion of Tenant's Work for any such Expansion Option Space and (Y) Substantial Completion of such Tenant's Work is delayed by the performance of such Landlord's work.

          (v) In the case of Tenant's first option to sublease the Expansion Option Space on floor 7 of the Building, the Tenant's allowance for Alterations to such Expansion Option Space shall be the same as the Tenant's Allowance for floors 3, 8, 9, 10 and 15 of the Sublease Premises multiplied by the number of Rentable Square Feet of the Expansion Option Space and divided by the number of Rentable Square Feet of space on floors 3, 8, 9, 10 and 15 of the Sublease Premises. In all other cases, the amount of the Tenant's allowance for Alterations to the Expansion Option Space shall be equal to (X) the Tenant's Allowance for floors 3, 8, 9, 10 and 15 of the Sublease Premises divided by the number of Rentable Square Feet of such floors of the Sublease Premises/7/ and then (Y) multiplied by the Term Fraction and also by the number of Rentable Square Feet of such Expansion Option Space.

          (c) If at any time or times Landlord shall decide to sublease the Offer Premises to any third Person (excluding, however, any Affiliate of Landlord or any Person named on Exhibit J in respect of floors 3 through 16 of
                                ---------
the Building or as to any other Person in respect of any other floors of the Building to whom Landlord shall have (as of the date hereof) previously extended a preferential right with respect to such space), then Landlord shall first give a notice to Tenant offering the Offer Premises to Tenant on the same terms and conditions as are provided herein with respect to the Sublease Premises, except as otherwise stated therein. For up to thirty (30) days after receipt of such notice, Tenant shall have an option to sublease the Offer Premises by delivering to Landlord a written acceptance of the offer contained in Landlord's notice.
If Tenant shall deliver to Landlord a rejection of such offer or if Tenant shall fail to deliver to Landlord a written acceptance of such offer within such 30-day period, as applicable, then Landlord may at any time prior to the expiration of two hundred and seventy (270) days after the delivery of Landlord's notice enter into a sublease of the Offer Premises to any third Person (even though the same may still be subject to Overlandlord's approval) providing to Landlord at least ninety (90) percent, calculated on a present-value basis, of the total Rents to be paid by Tenant pursuant to Subsection 7.01(d) and otherwise on terms that are materially not less favorable to Landlord than the other terms specified in this Sublease by Landlord to Tenant. If a sublease is not entered into prior to the expiration of such 270-day period, then prior to Landlord's entry into any sublease of the Offer Premises Landlord shall again be obligated to first offer the Offer Premises to Tenant before subleasing the Offer Premises to any third Person.

          (d) If Tenant shall accept Landlord's offer to sublease the Offer Premises, then within ninety (90) days after the delivery of Tenant's notice described in Subsection 7.01(c) Tenant and Landlord shall execute and deliver either a sublease of the Offer Premises (which shall be cross-defaulted to Tenant's obligations under this Sublease) or, at Landlord's option, an amendment of this Sublease relating to the Offer Premises to embody the terms of this Sublease of the Premises. In either case, the Base Rent for the

- ----------
/7/ This amount should equal $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] plus approximately $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] per Rentable Square Foot.

Offer Premises shall be equal to the fair market rental value of the Offer Premises for the remainder of the Term appropriately reduced (on a net effective basis) to take into account the continuation of Operating and PILOT Payments as contemplated by Article IV of this Sublease (without any change in the Base Operating Amount or the Base Tax Year) and any other relevant factors. The Base Rent commencement date for any such sublease (or amendment) shall be the number of days after the date of such sublease (or amendment), and the Tenant's allowance for Alterations to the Offer Premises shall be the amount, as shall then be customary for leases of comparable space in comparable buildings having the same term as such a sublease (or amendment).

          (e) Landlord shall notify Tenant of its determination of the Base Rent for any sublease of the Expansion Option Space or Offer Premises just as soon as reasonably practicable after Tenant notifies Landlord of its exercise of its option to sublease the Expansion Option Space or its acceptance of Landlord's offer to sublease the Offer Premises. If Tenant disputes Landlord's determination of such Base Rent and the parties are unable to reach an agreement by the Base Rent commencement date for the Expansion Option Space or the Offer Premises, then Tenant shall pay Base Rent at the same rate per rentable square foot payable for the Sublease Premises starting on the Base Rent commencement date for the Expansion Option Space or Offer Premises, and the dispute between Tenant and Landlord over such Base Rent shall be submitted to binding arbitration conducted by the American Arbitration Association. Landlord and Tenant shall each select one arbitrator or qualified real estate appraiser, and the American Arbitration Association shall select a third. A majority of the three arbitrators or appraisers so selected shall determine the Base Rent for the Expansion Option Space or Offer Premises and render a written determination as expeditiously as reasonably possible. In case the Base Rent for the Expansion Option Space or Offer Premises as so determined shall be greater than the Base Rent payable for the Sublease Premises during the arbitration, Tenant shall pay to Landlord on the next rent payment date after the arbitrators render a written determination one-twelfth (1/12th) of the annual Base Rent so determined by the arbitrators plus the amount of the excess for the number of months from Base Rent Commencement Date for the Expansion Option Space or Offer Premises through such next rent payment date after the arbitrators render a decision together with interest on such excess at the Prime Rate. In case the Base Rent for the Offer Premises as so determined shall be less than the Base Rent payable for the Sublease Premises during the arbitration, Landlord shall refund to Tenant on the next rent payment date after the arbitrators render a written determination the amount of any overpayment by Tenant for the number of months from Base Rent Commencement Date for the Offer Premises through such next rent payment date after the arbitrators render a decision together with interest on such overpayment at the Prime Rate. Landlord and Tenant shall each pay the fees and expenses of the arbitrator or appraiser appointed by it, plus one-half of the fees and expenses of the third arbitrator or appraiser appointed by the American Arbitration Association.

          (f) Just as soon as Landlord and Tenant shall enter into a sublease (or amendment) of any Offer Premises, Landlord shall use Landlord's Reasonable Efforts to obtain Overlandlord's consent to such Sublease (or amendment), if then required. If Overlandlord shall fail to execute and deliver such consent within sixty (60) days after Landlord's submission of such lease (or amendment) to Overlandlord, then Landlord and Tenant shall each have the right to cancel such sublease (or amendment) and all of their respective rights and obligations hereunder, upon the giving of twenty (20) days' notice and the failure of such consent to be executed and delivered by Overlandlord prior to the expiration of such 20-day period. If such sublease (or amendment) is cancelled as aforesaid, then Tenant and Landlord shall no longer have any rights or obligations to each other under this Section 7.01 with respect to such Offer Premises, and Landlord shall be free to sublease all or any part of such portion of the Building that is not part of the Sublease Premises without regard to this Section 7.01.

          SECTION 7.02  Cancellation Options.  (a) Landlord shall notify Tenant
                        --------------------
at least eighteen (18) months prior to any date not earlier than June 1, 2000 nor later than June 1, 2008 during the Term as of which Landlord expects that it and its Affiliates will cease to occupy at least [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of office space in the Building (for any causes other than Casualty, Condemnation or Events Beyond Landlord's Control). At any time not fewer than twelve (12) months prior to the date specified in Landlord's notice as of which Landlord expects that it and its Affiliates will cease to occupy at least [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of office space in the Building, Tenant shall have an option to partially cancel this Sublease as to any one piece of the Cancellation Option Space effective on the date specified in Landlord's notice to Tenant, time being of the essence. If Landlord and its Affiliates cease to occupy at least [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of office space in the Building (for any causes other than Casualty, Condemnation or Events Beyond Landlord's Control) at any time prior to June 1, 2007 without so notifying Tenant, Tenant shall also have an option to partially cancel this Sublease as to any one piece of the Cancellation Option Space effective on any date specified in Tenant's notice to Landlord that is not earlier than June 1, 2000 nor later than June 1, 2008 and not fewer than twelve
(12) months after the date of Tenant's notice or the date Landlord's and its Affiliates' occupancy actually drops below [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of office space in the Building, whichever is later, time being of the essence, unless Landlord and its Affiliates resume occupancy of at least [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of office space in the Building on or before the effective date specified in Tenant's notice of partial cancellation. In each case, however, (i) there shall be no uncured monetary Event of Default under this Sublease on the date Tenant delivers its notice to partially cancel this Sublease to Landlord, and (ii) Tenant shall pay to Landlord with Tenant's notice to partially cancel this Sublease the Cancellation Payment applicable to the effective date of such partial cancellation. At its option, Tenant may defer payment of one-half (1/2) of the Cancellation Payment to the date Tenant actually vacates and surrenders the Sublease Premises to Landlord in accordance with Subsection 15.03(b).

          (b) Tenant shall also have an option to partially cancel this Sublease as to a portion of the Sublease Premises on floor 10 of the Building containing approximately [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet and shown as Area B on the plan of floor 10 attached hereto as Exhibit A-1-7 without the payment of any cancellation payment by giving
   -------------
Landlord a written notice of such partial cancellation at any time prior to December 31, 1993.

          (c) Promptly after any partial cancellation of this Sublease pursuant to Subsection 7.02(a) or (b), Landlord and Tenant will enter into an amendment of this Sublease to appropriately reflect how the Sublease Premises, Base Rent and other terms of this Sublease are affected by such partial cancellation.

          SECTION 7.03.  Renewal Options.  (a) If Landlord elects to renew the
                         ---------------
term of the Overlease pursuant to Landlord's options to do so in the Overlease, and if Tenant is not in default under this Sublease beyond any applicable grace period, then Tenant shall also have corresponding rights to renew the Term of this Sublease for [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] commensurate terms ("Renewal Terms") of [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]
        -------------
years apiece (or such slightly shorter or longer periods commencing either on the day following the expiration of the initial Term or on the day following the expiration of the first Renewal Term of this Sublease as would result in the expiration of the first or second Renewal Term of this Sublease on the day immediately preceding the expiration of the correspondingly renewed term of the Overlease). If Tenant is in default under the Sublease beyond any applicable grace period on the day prior to the first day of either Renewal Term, the Renewal Term shall not go into effect unless Landlord shall elect otherwise in writing, but such election shall not constitute a waiver of the default. If any Renewal Option is not exercised on or before the time provided in Subsection 7.03(b), it shall expire and be of no further force or effect, and Tenant shall have no further right to exercise the Renewal Option or otherwise renew the term of this Sublease. Unless the context shall otherwise require, each Renewal Term shall be upon the same terms, covenants and conditions as shall be in effect immediately prior to such renewal, except that (a) there shall be no
                                          ------
right or option to further renew
the Term of this Sublease for any period of time beyond the expiration of the first Renewal Term unless Landlord elects to renew the term of the Overlease for a commensurate period pursuant to Landlord's option to do so in the Overlease and Tenant is not in default under this Sublease beyond any applicable grace period, and (b) the Base Rent for each Renewal Term shall be determined as provided in Subsection 7.03(c).

          (b) At least thirty-six (36) months before the Expiration Date of this Sublease or of the first Renewal Term, as the case may be, Landlord and Tenant shall begin to discuss whether Landlord intends to exercise any renewal option it may then have under the Overlease and whether Tenant intends to exercise its correlative option to renew this Sublease (a "Renewal Option"). At
                                                           --------------
least thirty (30) months before the Expiration Date of this Sublease or of the first Renewal Term, as the case may be, time being of the essence with respect to such dates, Tenant and Landlord shall advise one another as to whether they commit to exercise their respective options. If Landlord and Tenant both commit to exercise their respective options, then both parties shall be bound by their decision and the applicable Renewal Option shall be deemed exercised. If Landlord commits to exercise its renewal option under the Overlease and Tenant elects not to exercise the Renewal Option, then only Tenant shall be bound by such election. If Landlord does not commit to exercise its renewal option under the Overlease notwithstanding Tenant's willingness to exercise its Renewal Option, Landlord shall be bound by its decision not to exercise its renewal option; provided, however, that if Landlord subsequently decides to exercise its
        --------
renewal option under the Overlease, then Landlord will so advise Tenant. In that case, Tenant shall have another option, by notice given to Landlord within thirty (30) days of receiving such advice from Landlord, to exercise its Renewal Option. If Landlord and Tenant both elect not to exercise their respective options, then only Tenant shall be bound by its decision not to exercise its Extension Option. In case Landlord has committed to exercise its renewal option under the Overlease and Tenant commits to exercise its Extension Option, subject to the provisions of this Subsection 7.03(b), the Term of this Sublease shall be extended for Renewal Term without the execution of any further instrument.

          (c) The Base Rent payable by Tenant during any Renewal Term shall be equal to the then current Base Rent that shall be payable by Landlord under the Overlease with respect to the floors in the Building which comprise the Sublease Premises. In addition, Tenant shall pay Landlord as Additional Rent Tenant's Proportionate Share of Landlord's Operating Expenses and PILOT Charges in excess of Base Operating and PILOT Amounts which shall be equal to zero ($0.00) (so that the result will be the same as though Tenant were a net lessee with respect to the Sublease Premises) during the Renewal Term, it being intended by the parties hereto that Landlord shall not incur any charges, costs or expenses, nor make any profit, in connection with Tenant's exercise of its Renewal Option and its occupancy of the Sublease Premises during the Renewal Term. If Tenant should wish to dispute the correctness of any amount of any Base or Additional Rent required to be paid during any Renewal Term, Landlord shall promptly make available to Tenant all available information relating to the calculation of any such charges, Operating Expenses or capital expenditures. Any dispute that is not resolved within six
(6) months after a demand for payment by Landlord shall be submitted to an Independent Accountant for resolution. The fees and expenses of the Independent Accountant in resolving such dispute shall be borne by the parties, and the Independent Accountant shall apportion the fees and expenses between the parties, based on the degree of success of each party. The decision of the Independent Accountant shall be final and binding on the Landlord and Tenant.

                                  ARTICLE VIII
                 SUBORDINATION AND CONSENT OF SUPERIOR PARTIES

          SECTION 8.01  Superior Interests.  (a)  This Sublease, and all rights
                        ------------------
of Tenant hereunder, are and shall be subject and subordinate to (i) the Overlease (subject to Section 10.19 thereof), all matters to which the Overlease is subject and subordinate, and all renewals, modifications, replacements and extensions hereafter made thereto, (ii) the Ground Lease, the Project Operating Agreement, the First Secured Loan (as defined in the Overlease) and all renewals, modifications, replacements, extensions spreaders and consolidations hereafter made thereto, (iii) each and every advance made or hereafter to be made thereunder, (iv) The Mortgage referred to in the Nondisturbance Agreement between Bankers Trust Company and Landlord, and any other mortgages (except mortgages made by Landlord as landlord under this Sublease) which may hereafter affect Landlord's interest and/or estate as tenant under the Overlease and/or of the Premises, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, (v) each and every advance made or hereafter to be made under such mortgages, and (vi) all renewals, modifications, replacements, extensions spreaders and consolidations of such mortgages. (Any interest to which this Sublease is subject and subordinate is herein called a "Superior
                                                                   --------
Interest"; the instrument creating or evidencing a Superior Interest is herein
- --------
called a "Superior Instrument"; the holder of a Superior Interest is herein
          -------------------
called a "Superior Party"; any mortgage to which this Sublease is, at the time
          --------------
referred to, subject and subordinate is herein called a "Superior Mortgage"; and
                                                         -----------------
the holder of a Superior Mortgage is herein called a "Superior Mortgagee".)
                                                      ------------------

          (b) Landlord has given Tenant true and complete copies of the Overlease (redacted, however, to delete financial terms that Landlord has agree with Overlandlord to keep confidential), the Ground Lease (except for the amendments and related memoranda thereof referred to in the Nondisturbance Agreements and on Exhibit F to the Overlease, which are not intended to be referred where references to the Ground Lease or Superior Instruments are made herein), the Project Operating Agreement and the Nondisturbance Agreements.

          (c) The subordination provisions of Subsection 8.01(a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or a Superior Party or any of their respective successors in interest may reasonably request to evidence such subordination. Notwithstanding the foregoing, nothing in this Sublease shall be construed to be in derogation of the nondisturbance rights that Landlord has been granted by the Nondisturbance Agreements, or that the Tenant may possess pursuant to Section 10.19 of the Overlease, and Landlord agrees that it shall use Landlord's Reasonable Efforts to obtain confirmation from Overlandlord that Tenant in fact is entitled to the benefit of said nondisturbance rights.

          (d) Tenant shall not do anything that would constitute a default under a Superior Instrument (including any Superior Mortgage), or omit to do anything that Tenant is obligated to do under the terms of this Sublease so as to cause Landlord to be in default thereunder, provided, however, that such
                                               --------  -------
action or inaction shall not be required hereunder to the extent that the same increases in any non-de-minimis respect Tenant's obligations hereunder or decreases in any non-de-minimis respect Tenant's rights or Landlord's obligations hereunder. If, in connection with the financing of the Premises, the Building or any portion thereof, or any interest therein, any lending institution shall request modifications of this Sublease that do not increase the monetary obligations of Tenant hereunder or materially increase the nonmonetary obligations of Tenant hereunder or materially and adversely affect the rights of Tenant hereunder, Tenant shall make such modifications, provided
                                                                      --------
that any reasonable attorneys' fees or similar expenses associated therewith shall be paid for by the party requesting such modifications. Any dispute as to whether Tenant shall be required to make modifications requested of it shall be resolved by arbitration pursuant to Article XXI.

          SECTION 8.02  Notice to Superior Mortgagees.  If any act or omission
                        -----------------------------
of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Sublease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same (which reasonable period, if required by any Superior Mortgagee, shall in no event be less than the period to which Landlord would be entitled under this

Sublease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee shall with due diligence (i) give Tenant notice of intention to remedy such act or omission and (ii) commence and continue to remedy such act or omission to the extent it is able to do so without possession of the Building, and if unable to do so without possession, seek possession, directly or through a receiver, and upon obtaining possession of the Building, commence and continue to remedy such act or omission.

          SECTION 8.03  Attornment.  If at any time prior to the expiration of
                        ----------
the Term, the Overlease shall terminate or be terminated for any reason or any Superior Party comes into possession of the Premises or the Building or the estate created by the Overlease, by receiver or otherwise, then, subject to
Section 10.19 of the Overlease, Tenant agrees, at the election and upon demand of such Person entitled to possession of the Sublease Premises, to attorn, from time to time, to such Person acquiring the interest of Landlord, upon the then-executory terms and conditions of this Sublease, for the remainder of the Term, or, at the cost and request of such Person, Tenant shall enter into a new lease on the same terms and conditions as this Sublease for the remainder of the Term. Notwithstanding the foregoing, this Sublease shall not terminate solely by reason of a termination of the Overlease without the prior written consent of the holder of the Superior Mortgage which is a first mortgage on the Premises. The provisions of this Section 8.03 shall inure to the benefit of any Superior Party, shall apply notwithstanding that, as a matter of law, this Sublease may terminate upon the termination of any such Superior Lease and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Person, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 8.03, reasonably satisfactory to any such Person, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 8.03 shall be construed to impair any right otherwise exercisable by any such Person.
Further, any obligation of Tenant under this Section 8.03 shall apply only if, upon the performance of such obligation, Tenant would continue to enjoy the benefits accorded to Tenant hereunder, including the covenant of quiet enjoyment contained in Section 9.01 hereof.

          SECTION 8.04  Modifications of Superior Instruments.  No modifications
                        -------------------------------------
or amendments of the Overlease, Ground Lease (including any amendment of the Ground Lease referred to in the Nondisturbance Agreements and on Exhibit F to the Overlease), Nondisturbance Agreements, Project Operating Agreement or other Superior Instruments (except those which can be modified or amended without Landlord's consent) that result in an increase of Tenant's monetary obligations hereunder or affect in a non-de-minimis and adverse manner Tenant's rights and remedies hereunder or increase in a non-de-minimis and adverse manner Tenant's obligations hereunder shall be binding upon Tenant for purposes of this Sublease unless and until Tenant shall have consented to such modification or amendment in a writing separate from this Sublease. If there shall be any dispute between Landlord and Tenant with respect to whether Tenant's consent to a modification or amendment is required or properly withheld, and such dispute is made the subject of an arbitration between Landlord and Overlandlord pursuant to the Overlease, then such dispute between Landlord and Tenant shall be resolved by arbitration pursuant to Article XXI, and to the extent possible, shall be consolidated with the arbitration between Landlord and Overlandlord so as to avoid inconsistent results.

          SECTION 8.05  Consent of Others.  If, pursuant to the terms of this
                        -----------------
Sublease, Tenant must obtain the consent or approval of Landlord, and Landlord must, pursuant to the Overlease, obtain the consent of any Superior Party, then in the event Landlord is reasonably contemplating granting such consent or approval or in the event Landlord is obligated under this Sublease, in light of the relevant facts and circumstances, to grant such consent or approval, Landlord shall forward a copy of Tenant's request for such consent or approval, together with any relevant documents Landlord deems appropriate, to such Superior Party, and (except as otherwise provided in Subsection 2.03(a)) use Landlord's Reasonable Efforts to obtain the consent or approval of such Superior Party. If such Superior Party refuses to grant such consent or approval, and, as a result, Landlord withholds its consent to Tenant's request therefor, such withholding by Landlord shall not be deemed to be an unreasonable refusal to grant such consent or approval.

                                   ARTICLE IX
                       NONDISTURBANCE AND QUIET ENJOYMENT

          SECTION 9.01  Nondisturbance.  (a)  Nondisturbance Agreements that
                        --------------
protect Landlord's interest in the Premises are in full force and effect; a Memorandum of the Overlease has been recorded; Landlord's obligations under the Overlease (referred to as the "Sublease" in the Nondisturbance Agreements) have been guaranteed by Merrill Lynch & Co., Inc.; there are no Superior Instruments by reason of which Landlord's interest in the Premises under the Overlease can be cut off or disturbed except those as to which Landlord has been granted rights of nondisturbance by the Nondisturbance Agreements; and Landlord will not subordinate its leasehold interest in the Premises under the Overlease to any new Superior Mortgage or other Superior Instrument without obtaining the benefit and protection of similar nondisturbance agreements for Landlord and/or Tenant.

          (b) Landlord will deliver to Overlandlord, with Landlord's submission of this Sublease to Overlandlord for its consent pursuant to Section 2.03, a certificate to the effect required by Section 10.19 of the Overlease in order for Overlandlord to become obligated to recognize Tenant as a direct tenant of Overlandlord in accordance with the terms of this Sublease in the event of a termination of the Overlease.

          (c) From and after the first Possession Date, there will be no rights in favor of any third Persons to possession, use or occupancy of the Sublease Premises or to any Expansion Option Space which will be superior to the rights of Tenant to possession, use and occupancy of the Sublease Premises and the Expansion Option Space under this Sublease.

          SECTION 9.02  Quiet Enjoyment.  (a)  So long as no Event of Default
                        ---------------
shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Sublease Premises without hindrance, ejection or molestation by Landlord, Overlandlord, Ground Lessor or any person (including any future Superior Mortgagee from whom Landlord does not obtain a nondisturbance agreement similar in effect to the Nondisturbance Agreement by Bankers Trust Company with Landlord) lawfully claiming through or under Landlord, Overlandlord or Ground Lessor.

          (b) Subsection 9.02(a) shall be construed as a covenant running with the Sublease Premises, but not as a personal covenant of Landlord except to the extent of Landlord's interest in the Premises and this Sublease and for only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Sublease to the extent of their respective interests, as and when they shall acquire the same and only for so long as they shall retain such interest.

          (c) Landlord shall use Landlord's Reasonable Efforts (and shall pay the costs of the reasonable efforts of Landlord's legal counsel) to prevent Nomura Holding America, Inc. and its successors, assignees and subsubtenants from operating or even testing the emergency electric power generators which have been installed by Nomura Holding America, Inc. on floor 10 of the Building at any time on Business Days except in cases of interruptions in the supply of electricity to the premises subleased by Nomura Holding America, Inc. from Landlord caused by emergencies beyond the control of Landlord or Nomura Holding America, Inc. In addition, Landlord shall not permit Nomura Holding America, Inc. to employ its emergency electric power generators to participate in any electric energy abatement programs offered by the utility company which supplies electricity to the Building, and shall use Landlord's Reasonable Efforts (and shall pay the costs of the reasonable efforts of Landlord's legal counsel) to require Nomura Holding America, Inc. to give Landlord and Tenant at least three
(3) days prior notice of any intended operation or testing of its emergency electric power generators on floor 10 of the Building, and to accede to any reasonable request that Tenant may make for such operation or testing to be rescheduled to non-Business Hour on some non-Business Day that is no later than ten (10) days after the intended date of operation or testing announced by Nomura Holding America, Inc. in its notice to Landlord Tenant.

                                   ARTICLE X
                      ASSIGNMENT, SUBLETTING AND MORTGAGES

          SECTION 10.01  Consent Required.  (a)  Subject to the provisions of
                         ----------------
Section 10.02 and 10.08, Tenant shall not, whether voluntarily, involuntarily or by operation of law or otherwise (i) assign or otherwise transfer this Sublease or the term and estate hereby granted, (ii) sublet the Sublease Premises or any part thereof, or allow the same to be used or occupied by anyone other than an Affiliate of Tenant (provided that such permitted use or occupancy shall create no possessory rights unless and until such Affiliate enters into a Subsublease with Tenant and Tenant delivers an executed counterpart thereof to Landlord and to Overlandlord), or (iii) mortgage, pledge, encumber or otherwise hypothecate this Sublease or the Sublease Premises or any part thereof, except as expressly provided in this Sublease.

          (b) For purposes of this Section 10.01, if Tenant is not an individual and if at any time during the Term the Person which, on the date of this Sublease, controls the Tenant ceases to control the Tenant, whether by operation of law or otherwise, any such event shall be deemed to be an assignment of this Sublease for which Landlord's prior consent shall be required. However, the above provisions of this Subsection 10.01(b) and Section
10.02 shall not be applicable (x) to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or (y) to a transaction in which all or substantially all of the stock shares or equity interests or all or substantially all of the assets of Tenant are transferred to a Person that continues the operation of Tenant's business for a substantial period beyond such transfer, provided in each case that the going concern value and assets of
               --------
Tenant immediately after such transfer are reasonably sufficient for the continued payment of any accrued but unpaid and the estimated future Rent obligations of the Tenant under this Sublease; nor shall the death, retirement, withdrawal, resignation, incompetency or addition of partners in, from or to Tenant be treated as an assignment for purposes of this Sublease. For purposes of this Section 10.01, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as the same has been amended through the date hereof, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

          (c) For purposes of this Sublease, any Affiliate of Tenant may use or occupy the Sublease Premises without entering into a Subsublease with Tenant and delivering to Landlord and Overlandlord an executed counterpart thereof and, in that event, shall be deemed to be a corporate division or department of Tenant and not a separate entity; and accordingly, such Affiliate shall not be entitled to recognition by Landlord as a subtenant. Tenant shall be fully responsible for any defaults or Events of Default caused by or due to any act or omission of such Affiliate.

          SECTION 10.02  Affiliate Mergers.  (a) Subject to the other provisions
                         -----------------
of this Article X, the prohibition on assignment contained in Section 10.01 shall not apply to a transaction between Tenant and an Affiliate of Tenant that is a successor to Tenant and continues the operation of Tenant's business.

          (b) Provided no Event of Default shall have occurred and be continuing, Tenant shall have the right, upon notice but without Landlord's consent, to assign all of Tenant's interest in this Sublease, or to sublet all or a portion of the Sublease Premises, to an Affiliate of Tenant (subject, however, to all of the other terms of this Article X, including Sections 10.01(c), 10.03 and 10.04); provided, however, if at any time subsequent to such
                            --------  -------
assignment or subletting, the assignee or sublessee shall not remain an Affiliate of Tenant, then Tenant shall be required to obtain Landlord's consent to the continuation of such assignment or subletting as provided herein.

          SECTION 10.03  Restrictions.   (a) No partial assignments of this
                         ------------
Sublease, or of any of Tenant's rights or options hereunder, shall be permitted.

          (b) If this Sublease be assigned, whether or not in violation of the provisions of this Sublease, Landlord may collect rent from the assignee. If the Sublease Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Sublease, Landlord may, if an Event of Default has occurred and is continuing, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article X, or the acceptance of the assignee, subtenant or occupant as the tenant hereunder, or a release of Tenant from the performance of its obligations under this Sublease.

          (c) The consent by Landlord to the assignment, subletting or use or occupancy by others of the Sublease Premises shall not in any way be considered to relieve Tenant (or any Subtenant) from obtaining the express written consent of Landlord to any other or further such assignment, subletting or use or occupancy not expressly permitted by this Article X.

          (d) References in this Sublease to use or occupancy by others (that is, anyone other than Tenant or an Affiliate) shall not be construed as limited to subsubtenants and those claiming under or through subsubtenants, but as also including licensees, concessionaires, operators and others claiming under or through Tenant or an Affiliate, immediately or remotely, a legal right of possession or occupancy of the Sublease Premises or any portion thereof (all such persons herein referred to as "Subsubtenants").
                                    -------------

          SECTION 10.04  Assumption Required.  (a)  Any assignment or other
                         -------------------
transfer, whether made with Landlord's consent or without Landlord's consent, shall be made only if, and shall not be effective until, the assignee or transferee shall execute and acknowledge for the benefit of Landlord an agreement whereby the assignee or transferee shall assume the obligations thereafter to be performed by Tenant under this Sublease and whereby the assignee or transferee shall agree that the provisions in Section 10.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of any future assignments and other transfers.

          (b) Where Landlord's consent for an assignment, sub-letting or other transfer of Tenant's interest herein is required hereunder, the original-named Tenant and each assignee thereof shall remain fully and primarily liable for the payment of all Rent and all other sums due under this Sublease and for the other obligations of this Sublease on the part of Tenant to be performed or observed throughout the Term notwithstanding (i) any assignment, subletting or other transfer, whether or not in violation of the provisions of this Sublease, (ii) the acceptance of any Rent by Landlord from an assignee, subtenant, transferee or any other party, (iii) any amendment or modification of this Sublease subsequent to the date of any assignment (provided, however, that Tenant's
                                          --------
liability shall not be increased or extended without Tenant's written consent by any such amendment or modification of this Sublease subsequent to the date of any assignment).

          (c) Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with a proposed assignment, subletting or other transfer, including reasonable fees and expenses of Landlord's outside attorney, whether or not such transaction shall be consummated.

          SECTION 10.05  Obligations Unaffected by Assignment.  Except in the
                         ------------------------------------
case of an assignment of this Sublease permitted without Landlord's consent pursuant to Subsection 10.01(b), 10.02 (a) or 10.02(b), the liability of Tenant and any immediate or remote successor in interest of Tenant for the due performance of the obligations of this Sublease on Tenant's part to be performed or observed (a) shall be joint and several, (b) shall not be discharged, released, impaired, increased or extended in any respect by any agreement or stipulation made by Landlord extending the time of or modifying any of the obligations of this Sublease or by any waiver or failure of Landlord to enforce any of the obligations of this Sublease, and (c) shall not be impaired or otherwise affected by any event, proceeding, action or failure to act, with or without notice to or the knowledge or consent of Tenant, including
(i) any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of Landlord in enforcing this Sublease; or (ii) any bankruptcy, insolvency, reorganization, arrangement, liquidation, rehabilitation or similar or dissimilar proceeding involving or affecting any assignee or this Sublease, including any termination or rejection of this Sublease in connection with such proceedings (and any limitation on the liability of any assignee in such proceeding shall not diminish or limit the liability of Tenant), and in the event Tenant's assignee shall become a debtor under the Code, Tenant shall have no right of subrogation as against such assignee.

          SECTION 10.06  Obligations Unaffected by Subsublease.  Each
                         -------------------------------------
Subsublease pursuant to this Article X shall expressly be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Sublease and the Overlease. Notwithstanding any such subletting or acceptance of rent or additional rent by Landlord from any Subtenant, or both, Tenant shall and will remain fully liable for the payment of all Rent and other sums due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Sublease on the part of Tenant to be performed and all acts and omissions of any Subtenant or anyone claiming under or through any Subtenant that shall be in violation of any of the obligations of this Sublease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other or further subletting of the Sublease Premises or any part thereof by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this
Article X.

          SECTION 10.07  Listings of No Effect.  The listing of any name other
                         ---------------------
than, or in addition to, that of Tenant, whether on the doors of the Sublease Premises or the directory for the Building, or otherwise, shall not operate to vest any right or interest in this Sublease or in the Sublease Premises, nor shall it be deemed to be the consent of Landlord to any assignment, subletting or other transfer of this Sublease or to any Subsublease or any part thereof or to the use or occupancy thereof by others.

          SECTION 10.08  Criteria for Assignments or Subtenancies.  (a)  Except
                         ----------------------------------------
for any assignment or Subsublease or use or occupancy by others permitted without Landlord's consent pursuant to Subsections 10.01(b), 10.01(c), 10.02(a) or 10.02(b), if Tenant shall at any time or times during the Term desire to assign this Sublease or sublet all or any portion of the Sublease Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed Subsublease or assignment, the effective or commencement date of which shall be at least twenty (20) Business Days after the giving of such notice, and (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or Subtenant, the nature of its business, its financial condition and credit standing, and its proposed use of the Sublease Premises.

          (b) So long as no monetary Event of Default has occurred and is continuing, Landlord shall grant its consent to the proposed assignment or Subsublease within ten (10) Business Days after Tenant furnishes Landlord the items enumerated in clauses (i) and (ii) of Subsection 10.08(a) if in Landlord's reasonable judgment:

               (i) The proposed assignee or Subtenant is engaged in a business and the Sublease Premises will be used in a manner which (1) are in keeping with the standards of a first-class office building, (2) are limited to the uses permitted under Article VI hereof, and (3) will not violate any restriction as to use specifically incorporated in this Sublease;

               (ii) The proposed assignee or Subtenant is a reputable Person of good character and any proposed assignee has financial worth sufficient to meet its liabilities and obligations under the assignment;

               (iii) The form of the proposed assignment or Subsublease complies with the applicable provisions of this Article X;

               (iv) Any proposed Subsublease does not provide for any rental or any other payments for use, occupancy or utilization of the premises demised thereunder based in whole or in part on the net income or profits derived by any Person therefrom;

               (v) Any proposed assignment or subsublease does not permit the proposed assignee or Subtenant to assign its interest in this Sublease or such Subsublease, as applicable, or sublet the premises demised thereunder, without the prior written consent of Landlord (except, with respect to an assignee of Tenant, as permitted herein) and Overlandlord as provided in this Article X;

               (vi) The proposed assignee or Subtenant has not committed an act of insolvency or bankruptcy;

              (vii) Neither the proposed assignee or Subtenant nor any of its Affiliates is a tenant in the Building for whose needs Landlord shall have a comparable amount of space available in the Building and with whom Landlord has still unresolved discussions regarding subleasing such comparable amount of space in the Building (it being agreed that Landlord shall not be regarded as having "unresolved discussions" if the last substantive contact between Landlord and Tenant shall have occurred more than six (6) months previously);

             (viii) The proposed Subsublease will not result in the Sublease Premises being subject to more than [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Subsubleases per floor on floors 3 and 15 or [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Subsubleases per floor on floors 8 and 9 of the Sublease Premises, or any Subsublease of less than all of the Sublease Premises on any of floors C1, C2 and 10, or any Subsublease of the Visitor Reception Areas separately from Subsubleases of all of the portions of the Sublease Premises primarily served by the elevator banks respectively served by such Visitor Reception Areas; and

               (ix) Overlandlord shall have consented to such assignment or Subsublease in accordance with the provisions of Article 10 of the Overlease.

          (c) Landlord shall forward to Overlandlord Tenant's request to assign or sublet and all related information required under the Overlease within five
(5) Business Days after receipt of same and use Landlord's Reasonable Efforts to obtain Overlandlord's consent thereto unless Landlord shall have concluded prior to that time to reject Tenant's request. However, the forwarding of such request to Overlandlord shall be without prejudice to Landlord's right subsequently to reject the request in accordance with the terms of Subsection 10.08(b).

          SECTION 10.09  Manner of Offering Space.  (a)  Tenant shall not
                         ------------------------
publicly advertise in any medium (except flyers to brokers that don't reveal Tenant's asking subrent) the availability of this Sublease for assignment or the availability of the Sublease Premises for subleasing without prior notice to and approval by Landlord (which approval shall not be unreasonably withheld) and Overlandlord. No advertisement shall state the then-Rent or the proposed rental or assignment consideration.

          (b) Without limiting Tenant's obligations under Section 10.17, Tenant shall expressly provide in each (i) brokerage agreement, if any, (ii) letter of intent, if any, with a prospective assignee or Subtenant, and (iii) instrument of assignment or Subsublease, that the assignment or Subsublease in question shall be conditioned on and shall not be effective without the consent of Landlord, Overlandlord and the Ground Lessor, to the extent required by each under this Sublease, the Overlease or the Ground Lease, to such assignment or Subsublease.

          SECTION 10.10  Additional Requirements.  With respect to each and
                         -----------------------
every Subsublease or assignment authorized or otherwise permitted by Landlord under the provisions of this Sublease, regardless of whether Landlord's express consent is necessary, it is further agreed:

          (a) No subletting shall be for a term (including renewal or extension options) ending later than (1) one day prior to the expiration of the Term.

          (b) No Subtenant or assignee shall take possession of the Sublease Premises or any part thereof until an executed counterpart of such Subsublease or assignment has been delivered to Landlord and Overlandlord, except as otherwise provided in Subsection 10.01(c) and any consent required hereunder shall have been obtained.

          (c) Each Subsublease shall provide (i) that it is subject and subordinate to this Sublease, the Overlease and the matters to which this Sublease is or shall be subordinate, (ii) that except as provided in the next succeeding clause (iii), such Subsublease shall terminate and be of no further force and effect upon any termination, surrender or cancellation of this Sublease (including by reason of any agreed-upon termination of this Sublease by Landlord and Tenant), and (iii) that in the event of any such termination, surrender or cancellation of this Sublease or any re-entry or dispossess by Landlord under this Sublease, Landlord may, at its sole option, take over all of the right, title and interest of Tenant, as sublessor, under such Subsublease, and such Subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such Subsublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such Subsublease, (2) subject to any offset not expressly provided in such Subsublease which theretofore accrued to such Subtenant against Tenant, (3) liable for any security deposited by such Subtenant that has not been transferred as such to Landlord, (4) bound by any previous modification of such Subsublease not consented to in writing by Landlord or by any previous prepayment of more than one month's rent, (5) bound by any covenant to undertake or complete any construction of the premises or any portion thereof demised by such Subsublease, and (6) bound by any obligation to make any payment to or on behalf of the Subtenant, it being expressly understood that Landlord shall not be bound by any obligation to make payment to or on behalf of a Subtenant with respect to construction performed by or on behalf of such Subtenant with regard to the premises demised under such Subsublease.

          (d) All required consents of the Overlandlord and Ground Lessor under the Overlease and the Ground Lease must be obtained.

          SECTION 10.11  Sharing of Profits.  (a)  If Landlord's consent to any
                         ------------------
assignment of this Sublease or to any Subsublease not permitted by Subsection 10.01(b), 10.02(a) or 10.02(b) shall be required hereunder and shall have been given, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

               (i) In the case of any such assignment, an amount equal to [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] percent of the excess (herein called the "Assignment Profit") of (x) all sums and other
                         -----------------
     consideration paid to Tenant and any of its Affiliates by the assignee for or by reason of such assignment of this Sublease to such assignee (including sums paid for the sale or rental of Tenant's leasehold improvements, fixtures, equipment, furniture, furnishings or other personal property, and, if such consideration is paid in installments, any interest paid by the assignee on such installments but excluding Rents to be assumed and paid by the assignee under this Sublease) over (y) the aggregate of (1) reasonable legal and advertising fees and expenses and customary brokerage commissions paid by Tenant in connection with such assignment and the collection of such consideration, (2) in the case of a sale of Tenant's fixtures, equipment, furniture, furnishings or other personal property, the then-unamortized or undepreciated cost thereof determined on the basis of Tenant's accounting records (which records shall be kept in a manner consistent with Tenant's overall practices), (3) the then-unamortized or undepreciated portion of (A) the cost of Tenant's leasehold improvements to the Sublease Premises (excluding fixtures and equipment which are removable without causing substantial damage to the Building or which are actually removed or sold, and furniture, furnishings and other personal property and decorating costs), amortized over the useful life of such improvements as determined on the basis of Tenant's accounting records (which records shall be kept in a manner consistent with Tenant's overall practices) less (B) the sum of the cost of any work with respect to such improvements which was performed by Landlord for Tenant without any charge to Tenant, whether before or after the Base Rent Commencement Date and the amounts paid by Landlord pursuant to Subsection 2.05(d), and (4) any lease-takeover, moving and other out-of-pocket expenses actually incurred by Tenant in connection with such assignment. The amounts payable to Landlord under this clause
     (i) shall be due and payable within twenty (20) days after Tenant's receipt of payment from its assignee (including any amounts received by Tenant as damages or other sums from such assignee on account of such assignee's default in connection with said assignment); provided, however, in the
                                                  --------  -------
     event that the consideration for such assignment described in clause (x) above is received by Tenant from its assignee in installments, then such installments shall first be applied to reimburse Tenant for the costs of the assignment described in clause (y) above, after which such installments (representing the Assignment Profit) shall be apportioned equally among Tenant and Landlord promptly upon receipt by Tenant.

               (ii) In the case of any such Subsublease, an amount equal to [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of the amount (herein called the "Subsubleasing Profit"), determined on a monthly basis, by which
                 --------------------
     (x) any rents, additional charges or other consideration paid to Tenant and any of its Affiliates under the Subsublease (and any related instruments) by the Subtenant (including sums paid for the sale or rental of Tenant's leasehold improvements, fixtures, equipment, furniture, furnishings or other personal property) and any sums received by Tenant from the Subtenant on account of profits received by such Subtenant from an underletting), shall exceed (y) the aggregate of (1) the Rent and all other sums to be paid by Tenant hereunder in respect of the space demised under the Subsublease (at the rate per Rentable Square Foot payable by Tenant hereunder), (2) the reasonable legal and advertising fees and expenses and customary brokerage commis-sions paid by Tenant in connection with the subletting and the collection of such subrents, (3) net payments for any leasehold improvements made for the Subtenant by Tenant (or net allowances in lieu thereof paid by Tenant) pursuant to the terms of the Subsublease or to discharge obligations of the Subtenant under other leases taken over by Tenant, (4) the then-unamortized or undepreciated portion of (A) the cost of Tenant's leasehold improvements to the Sublease Premises (excluding fixtures and equipment which are removable without causing substantial damage to the Building or which are actually removed, sold or subleased, and furniture, furnishings and other personal property and decorating costs), amortized over the useful life of such improvements as determined on the basis of Tenant's accounting records (which records shall be kept in a manner consistent with Tenant's overall practices) less (B) the cost of any work with respect to such improvements which was performed by Landlord for Tenant without charge to Tenant, whether before or after the Base Rent Commencement Date, and the amounts paid by Landlord pursuant to Subsection 2.05(d), and (5) any lease-takeover, moving and other out-of-pocket expenses actually incurred by Tenant in connection with such Subsublease. The Subsubleasing Profit for a Subsublease shall be amortized on a straight-line basis over the term of such Subsublease, and the amounts payable to Landlord under this clause (ii) shall be paid in equal monthly installments in arrears over the term of the Subsublease in question (not later than twenty (20) days after Tenant's receipt of such amount from its Sub-subtenant); provided, however, such amounts described in clause (x)
                     --------  -------
     above shall be apportioned among Tenant and Landlord upon receipt by Tenant so that Tenant first recovers the costs of the Subsublease described in clause (y) above, after which such installments (representing the

     Subsublease Profit) shall be apportioned equally among Tenant and Landlord promptly upon receipt by Tenant. If, however, the Subsublease is terminated
                                          -------
     by Tenant as sublandlord, Tenant's obligation to pay further sums to Landlord shall terminate except with regard to any damages or other sums thereafter received by Tenant from such Subtenant, of which Tenant shall pay to Landlord ([MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) percent on account of Subsubleasing Profits.

          (b) If Tenant shall assign this Sublease or Subsublease the Sublease Premises or any portion thereof in a case that does not require Landlord's consent under this Article X or to an Affiliate of Tenant, then the instrument of assignment or Subsublease in question shall (i) incorporate the provisions of this Section 10.11, (ii) provide that such assignee or Subtenant shall promptly pay over to Landlord [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] percent of any Assignment Profit and Subsubleasing Profit received by such assignee or Subtenant, and (iii) provide that Landlord shall have the right to enforce such provisions in its own name or Tenant's name.

          (c) Together with any requests for Landlord's consent to an assignment or with the notice to be given to Landlord pursuant to Subsection 10.08(a), as the case may be, Tenant shall furnish Landlord with such information and documents relating to the calculation of Assignment Profit and Subsubleasing Profit as shall be reasonably appropriate to enable Landlord to verify the same, and Tenant shall promptly furnish Landlord with such additional information or documents related thereto as Landlord may reasonably request.
Any dispute arising under or in connection with any provision of this Section
10.11 shall be determined by arbitration pursuant to Article XXI but shall not be allowed to delay Landlord's consent to the Subsublease. In the event the arbitration determines that the monthly amount owed by Tenant to Landlord under this Section 10.11 exceeds the monthly amount claimed to be so owed by Tenant, then Tenant shall pay interest at the Prime Rate on the underpaid amount from the date such amount (or portion thereof) was owed to the date paid. The obligations of Tenant and the remedies of Landlord under this Section 10.11 shall survive the expiration or earlier termination of the Term.

          SECTION 10.12  Tenant's Enforcement. Tenant shall use reasonable
                         --------------------
efforts to cause any Subtenant to comply with its obligations under its Subsublease, this Sublease and all Superior Instruments. As used herein, "Subsubleases" shall include any sub-sublease or underlease made by Tenant or
- -------------
any of its Subsubtenants as sublessor or underlessor, and any occupancy, operating, license and concession agreement, as the case may be.

          SECTION 10.13  Responsibility for Subsubtenants.  The fact that
                         --------------------------------
violation or breach of any of the terms, provisions or conditions of this Sublease results from or is caused by an act or omission by any of the Subsubtenants shall not in any respect relieve Tenant of Tenant's obligations to cure the same.

          SECTION 10.14  Assignment of Subrents.  To secure the prompt and full
                         ----------------------
payment by Tenant of the Rent and all other sums due hereunder and the faithful performance by Tenant of all the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth in this
Section 10.14, all of Tenant's right, title and interest in and to all Subsubleases, and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Sublease Premises to permit and ensure the collection by Landlord of the rents and other sums payable under the Subsubleases, and further agrees that the exercise of the right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Sublease Premises or any portion thereof. However, such assignment shall become operative and effective if but only if (a) a monetary Event of Default shall occur, or (b) this Sublease and the Term shall be canceled or terminated pursuant to the terms, covenants and conditions hereof, or (c) there occurs repossession under a dispossess warrant or other judgment, order or decree of a court of competent jurisdiction and then only as to such of the Subsubleases that Landlord may elect to take over and assume. Notwithstanding the foregoing, if the events described in clauses (b) and (c) of this Section 10.14 have not occurred and if the Event of Default which caused such assignment to become operative and effective shall have been cured by Tenant, such assignment shall cease to be operative and effective upon the written demand of Tenant, provided that this Sublease is then in effect and no
                          --------
new monetary Event of Default shall have occurred and remain uncured under this Sublease, and Landlord shall cease to exercise the rights granted hereunder to Landlord with respect to the Subsubleases.

          SECTION 10.15  Delivery of Subsublease Schedule.  Tenant shall deliver
                         --------------------------------
to Landlord, at least five (5) business days prior to the times set forth in Subsection 38.01(a)(ii) of the Overlease for the delivery of annual financial statements, a schedule of any Subsublease which shall include the name of the Subtenant, the expiration date, a description of any renewal options, rentals and any other information relating to such Subsublease which Landlord may reasonably request.

          SECTION 10.16  Additional Provisions of Subsubleases.  Tenant
                         -------------------------------------
covenants and agrees that any Subsublease shall expressly provide that (a) it is subject to this Sublease and to the Overlease, (b) the Subtenant will not pay any rent or other sums under the Subsublease for more than one (1) month in advance of the due date for any corresponding Rent obligation under this Sublease, (c) on the termination of this Sublease pursuant to Article XX, upon Landlord's request the Subtenant will promptly deliver to Landlord "as-built" drawings (or comparable redlined shop drawings) of any construction, alteration, renovation and/or restoration work such Subtenant performed or caused to be performed in the space demised under such Subtenant's Subsublease, and (i) if any construction, alteration, renovation and/or restoration work with respect to such space is then proposed or in progress, such Subtenant's drawings and specifications, if any, for such work, and (ii) if any construction, alteration, renovation and/or restoration work by Tenant for such Subtenant with respect to such space was performed or is then proposed or in progress, the "as-built" drawings, if any, or the drawings and specifications, if any, as the case may be, for such work in such Subtenant's possession and (d) at Landlord's option, on the termination of this Sublease pursuant to Article XX, the Subtenant will attorn to, or enter into a direct lease on identical terms with, Landlord for the balance of the unexpired term of the Subsublease.

          SECTION 10.17  Indemnification by Tenant.  Unless Landlord
                         -------------------------
unreasonably declines to give its consent to or to use Landlord's Reasonable Efforts to process and obtain Overlandlord's consent to any proposed assignment or Subsublease for which such consent shall be required, Tenant shall indemnify, defend and hold Landlord and its officers, employees and agents harmless, in the manner provided in Section 26.03, against and from any and all loss, liability, damages, costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against any such persons by the proposed assignee or Subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or Subsublease.

                                   ARTICLE XI
                 COMPLIANCE WITH LAWS AND SUPERIOR INSTRUMENTS

          SECTION 11.01  Compliance Required.  (a)  Tenant and Landlord shall
                         -------------------
give prompt notice to one another of any notice it receives of the violation of any law or requirement of any Governmental Authority with respect to the Sublease Premises or the use or occupancy thereof by Tenant together with a copy of such notice.

          (b) Tenant shall, at Tenant's expense, comply with all laws, orders, ordinances, directions, regulations and requirements of any Governmental Authority, now or hereinafter in force (collectively, "Legal Requirements"), in
                                                       ------------------
respect of Tenant's use, occupation or Alteration of the Sublease Premises, or the abatement of any nuisance in, on or about the Sublease Premises, provided
                                                                     --------
that the same (a) requires the installation, modification or maintenance of any gas, smoke or fire detector or alarm or any sprinkler or other system to extinguish fires not otherwise required on a Building-wide basis, or (b) imposes some violation, order or duty on Landlord or Tenant, arising from (i) Tenant's manner of use of the Sublease

Premises (as distinguished from Tenant's mere use of the Sublease Premises as permitted by Subsection 6.01(a)), or (ii) the alteration or operation of its installations, equipment or other property therein or use of the Sublease Premises for any use not permitted by Subsection 6.01(a), or (iii) some cause or condition created by or at the instance of Tenant (other than Tenant's mere use of the Sublease Premises as permitted by Subsection 6.01(a)), or (iv) breach of one or more of Tenant's obligations hereunder; provided that the Sublease
                                               --------
Premises are free of violations of Legal Requirements on the date Landlord delivers possession of the Sublease Premises to Tenant; and provided further
                                                            --------
that, where such compliance would affect in any way the structural, mechanical, electrical, sanitary, plumbing, heating, ventilating, air-conditioning, fire safety or other systems of the Building, such compliance shall be performed only by Landlord or a contractor selected by Tenant from a list of at least four (4) contractors specifically approved for such work by Landlord, at Tenant's reasonable expense. Tenant shall pay all costs, expenses, fines, penalties and damages that may be imposed upon Landlord or Overlandlord or the holder of any other Superior Interest by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 11.01. Tenant shall pay as Additional Rent, within twenty (20) days after written demand therefor from Landlord, any fines, penalties or other amounts owed by Landlord or any Superior Party to the Fire Department of New York or to others resulting from alarms or violations or corrections to the fire safety system originating in the Sublease Premises from (i), (ii) or (iii).

          (c) Notwithstanding the foregoing provisions of Subsection 11.01(b), Tenant shall not be required to comply with any Legal Requirement so long as Tenant is in good-faith contesting the same and has furnished (i) to Landlord the written consent of Overlandlord and Superior Mortgagees whose consent shall be necessary under the provisions of such mortgages, which consent Landlord agrees to use Landlord's Reasonable Efforts to assist Tenant to obtain, and (ii) to Landlord (or, at Landlord's option, Overlandlord) a cash deposit, an irrevocable letter of credit or a surety bond or other such security reasonably satisfactory to Landlord in an amount sufficient to pay all potential fines, penalties and other amounts referred to in Subsection 11.01(b) together with interest thereon.

          SECTION 11.02  Compliance with Superior Instruments.  Tenant, at its
                         ------------------------------------
sole cost and expense, shall perform and comply with and cause the Sublease Premises to comply with all of, and shall not do or permit anything which would violate any of, the terms, covenants and conditions (to the extent they are susceptible of performance and compliance by Tenant and arise from Tenant's manner of use of the Sublease Premises (as distinguished from the mere use of the Sublease Premises as permitted by Section 6.01) or operation of its installations, equipment or other property therein) of (a) the Overlease, (b) the Ground Lease, (c) the Project Operating Agreement,

(d) Superior Mortgages and (e) other Superior Instruments, provided, however,
                                                           --------  -------
that such performance and compliance shall not be required hereunder to the extent that the same increases in any non-de-minimis respect Tenant's overall obligations hereunder or decreases in any non-de-minimis respect Tenant's rights or Landlord's obligations hereunder.

          SECTION 11.03  No Discrimination.  (a)  Tenant covenants and agrees
                         -----------------
that in its use, operation or occupancy of the Sublease Premises and employment and conditions of employment in connection therewith, or in its subleasing of the Sublease Premises or any part thereof or assignment of its interest in this Sublease, or in connection with the maintenance, repair or alteration of the Sublease Premises (i) it shall not discriminate or permit discrimination against any Person by reason of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status, and (ii) it shall comply with all applicable federal, state and local laws, ordinances, rules and regulations from time to time in effect prohibiting such discrimination or pertaining to equal employment opportunities.

          (b) Tenant shall be bound by and shall include the following paragraphs (i) through (v) of this Subsection 11.03(b) in all construction agreements, agreements for the purchase of goods and services and any other agreements relating to the operation of the Sublease Premises, in such a manner that these provisions shall be binding upon the parties with whom such agreements are entered into (any party being bound by such provisions shall be referred to in this Section 11.03 as "Contractor"):
                                      ----------

               (i) Contractor shall not discriminate against employees or applicants for employment because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status, shall comply with all applicable federal, state or local laws, ordinances, rules and regulations from time to time in effect prohibiting such discrimination or pertaining to equal employment opportunities and shall undertake programs of affirmative action to ensure that employees and applicants for employment are afforded equal employment opportunities without discrimination. Such action shall be taken with reference to, but not limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff or termination, rates of pay or other forms of compensation, and selection for training or retraining, including apprenticeship and on-the-job training.

               (ii) Contractor shall request each employment agency, labor union and authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish it with a written statement that such employment agency, labor union or representative will not discriminate because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status and that such agency, union or representative will cooperate in the implementation of Contractor's obligations hereunder.

               (iii) Contractor shall state in all solicitations or advertisements for employees placed by or on behalf of Contractor that all qualified applicants shall be afforded equal employment opportunities without discrimination because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status.

               (iv) Contractor shall comply with all of the provisions of the Civil Rights Law of the State of New York and the Human Rights Law (Sections 290-301 of the Executive Law) of the State of New York, furnish upon reasonable notice all information and reports deemed necessary by Landlord, and permit access to its relevant books, records and accounts for the purpose of monitoring compliance with the Civil Rights and Human Rights Laws.

               (v) Contractor shall include in all agreements with subcontractors the foregoing provisions of subsections (i) through (iv) in such a manner that said provisions shall be binding upon the subcontractor and enforceable by Contractor, Tenant and Landlord. Contractor shall take such action as may be necessary to enforce the foregoing provisions. Contractor shall promptly notify Tenant and Landlord of any litigation commenced by or against it arising out of the application or enforcement of these provisions, and Tenant and Landlord may intervene in any such litigation.

          (c) Notwithstanding the provisions of Article XX, but without limitation of Tenant's obligations under Article XXVI, if Tenant fails or refuses to comply with its obligations under this Section 11.03, Landlord's sole remedy shall be to apply to a court of competent jurisdiction for such equitable relief as may be available to secure the performance thereof by Tenant or to take such other similar action as may be provided by law.

          (d) If Article 40 of the Ground Lease is modified, then Landlord and Tenant shall amend this Sublease to conform this Section 11.03 to such modification, provided that such modification does not increase Landlord's or Tenant's obligations or liabilities hereunder or otherwise adversely affect Landlord or Tenant.

          SECTION 11.04  Landlord's Compliance.  As of the date of this
                         ---------------------
Sublease, the Sublease Premises are covered by a valid temporary certificate of occupancy; and Landlord has no knowledge and has received no notice of a violation of any Insurance or Legal Requirement pertaining to the Sublease Premises (including New York

City Local Law 58) that has not been cured. Except insofar as Tenant is expressly made responsible under this Sublease for compliance with the same Legal and Insurance Requirements and without limiting Tenant's obligations under Subsections 16.01(b) and (c), Landlord will comply with all Legal and Insurance Requirements affecting the Building or any portion thereof to the extent that noncompliance with such Legal or Insurance Requirements would adversely affect (except to a de minimis extent) Tenant's use of the Sublease Premises for the
             -- -------
uses permitted by this Sublease.

                                  ARTICLE XII
                                   INSURANCE

          SECTION 12.01  Compliance with Requirements.  Tenant shall not
                         ----------------------------
violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Premises or the property of any Persons therein, or both (provided that such condition (a) is known or made known to
                  --------
Tenant, (b) is not violated as of the first Possession Date, (c) is customary for policies covering comparable buildings, and (d) is applicable to the Landlord's other tenant's of the Building in a nondiscriminatory manner), and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Sublease Premises which would subject Landlord, Overlandlord, Ground Lessor or any other Superior Party to any liability or responsibility for personal injury or death or property damage, or which would result in Landlord's or Overlandlord's insurers refusing to insure the Premises or any property therein in amounts required by the Overlease or such greater amounts as may reasonably be desired by Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Premises or the property therein, or both.

          SECTION 12.02  Obligation to Reimburse.  If, by reason of Tenant's
                         -----------------------
failure to comply with those conditions and matters with which it is required to comply under the provisions of Section 12.01 (collectively, "Insurance
                                                             ---------
Requirements"), the premiums on Landlord's insurance on the Premises and/or
- ------------
equipment therein shall be higher than they otherwise would be, or Landlord's insurers reduce the insurance coverage provided on the Building or the Premises and Landlord must obtain additional insurance, then Tenant shall reimburse Landlord as Additional Rent, within twenty (20) days after Landlord's written demand, for any such premiums reasonably attributable to such failure on the part of such party. A schedule or "make up" of rates for the Premises issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Premises.

          SECTION 12.03  Waiver of Subrogation.  (a) Each party agrees to have
                         ---------------------
included in each of its insurance policies (insuring the Building and Landlord's Property therein in the case of Landlord, and insuring Tenant's Property in the Sublease Premises, in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the term of this Sublease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured party waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or
(ii) any other form of permission for the release of the other party. If there shall be a cost to the insured party for such waiver, agreement or permission, then the other party shall pay such cost, within ten (10) days after demand therefor, to the insured party or shall be deemed to have waived its right to such waiver, agreement or permission. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 12.04.

          (b) Landlord hereby releases Tenant with respect to any claim (including a claim for negligence) which Landlord might otherwise have against Tenant for loss, damage or destruction with respect to Landlord's property occurring during the Term to the extent to which Landlord is required by Section
12.06 to be insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding provisions of this Section 12.03 (without regard for these purposes to Landlord's rights under Section 12.06 to self-insure). Tenant hereby releases Landlord with respect to any claim (including a claim for negligence) which Tenant might otherwise have against Landlord for loss, damage or destruction with respect to Tenant's Property occurring during the Term to the extent to which Tenant would be insured under a policy covering loss or damage to Tenant's Property in the manner required under Section 12.04 (without regard for these purposes to Tenant's right under Section 12.04 to self-insure) and containing a waiver of subrogation in favor of Landlord or permission to release liability (regardless of whether or not Tenant is so insured).

          (c) If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Sublease to make replacement, repair or restoration or payment therefor, then, provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

          (d) The waiver, agreement or permission to be obtained by Tenant pursuant to Subsection 12.03(a) shall extend to Landlord's agents, directors, employees, managers, officers and shareholders as well as to Overlandlord, Ground Lessor, Superior Mortgagee or any other Superior Party; and the waiver, agreement or permission to be obtained by Landlord pursuant to Subsection 12.03(a) shall extend to Tenant's agents, directors, employees, officers, owners and partners.

          SECTION 12.04  Tenant's Insurance.  Tenant, at its expense, shall
                         ------------------
maintain at all times during the Term public liability insurance in respect of the Sublease Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and Overlandlord, Ground Lessor, Superior Mortgagee and any other holder of a Superior Interest whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 (subject to CPI Adjustment) combined single limit per occurrence for bodily injury and property damage. Tenant shall also maintain all risk of loss insurance with respect to Tenant's Property and leasehold improvements, in the full replacement value thereof. Tenant shall deliver to Landlord and any other additional insureds such certificates of insurance, issued by the insurer, in form reasonably satisfactory to Landlord, at least ten (10) days before the first Possession Date, provided that Tenant shall be permitted instead to self-insure with respect to Tenant's Property pursuant to a self-insurance program approved by Landlord on not less than an annual basis (which approval shall not be unreasonably withheld). Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any other additional insureds a certificate thereof issued by the insurer at least thirty
(30) days before the expiration of any existing policy. At Landlord's request not more often than once annually, Tenant will also furnish Landlord with evidence reasonably satisfactory to Landlord that such insurance is in effect and that the waivers of subrogation in respect of such insurance required under
Section 12.03 have been obtained. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State, rated by Best's Insurance Reports at A/XII or better, and shall contain a provision whereby the same cannot be canceled or modified in a material respect unless Landlord and any other additional insureds are given thirty (30) days' prior written notice of such cancellation or modification. Tenant's policies of insurance may be maintained under "blanket policies" insuring the Sublease Premises and other property or locations of Tenant, provided that such blanket policies shall (i) set forth the amount of the insurance applicable to the Sublease Premises, (ii) otherwise comply with the provisions of this
Article XII, and (iii) afford the same protection to Landlord and any other additional insureds as would be provided by policies individually applicable to the Sublease Premises.

          SECTION 12.05 Increases in Coverage. From and after the third (3rd)
                        ---------------------
anniversary of the date of this Sublease, Landlord may from time to time, but not more frequently than annually, require that the amount of the public liability insurance to be maintained by Tenant under Section 12.04 be increased to amounts then customarily required of tenants by landlords of comparable buildings, provided Landlord requires its other subtenants in the Building to
           --------
similarly increase their public liability insurance coverages. If Tenant shall claim that Landlord's requirement is excessive, the dispute shall be determined by arbitration as provided in Article XXI. Tenant shall, thereafter, carry the insurance determined by such arbitration to be required, but in no event shall the amount of such public liability insurance be less than the amount specified in Section 12.04.

          SECTION 12.06  Landlord's Insurance.  Landlord will maintain all
                         --------------------
property-loss and general liability insurance required to be maintained by Landlord under Section 7.01(a)(i) and (ii) of the Overlease. At Tenant's request not more often than once annually, Landlord will furnish Tenant with evidence reasonably satisfactory to Tenant that such insurance is in effect and that the waiver of subrogation in respect of such property-loss insurance required under Section 12.03 has been obtained.


                                  ARTICLE XIII
                             RULES AND REGULATIONS

          SECTION 13.01  Compliance with Rules.  Tenant, and its employees,
                         ---------------------
agents, invitees and licensees, shall faithfully observe and comply with the rules and regulations annexed hereto as Exhibit D-1, and such modifications and
                                        -----------
additions thereto as Landlord at any time and from time to time may make and communicate to Tenant which shall not increase in any non-de-minimis respect Tenant's monetary obligations hereunder or adversely affect in any non-de-minimis manner Tenant's rights hereunder or unreasonably interfere with Tenant's use of the Sublease Premises, and which, in Landlord's reasonable judgment, shall be necessary or appropriate for the reputation, safety, care and appearance of the Premises or the areas adjacent thereto, or the preservation of good order therein, or the operation or maintenance of the Premises or its equipment and fixtures (such rules and regulations, as modified or added to from time to time, the "Rules and Regulations"); provided, however, in case of any
                   ---------------------    --------
conflict or inconsistency between the provisions of this Sublease and any of the Rules and Regulations hereafter adopted, the provisions of this Sublease shall control.

          SECTION 13.02  No Third-Party Rights.  Nothing contained in this
                         ---------------------
Sublease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employee, agent, invitee or licensee of any other tenant of the Premises, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees, provided, however,
                                                              --------
that Landlord shall not enforce the Rules and Regulations against Tenant in a manner that is less favorable to Tenant than Landlord's enforcement generally against Landlord's other subtenants of the Building, and that this Section 13.02 shall not relieve Landlord of any of its other obligations under this Sublease.

                                  ARTICLE XIV
                        ALTERATIONS; DISCHARGE OF LIENS

          SECTION 14.01  Alterations by Tenant.  (a)  Tenant may from time to
                         ---------------------
time, at its sole cost and expense (except as provided in Section 2.05 hereof), make or cause to be made such alterations ("Alterations", which term shall
                                            -----------
include Tenant's Work) in and to the Sublease Premises, as Tenant may reasonably consider necessary for the conduct of its business in the Sublease Premises,

provided and upon the conditions that:
- --------

               (i) The outside appearance of the Building shall not be affected.

               (ii) The strength or structure of the Building shall not be affected.

               (iii) The Alterations are to the interior of the Sublease Premises and no part of the Building outside of the Sublease Premises shall be affected, including fire-stair doors, failsafe devices and hardware.

               (iv) The proper functioning of the mechanical, electrical, sanitary, plumbing, heating, ventilation, air conditioning, fire safety and other service systems of the Building shall not be adversely affected and the usage of such systems by Tenant shall not be increased beyond any amount of capacity permitted to Tenant hereunder.

               (v) Before proceeding with any non-structural Alterations (other than painting and installation of carpeting and wall coverings) which would cost in excess of $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] (subject to CPI Adjustment) per project multiplied by the number of Rentable Square Feet of the Sublease Premises on the floor of the Building on which such Alterations are to be undertaken (as reasonably estimated in writing by an independent architect or Contractor selected and paid by Tenant from a list of at least four (4) architects and/or contractors prepared by Landlord for such purpose), Tenant shall submit to Landlord for and obtain Landlord's approval of all plans and specifications for the work to be done that are to be filed with any Governmental Authority and any other plans and specifications reasonably requested by Landlord.

               (vi) At least twenty (20) days before proceeding with any non-structural Alterations (other than painting and installation of carpeting and wall coverings) which would cost in excess of $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] (subject to CPI Adjustment) per project multiplied by the number of Rentable Square Feet of the Sublease Premises on the floor of the Building on which such Alterations are to be undertaken (as reasonably estimated in writing by an independent architect or Contractor selected and paid by Tenant from a list of at least four (4) architects and/or contractors prepared by Landlord for such purpose), Tenant shall notify Landlord of such intended Alteration and submit to Landlord for informational purposes all plans and specifications for the work to be done that are to be filed with any Governmental Authority, together with any other plans and specifications reasonably requested by Landlord.

               (vii) Tenant shall pay to Landlord, within twenty (20) days after demand, as Additional Rent an amount equal to Landlord's actual and reasonable costs and expenses as reasonably estimated by Landlord with respect to in-house engineering and inspections plus one hundred and ten
     (110) percent of Landlord's actual and reasonable out-of-pocket costs for outside review of said plans and specifications and inspection of the Alterations to determine whether the same are being performed substantially in accordance with approved plans and specifications and in accordance with all Insurance and Legal Requirements. In connection with Tenant's Work not covered by Section 2.04 or 2.05, Tenant shall also pay the cost of all utilities (not covered by Tenant's Electricity Charge pursuant to Section 5.01) furnished in connection with the performance of Tenant's Work as shown on any meters installed in or about the Sublease Premises or as otherwise reasonably allocated to Tenant, any costs of Extra Personnel not covered by Subsection 2.05(e), any fees payable to architects and engineers retained by Landlord for the review of plans and specifications not covered by Section 2.04, any fees payable to independent security agencies, and any required reimbursements owed to Overlandlord or Ground Lessor in connection with such work not covered by Section 2.04. All such costs and expenses shall be paid within twenty (20) days after demand therefor from Landlord, provided that such payment shall not be due sooner than fifteen (15) days
     --------
     prior to the date that the same are due and payable by Landlord.

               (viii) Before proceeding with any non-structural Alterations (other than painting and installation of carpeting and wall coverings) which would cost in excess of $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] (subject to CPI Adjustment) per project multiplied by the number of Rentable Square Feet of the Sublease Premises on the floor of the Building on which such Alterations are to be undertaken (as reasonably estimated in writing by an independent architect or Contractor selected and paid by Tenant from a list of at least four (4) architects and/or contractors prepared by Landlord for such purpose), Tenant shall obtain and deliver to Landlord (to the extent required by Overlandlord or Ground Lessor) either
     (1) a general performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York) or an irrevocable letter of credit issued by a New York Clearinghouse member with a long-term unsecured debt rating of "A" or better by Standard & Poor's Corporation, each in an amount equal to one hundred and twenty-five (125) percent of such estimate cost and in form satisfactory to Landlord, or (2) such other security as shall be reasonably satisfactory to Landlord.

               (ix) Tenant shall fully and promptly comply with and observe the rules and regulations set forth in Exhibit D-2 attached hereto, as the same
                                        -----------
     may reasonably be amended or supplemented by Landlord from time to time in accordance with Section 13.01.

               (x) Tenant shall comply with all the terms and conditions of the Overlease with respect to the Alterations in question, provided Landlord shall use Landlord's Reasonable Efforts to assist Tenant in such compliance.

          (b) Notwithstanding anything that may be construed to the contrary, Tenant may not make or cause to be made any structural Alteration, or undertake any Alteration of any sort that would materially affect a building system or building facility, unless Landlord shall have given its prior written approval, which will not be unreasonably denied or delayed, in which case all of the provisions of clauses (i) through (x) of Subsection 14.01(a) shall be applicable, together with such other conditions as Landlord may reasonably impose, including the consent of Overlandlord (to the extent required pursuant to Article 13 of the Overlease) and the consent of Ground Lessor (to the extent required pursuant to Article 11 of the Ground Lease), but subject, in the case of Tenant's Plans for Tenant's Work, to Subsection 2.04(c). Tenant agrees that any review or approval by Landlord of any plans and specifications with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

          (c) Tenant, at its sole cost and expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all applicable Legal and Insurance Requirements, subject to performance by Landlord of its obligations under Subsection 6.01(d) and use by Landlord of Landlord's Reasonable Efforts to assist Tenant in obtaining such permits and certificates and effecting such compliance.

          (d) Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original tenant installations and improvements in the Sublease Premises (including those made by Tenant). All agreements with respect to Alterations shall conform to Subsection 15.01(b). Alterations shall be performed by Tenant's Contractors approved in writing in advance by Landlord (which approval shall not be unreasonably withheld or delayed), and the plans and specifications therefor shall be prepared by engineers or architects first approved by Landlord (which approval shall not be unreasonably withheld or delayed). Alterations shall be performed only at the times permitted in Exhibit
                                                                         -------
D-2 except in cases of emergency or apparent emergency (as defined in Section
- ---
17.10).

          (e) Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause its contractors to carry, (x) workers' compensation insurance in statutory limits, (y) general liability insurance (with completed operations endorsement) for any occurrence in or about the Sublease Premises and the Premises and (z) builder's all risk insurance (on a completed value basis), under which Landlord and, at Landlord's request to the extent required by the terms of any Superior Instrument, Overlandlord, Ground Lessor, any Superior Mortgagee and any other holder of a Superior Interest, shall be additional parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. At or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations, Tenant shall furnish Landlord with certificates of insurance evidencing that such insurance is in effect.

          (f) If any Alterations shall involve the removal of any fixtures, equipment or other property in the Sublease Premises which are not Tenant's Property, such fixtures, equipment or other property shall be replaced by Tenant with fixtures, equipment or other property of equal value or utility, unless Landlord shall otherwise expressly consent, and upon such replacement shall belong to the party whose property was removed.

          (g) Service elevators and loading dock services required in connection with Alterations shall be made available to Tenant, subject to scheduled availability, at Tenant's reasonable expense and at the rates described in Exhibit H, on not less than two Business Days' notice
                          ---------
to Landlord.


          SECTION 14.02  Discharge of Violations and Liens.  Tenant, at its
                         ---------------------------------
expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of New York or any other Governmental Authority having or asserting jurisdiction. Tenant shall defend, indemnify and save Landlord, Overlandlord, Ground Lessor, any Superior Mortgagee and any other holder of a Superior Interest harmless, in the manner provided in
Section 26.03, from and against any and all mechanics' and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including security interests in any materials, fixtures or articles so installed in and constituting part of the Sublease Premises and against all reasonable costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon.

          SECTION 14.03  No Liens.  Except for permitted Subsubleases, Tenant
                         --------
shall not create or cause, or permit or suffer to be created any lien, encumbrance or charge upon Tenant's leasehold estate in the Sublease Premises or any part thereof or upon any rents, issues or profits from subletting or occupancy thereof by others. Tenant shall not create or cause to be created any lien, encumbrance or charge upon any assets (including, without limitation, any Rent payable hereunder) of, or funds appropriated to, Landlord, Overlandlord or Ground Lessor, or upon the estate, rights or interest in the Sublease Premises or any part thereof of Landlord, Overlandlord or the Ground Lessor in the Premises. Nothing in this Section 14.03 or Section 14.02 shall prohibit Tenant from granting a security interest in a component of Tenant's Property in connection with the leasing or purchase thereof by Tenant, and Landlord shall furnish at Tenant's expense such written confirmation thereof as may be reasonably requested by any proposed secured party.

          SECTION 14.04  Discharge of Any Liens.  If any mechanic's, laborer's
                         ----------------------
or materialman's lien at any time shall be filed against the Sublease Premises or any part thereof or any interest therein as a result of any act or omission of Tenant or its Subsubtenants or their respective officers, employees, agents, suppliers, materialmen, mechanics, contractors, subcontractors or sub-subcontractors, or, if any public improvement lien created or caused to be created by Tenant shall be filed against any assets of, or funds appropriated to, Landlord, Overlandlord or Ground Lessor, then Tenant, within twenty (20) days after actual notice of the filing thereof, or such shorter period after actual notice as may be required by a Superior Mortgagee

(but not less than ten (10) days after actual notice), shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged of record within the period aforesaid, then, in addition to any other right or remedy and after giving Tenant three (3) days prior written notice (making reference to this Section 14.04), Landlord may, but shall not be obligated to, discharge the same of record as aforesaid in any manner permitted by law; or Landlord may instead, if Landlord so elects, compel the prosecution of an action for the foreclosure of such lien by the lienor and pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, including all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection therewith, together with interest thereon at the Late Charge Rate, from the respective dates of Landlord's making of the payment or incurring of the costs and expenses, shall constitute Additional Rent payable by Tenant under this Sublease and shall be paid by Tenant to Landlord within twenty (20) days after Landlord's written demand. Notwithstanding the foregoing provisions of this Section 14.04, Tenant shall not be required to discharge of record any such lien if Tenant is in good faith contesting the same and has furnished (i) to Landlord the written consent of Overlandlord and Superior Mortgagees whose consent shall be necessary under the provisions of such mortgages, which consent Landlord agrees to use Landlord's Reasonable Efforts to assist Tenant to obtain, and (ii) to Landlord (or, at Landlord's option, Overlandlord) a cash deposit, an irrevocable letter of credit or a surety bond or other such security reasonably satisfactory to Landlord in an amount sufficient to pay such lien with interest and penalties.

          SECTION 14.05  No Liability of Landlord or Superior Parties.  Nothing
                         --------------------------------------------
in this Sublease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, Overlandlord or Ground Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Sublease Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against the Sublease Premises or any part thereof or any assets (including, without limitation, any Rent payable hereunder) of, or funds appropriated to, Landlord, Overlandlord or Ground Lessor.

          SECTION 14.06  Delivery of Drawings to Overlandlord.  On the
                         ------------------------------------
termination of the Overlease pursuant to Article 24 thereof, upon Overlandlord's request, Tenant, within thirty (30) days after such request, shall deliver to Overlandlord "as-built" drawings (and similar redlined shop drawings) of any material construction, alteration, renovation and/or restoration work Tenant performed or caused to be performed in the Sublease Premises, and (i) if any construction, alteration, renovation and/or restoration work with respect to the Sublease Premises is then proposed or in progress, Tenant's drawings and specifications, if any, for such work, and (ii) if any construction, alteration, renovation and/or restoration work by Landlord for Tenant with respect to the Sublease Premises was performed or is then proposed or in progress, the "as-built" drawings, if any, or the drawings and specifications, if any, as the case may be, for such work in Tenant's possession.



                                   ARTICLE XV
                        LANDLORD'S AND TENANT'S PROPERTY

          SECTION 15.01  Ground Lessor's Property.  (a)  Tenant acknowledges
                         ------------------------
that the Sublease Premises and all of the materials and equipment incorporated therein are the property of Ground Lessor, and Tenant agrees that all materials and equipment to be incorporated into the Sublease Premises at any time during the Term shall, upon purchase of same and at all times thereafter, constitute the property of Ground Lessor, and that legal title to the Sublease Premises and such materials and equipment shall continue in Ground Lessor; provided, however,
                                                              --------  -------
that Landlord, Overlandlord and Ground Lessor (i) shall not be liable in any manner for payment or otherwise to any contractor, subcontractor, laborer or supplier in connection with the purchase or furnishing of any such materials or equipment or the installation thereof, and (ii) shall have no obligation to pay any compensation to Tenant by reason of Ground Lessor's acquisition of title to such materials and equipment.

          (b) Tenant covenants and agrees that all agreements with respect to Tenant's Work and Alterations in the Sublease Premises shall include the following provision: "[contractor] [subcontractor] [materialman] hereby agrees that immediately upon the purchase by [contractor] [subcontractor] [materialman] of any building materials to be incorporated in the Sublease Premises, or of any building materials to be incorporated in improvements made thereto, such materials shall become the sole property of [insert name of Ground Lessor], a public benefit corporation, notwithstanding that such materials have not been incorporated in, or made a part of, the Sublease Premises at the time of such purchase; and [contractor] [subcontractor] [materialman] shall look solely to [Tenant] [contractor] [subcontractor] for payment in connection with the purchase of any such materials, it being expressly understood that [insert names of Ground Lessor, Overlandlord and

Landlord] shall have no obligation to pay any compensation to [contractor] [subcontractor] [materialman] by reason of such materials becoming the sole property of [insert name of Ground Lessor]; provided, however, that nothing contained herein shall prejudice any rights which contractor may have under the Lien Law of the State of New York."

          (c) Notwithstanding the ownership by Ground Lessor of the Sublease Premises and all materials and equipment incorporated therein, Tenant shall pay or cause to be paid, to the extent required under the Ground Lease, to the Governmental Authority having jurisdiction over sales and compensating use taxes, amounts equal to the amounts of all sales and compensating use taxes which would be payable but for such ownership, on the materials and equipment purchased for incorporation into or work performed on the Sublease Premises in connection with the maintenance of and repairs, restorations, additions, alterations, improvements and replacements (including capital improvements) to the Sublease Premises. Such amounts shall be payable at the times such sales and use taxes would be payable but for such ownership.

          SECTION 15.02  Tenant's Property.  Notwithstanding Subsection
                         -----------------
15.01(a), all movable partitions and all business, communications and office equipment, fixtures, machinery and other articles of personal property, whether or not attached to or built into the Sublease Premises, which are installed in the Sublease Premises by or for the account of Tenant and can be removed without damage to the Sublease Premises and the Premises, and all furniture, furnishings and other articles of movable personal property, owned by Tenant and located in the Sublease Premises (collectively, "Tenant's Property"), shall be and shall
                                      -----------------
remain the property of Tenant and may be removed by Tenant at any time during the term of this Sublease.

          SECTION 15.03  Removal of Tenant's Property.  (a) If any of Tenant's
                         ----------------------------
Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Sublease Premises or to the Building resulting from the removal thereof. In connection with such intended removal, Tenant shall give Landlord thirty (30) days' prior notice of any severance of connections to the structural, mechanical, electrical, sanitary, plumbing, heating, ventilating, air conditioning, fire safety or other systems of the Building.

          (b) At or before the Expiration Date, or within fifteen (15) days after any earlier termination of this Sublease, Tenant shall, at its expense, remove from the Sublease Premises, all of Tenant's Property (including all furnishings but excluding flooring and other items of Tenant's Property that, prior to the installation thereof, Landlord agrees in writing with reference to this Section 15.03 Tenant may leave in place upon the expiration or termination of this Sublease), deliver the Sublease Premises in good order, working condition and repair (except for ordinary wear and tear, damage by Casualty and Condemnation and repairs which Landlord is required to make pursuant to Section 16.02), and leave the Sublease Premises in a broom-clean condition.

          SECTION 15.04  Abandoned Property.  After the expiration of the Term,
                         ------------------
or after a period of fifteen (15) days following an earlier termination date, any items of Tenant's Property (excluding any cash, cash equivalents and files) which shall remain in the Sublease Premises shall be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or removed and disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense. Any reasonable costs so incurred by Landlord, or incurred in restoring the Sublease Premises to the condition required in Section 15.03 shall be paid by Tenant within twenty (20) days after Landlord's demand therefor and the terms of this Sublease shall continue to be in full force and effect with respect to such obligation on the part of Tenant. Landlord shall have no obligation to Tenant with respect to any items of Tenant's Property (excluding any cash, cash equivalents and files) remaining in the Sublease Premises after the Expiration Date or any earlier termination date.

                                  ARTICLE XVI
                            REPAIRS AND MAINTENANCE

          SECTION 16.01  Repairs by Tenant.  (a)  Tenant, at its sole cost and
                         -----------------
expense, throughout the Term, subject to the terms of this Section 16.01 and
Article XXIII, shall take good care of the Sublease Premises, the fixtures and appurtenances therein, and shall make (or, as hereinafter provided, cause to be made by Landlord or other Persons), at Tenant's expense, all repairs therein and thereon (including repairs to plumbing and electrical fixtures and equipment which can be made by work confined within the interior planes of demising walls and floor and ceiling slabs of the Sublease Premises and which are required over the Term of this Sublease because of Tenant's misuse thereof or damage thereto in order to keep the Sublease Premises in good and safe order and working condition, but excluding structural repairs, repairs to fixtures in existing restrooms on floors of the Sublease Premises not entirely subleased to Tenant, and other repairs which Landlord is required to make pursuant to Section 16.02). The term "repairs" shall include all alterations, additions, installations,
          -------
replacements, removals, renewals, restorations and maintenance. All repairs made by Tenant shall be at least equal in utility and class to original work and shall be made in compliance with all Insurance and Legal Requirements.

          (b) Subject to Landlord's compliance with the requirements described in Section 11.04, Tenant shall also make (or, as hereinafter provided, cause to be made), at Tenant's expense, all repairs, interior and exterior, structural and non structural, ordinary and extraordinary, foreseen and unforeseen, necessary to comply with all applicable laws, ordinances, orders, rules, regulations and requirements of New York City (including Local Law No. 5 of 1973, as then in force) and all other Governmental Authorities, the need for which arises primarily out of (i) the performance or existence of work or Alterations by Tenant, (ii) the installation, use or operation of Tenant's Property in the Sublease Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its Subsubtenants or its or their employees, agents, contractors, licensees or invitees.

          (c) Subject to Landlord's compliance with the requirements described in Subsection 16.02(b), Tenant shall furthermore be responsible for complying with all other requirements of the federal Americans with Disabilities Act of 1990 (the "ADA") and the regulations promulgated thereunder in or at the
           ---
entranceways to the Sublease Premises on each floor thereof, including those relating to any "paths of travel" to the public corridor and the restrooms on each floor of the Sublease Premises, as well as compliance with all ADA requirements that may be imposed with respect to the Sublease Premises by reason of or in connection with any Alterations performed by or at the request of Tenant.

          (d) Tenant shall be responsible for all necessary or appropriate repairs to Tenant's Work and Tenant's Alterations (including the equipment to be installed by Tenant as described in Sections 5.05 and 17.01) unless necessitated by negligence or misconduct of Landlord or Persons under its control. Tenant, at its expense, shall repair any scratched, damaged or broken doors and glass within or at the entrances to the Sublease Premises. With respect to repairs to any scratched, damaged or broken doors and glass in and about the Building (including all exterior windows) and of wall and floor coverings in the Building (other than those within or at the entrances to the Sublease Premises, which shall be governed by the immediately preceding sentence) or to any other repairs outside the Sublease Premises, for which a need arises because of (i) the performance or existence of work or alterations by Tenant, (ii) the installation, use or operation of Tenant's Property in the Sublease Premises,
(iii) the moving of Tenant's Property in or out of the Building or (iv) some misuse or neglect of the Sublease Premises by Tenant or any of its Subsubtenants or its or their employees, agents, contractors, licensees or invitees, Tenant shall promptly notify Landlord and shall be responsible for the reasonable cost of such repairs (which shall be performed by Landlord or, at Landlord's election, by Tenant).

          (e) Any repairs for which Tenant is responsible hereunder that require work or services within those specified on Exhibit G (the "Exclusive
                                                   ---------       ---------
Services"), shall be done, at Tenant's sole cost and expense, by a contractor of
- --------
Tenant approved by Landlord or selected
by Tenant from a list of at least four (4) contractors prepared by Landlord for such purpose, and otherwise subject to all of the other terms of Article XIV.

          (f) Tenant shall promptly notify Landlord of the need of any other repairs to any mechanical, sanitary, plumbing, heating, ventilation, air-conditioning, fire safety, structural, electrical or other systems, fixtures or equipment in the Sublease Premises. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent waste, damage, or injury to the Sublease Premises.

          SECTION 16.02  Repairs by Landlord.  (a)  Landlord, at its sole cost
                         -------------------
and expense, shall (i) keep, maintain and operate the public portions of the Premises and all Building Systems and facilities serving the Sublease Premises in good working order, condition and repair for a first-class office building, and (ii) make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Sublease Premises, except for those repairs for
                                                   ------
which Tenant shall be expressly made responsible pursuant to Subsection 16.01(b); and such repairs to the Sublease Premises shall be at least equal in utility and class to original work and made in compliance with all Insurance and Legal Requirements.

          (b) Subject to Tenant's observance of Subsection 16.01(b) and without limiting Landlord's obligations under Section 11.04, Landlord will at Landlord's expense, if and when required by the appropriate governmental authorities but subject to Landlord's right to contest any such requirement in a diligent manner, make such alterations (if any) to the elevator lobbies and Men's and Ladies' restrooms existing on each floor of the Sublease Premises on the Possession Dates applicable thereto or, if later, the dates on which Landlord delivers actual possession of the Sublease Premises to Tenant, when and to the extent necessary to cause such elevator lobbies and restrooms to meet any applicable requirements of ADA and the regulations promulgated thereunder, as such law and regulations are in effect on the date that Landlord performs such alterations. All such alterations shall be made with a minimum of interference to Tenant's concurrent use and occupancy of the Sublease Premises. Landlord shall also indemnify Tenant against and hold Tenant harmless, in the manner provided in Section 26.03, from any costs, liabilities, fines and penalties that are imposed on or incurred by Tenant by any governmental authority or person by reason of Landlord's failure to perform its obligations in accordance with the terms of this Subsection 16.02(b), or to make any alterations that may be required on the part of Landlord pursuant to this Subsection 16.02(b) (even if Landlord has not yet been directed by some governmental authority to comply with ADA with respect to restrooms or the elevator lobby on one or more floors of the Sublease Premises), provided that Tenant shall notify Landlord promptly after
                    --------
Tenant is notified of any claim that such restrooms or elevator lobby do not comply with ADA. In addition, Landlord shall either assume the defense of any claim against Tenant that is within the scope of the indemnity provided for under this Subsection 16.02(b), or Landlord shall be responsible for the payment of any of reasonable attorneys' fees and legal expenses that Tenant may incur in the absence of such assumption.

                                  ARTICLE XVII
                          SERVICES; SIGNAGE AND ACCESS

          SECTION 17.01  Services.  (a)  From and after the date Tenant takes
                         --------
possession of the Sublease Premises for the conduct of its business, Landlord, at its expense, shall maintain and operate the Building's heating, ventilating and air-conditioning ("HVAC") systems serving the Sublease Premises as follows:
                       ----

          (i) Landlord shall furnish HVAC during Business Hours on Business Days
     (x) to floors 3, 8, 9 and 15 of the Sublease Premises (and to any Expansion Option Space and Offer Premises which may be added to the Sublease Premises pursuant to Section 7.01) in accordance with the specifications attached hereto as Exhibit E and (y) to floors C1, C2, 2 and 10 of the Sublease
               ---------
     Premises in accordance with the capabilities of the existing HVAC system for those floors of the Building. "Business Hours" shall mean between
                                         --------------
     [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] a.m. and [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] p.m. "Business Days" shall mean all days
                                           -------------
     except Saturdays, Sundays, and days observed as legal holidays by the New York Stock Exchange (and, with respect to cleaning to be provided by Landlord pursuant to Subsection 17.01(b), such other days as shall be designated as holidays by the applicable building service union employees service contract, the applicable operating engineers contract and the applicable building-maintenance electricians contract).

          (ii) If Tenant shall require HVAC at any time other than during Business Hours on Business Days (an "Overtime Period"), then, so long as no
                                          ---------------
     Event of Default has occurred and is continuing, Landlord shall furnish such HVAC service as Tenant may request by notice given to Landlord by 12:00 noon on any Business Day for any period after Business Hours on such Business Day and by 12:00 noon on the next preceding Business Day for any non-Business Day.

          (iii) Tenant shall pay to Landlord, as Additional Rent hereunder, Overtime Period charges equal to the lesser of (A) Landlord's lowest charges for similar services to Landlord's other subtenants of the Building or (B) [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) per hour per floor for HVAC on floors 3 and 15 of the Sublease Premises or on the first half of floor 7 or floors 11, 12 and 14 of the Expansion Option Space, [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) per hour for HVAC on floors 8 and 9 of the Sublease Premises or on all of floor 7 of the Expansion Option Space and [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLARS ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) per hour for HVAC on all of floors 3, 8, 9 and 15 of the Sublease Premises (which per-hour figures shall be subject to increase, but not decrease, as of January 1, 1995 and on each anniversary of such date by adding thereto an amount equal to the product of (x) $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] or $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], as the case may be, multiplied by
     (y) the percentage increase, if any, in the Consumer Price Index for the month of December in the year immediately preceding the year in question over the Consumer Price Index for the month of December, 1993), or (C) ninety (90) percent of the aggregate of Landlord's separate per-floor charges specified in clause (B) above for the entire Sublease Premises leased from time to time by Tenant pursuant to this Sublease. Such Additional Rent shall be payable monthly within twenty (20) days after demand by Landlord.

          (iv) If Tenant requires more than HVAC service to be provided pursuant to Subsubsection 17.01(a)(i) for any full floor of the Sublease Premises, Landlord will furnish to the Sublease Premises (as long as may be requested by Tenant, up to 24 hours a day, seven days a week) chilled water for supplemental air-conditioning unit(s) in accordance with the specifications for each floor of the Sublease Premises attached hereto as

     Exhibit E, which shall be available via three-inch capped and valved
     ---------
     outlets for connections and direct pumping by Tenant into Tenant's supplemental airconditioning unit(s) to be installed by Tenant as part of Tenant's Work. Commencing upon Tenant's first use of such supplemental airconditioning unit(s), Tenant shall pay monthly to Landlord as Additional Rent hereunder an amount equal to the lesser of (A) Landlord's lowest charges for similar services to Landlord's other subtenants of the Building or (B) Tenant's pro-rata share (based on the ton-hours of chilled water consumed by Tenant in its supplemental airconditioning unit(s) as measured by the B.T.U. meter hereinafter described) of Landlord's actual costs of supplying chilled water for all supplemental airconditioning unit(s) in the Building (such costs to be set forth in a supplemental HVAC statement). The B.T.U. meter referred to in the immediately preceding sentence shall be a Controldtron Model 960 or equivalent meter procured, installed by Tenant at its cost and maintained by Landlord at Tenant's reasonable expense, at a location and having a tap approved by Landlord, which approval shall not be unreasonably withheld. Such Additional Rent shall be payable monthly within twenty (20) days after Landlord furnishes Tenant a supplemental HVAC statement.

          (b) The satisfaction by Landlord of its obligations under Subsection 17.01(a)(i) shall be subject to Tenant's substantial compliance with the conditions of occupancy and connected electrical load set forth in Exhibit E.
                                                                   ---------
Use of floors 3, 8, 9 and/or 15 of the Sublease Premises, or any parts thereof, in a manner contrary to the HVAC design conditions (including occupancy and connected electrical load) set forth in said Exhibit E, use of floors C1 and/or
                                             ---------
C2 of the Sublease Premises for purposes other than storage, or rearrangement of partitioning which interferes with normal operation of the HVAC systems serving the Sublease Premises, or the use of computer, data processing or other machines or equipment which concentrate heat loads in confined areas, may require changes in the systems serving the Sublease Premises in order to provide comfortable occupancy. Such changes, if permitted hereunder, may be made by Landlord at Tenant's reasonable expense or, if Landlord elects not to do so, may be made by Tenant at Tenant's reasonable expense, subject to provisions of Article XIV.

          (c) Landlord, at its expense, shall provide (on a non-exclusive basis) elevator service to and from the Sublease Premises as follow:

          (i) During Business Hours on Business Days, Landlord shall, subject to Subsubsection 17.01(c)(iv), run (A) seven (7) passenger elevators (none of which will be reserved by Landlord for exclusive use by any of Landlord's other subtenants) between the main lobby (floor 2) and floors 8, 9, 10 and 15 of the Sublease Premises (and the floors comprising any Expansion Option Space and Offer Premises which may be added to the Sublease Premises pursuant to Section 7.01) as well as the other floors (4, 5, 6, 7, 11, 12, 14 and 16) of the Building in the same elevator bank, (B) four (4) passenger elevators (none of which will be reserved by Landlord for exclusive use by any of Landlord's other subtenants) between the mini-core lobby (floor 2) and floors 8 and 9 of the Sublease Premises (and floor 7 of the Expansion Option Space), (C) two (2) mini-core elevators which shall be capable of stopping at floor 3 between the mini-core lobby (floor
     2), floor 3 and floors 8 and 9 of the Sublease Premises (and floor 7 of the Expansion Option Space), (D) four (4) freight and two (2) retail-area passenger elevators (none of which will be reserved by Landlord for exclusive use by any of Landlord's other subtenants) between the lobby (floor 2), floor C1 and, in the case of such freight elevators, floor C2 of the Sublease Premises, and (E) one (1) additional freight elevator between floors C1 and C2 of the Sublease Premises.

          (ii) From and after such time as the first portion of floor 7 of the Expansion Option Space may be added to the Sublease Premises, Landlord shall, during Business Hours on Business Days but subject to Subsubsection 17.01(c)(iv), run four (4) passenger elevators for the exclusive use of Tenant between the mini-core lobby (floor 2) and floors 3, 7, 8 and 9 of the Sublease Premises (of which the two (2) mini-core elevators which shall be able to stop at floor 3 shall be run between the mini-core lobby (floor
     2), floor 3 and floors 7, 8 and 9 of the Sublease Premises for the exclusive use of Tenant).

          (iii) At all other times Landlord shall have at least one (1) such passenger or freight elevator per elevator bank (with the exception of the elevator bank in which four (4) freight elevators running between floors C1, C2 and 2 are located) subject to call to serve all the various floors of the Sublease Premises (as the same may be enlarged to include Expansion Option Space or Offer Premises).

          (iv) Landlord may, without incurring liability to Tenant for failure to provide adequate elevator service to the Sublease Premises except as provided in Section 17.03, take one or more elevators out of service whenever and for so along as may be reasonably necessary (i) as a result of accidents, emergencies, strikes or the occurrence of any other similar events beyond Landlord's reasonable control, or (ii) in order to clean, inspect, test, repair, rebuild, redecorate or otherwise operate and maintain any such elevator or elevators in accordance with the standards of a first-class office building.

          (v) Subject to the final sentence of Subsection 2.05(i) (relating to the initial move-in and the performance of Tenants' Work) and to Paragraph
     C.3 of Exhibit D-2 (relating to Alterations), Landlord shall provide
            -----------
     freight-elevator service to the Sublease Premises for Tenant's reasonable use, subject to the reasonable needs of Landlord and Landlord's other subtenants of the Building, during Business Hours of Business Days. If Tenant shall require use of the freight elevators at any other time, Landlord shall make the freight elevators available to Tenant subject to scheduled availability, upon not less than two (2) Business Days' advance notice from Tenant, and Tenant shall pay to Landlord, as Additional Rent within twenty (20) days after Landlord's demand, Landlord's then-established charges therefor based on the wage rates specified on Exhibit H hereto, which charges shall be no higher than Landlord's lowest
     ---------
     charges to Landlord's other subtenants of the Building and shall reflect an administrative handling charge of ten (10) percent of Landlord's actual and reasonable costs and expenses in providing such service (designed to reimburse Landlord for its costs in billing and collecting the same). The use of the elevators shall be subject to the Rules and Regulations.

          (vi) If the Building supplies manually operated elevator service, Landlord may at any time substitute automatic control elevator service, without reducing or otherwise affecting any of Tenant's obligations hereunder.

          (d) Landlord, at its expense, shall cause floors 3, 8, 9, 10 and 15 of the Sublease Premises (plus any Expansion Option Space and Offer Premises which may be added to the Sublease Premises pursuant to Section 7.01) to be cleaned in accordance with the specifications attached hereto as Exhibit F.
                                                                 ---------
Landlord shall not be required to perform at its expense, and Tenant shall pay to Landlord as Additional Rent within twenty (20) days after Landlord's demand, the reasonable out-of-pocket costs actually incurred by Landlord (plus an administrative handling charge of ten (10) percent thereof to cover Landlord's costs of billing and collecting the same) for, (i) cleaning services on floors C1 and C2 of the Sublease Premises, (ii) cleaning services on floors 3, 8, 9, 10 and 15 of the Sublease Premises (and for any Expansion Option Space and Offer Premises which may be added to the Sublease Premises pursuant to Section 7.01) in excess of the services specified in Exhibit F, (iii) extra cleaning services
                                       ---------
anywhere in the Sublease Premises to the extent requested by Tenant or required because of (A) use of portions of the Sublease Premises (other than four (4) coffee stations per floor on floors 8 and 9 and two (2) coffee stations per floor on floors 3, 7 and 15 and in any Expansion Option Space and Offer Premises which may be added to the Sublease Premises pursuant to Section 7.01) for the prepara-tion, serving or consumption of food or beverages, or as training rooms (except for training Tenant's personnel), or for main-frame data processing or high-speed reproducing operations or as private lavatories or toilets, (B) misuse or neglect of the Sublease Premises by Tenant or its Subsubtenants or its or their employees or visitors, (C) use of portions of the Sublease Premises for other than normal office or storage purposes requiring greater or more difficult cleaning work than for normal office or storage areas, such as for document reproduction areas or pantry areas, or (D) requests for such extra cleaning by Tenant in connection with use of the Sublease Premises by Tenant other than during Business Hours on Business Days, (iv) removal from the Sublease Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times stated in Section 17.01(e), and (v) pest control to the extent requested by Tenant or required for compliance with health regulations in excess of that ordinarily provided to business office occupants in the Building.

          (e) Landlord, its cleaning contractor and their employees shall have access to the Sublease Premises (other than Tenant's communications equipment rooms and other secure areas) for cleaning purposes after 4:30 p.m. and before 12:00 midnight (provided, however, no cleaning of any
                                           --------  -------
occupied areas or vacuuming shall be done prior to 6:00 p.m.) and shall have the right to use, without charge therefor, all light, power and water in the Sublease Premises reasonably required to clean the Sublease Premises as required under this Section 17.01.

          (f) Landlord shall, at its expense, furnish to the Sublease Premises hot and cold water for drinking, lavatory and cleaning purposes, and, during Business Hours on Business Days, steam for heating the Sublease Premises in the manner required to satisfy Landlord's obligations to provide heat pursuant to Subsubsection 17.01(a)(i). If Tenant requires water or steam for any other purposes, Landlord may, at its election (a) employ one or more engineers to conduct one or more surveys of the Sublease Premises to determine Tenant's usage of hot and cold water and hot water for heating which surveys, at Landlord's election, may be updated on an annual basis or, more frequently upon Tenant's changed use of one or more portions of the Sublease Premises. The cost of such surveys shall be borne by Tenant. Landlord shall bill Tenant monthly on the basis of such survey(s) at Landlord's lowest then-established charges, and Tenant shall pay such amounts as Additional Rent within twenty (20) days thereafter. Alternatively, Landlord may (b) instead install and maintain, at Landlord's expense, meters to measure Tenant's consumption of cold water, hot water, chilled water and/or steam, in lieu of relying upon any such surveys, and Tenant shall pay Landlord as Additional Rent within twenty (20) days after being billed therefor, at Landlord's then-established charges (which shall be designed to compensate Landlord for its actual costs and expenses, as reasonably estimated by Landlord, including an administrative handling fee of ten (10) percent), for the cost of the quantities of items shown on such meters.

          (g) Landlord reserves the right, without any liability to Tenant except as provided in Section 17.03 and Articles XXII and XXIII and without affecting Tenant's covenants and obligations hereunder, to stop or interrupt or reduce service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building Systems serving the Sublease Premises, or to stop or interrupt or reduce any other services required of Landlord under this Sublease (whether or not specified in this Article XVII), when-ever and for so long as may be necessary, by reason of (i) accidents, emergencies, strikes or the occurrence of any other similar events, (ii) the making of repairs or changes which Landlord is required or is permitted by this Sublease or by law to make or in good faith deems necessary, (iii) inability after using Landlord's Reasonable Efforts in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or (iv) any other cause beyond Landlord's reasonable control. Provided Landlord is reasonably able to do so, Landlord shall give reasonable advance notice to Tenant of any such stoppage or interruption and will with reasonable diligence take such steps as are reasonably available to Landlord to minimize the interference with Tenant's access to and/or use of the Sublease Premises arising from such stoppage or interruption.

          (h) Tenant shall be responsible for security within the Sublease Premises, and Landlord shall, at its expense, be responsible for providing security outside the Sublease Premises at substantially the same level in effect on the date of this Sublease. Any security personnel retained by Tenant shall be subject to Landlord's reasonable approval.

          SECTION 17.02  Window Cleaning.  Landlord shall cause the exteriors of
                         ---------------
the windows in the Sublease Premises to be cleaned as appropriate for a first-class office building in Manhattan (but in no event less frequently than every twelve (12) months), subject, however, to applicable Legal Requirements, labor union requirements and delays caused by inclement weather. To the extent that Landlord or its contractor must enter into the Sublease Premises to access window-cleaning equipment, Landlord shall give Tenant at least twenty-four (24) hours advance notice thereof (or such shorter notice as may be reasonable or required in the circumstances). Tenant shall not obstruct access to any operable window or door accessing the exterior of the Building from the Sublease Premises. Tenant shall not clean, require or otherwise permit or suffer any window in the Sublease Premises to be cleaned from the outside.

          SECTION 17.03  No Abatement.  Provided Tenant is able to qualify for
                         ------------
and fully realize the benefits of Articles XXII and XXIII in cases where Tenant would otherwise be entitled to compensation for damages suffered by Tenant, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Sublease be reduced or abated in any manner, by reason of any inconvenience, annoyance, interruption or injury to Tenant's business arising from any stoppage or interruption or reduction of service to the Sublease Premises from any heating, ventilating, airconditioning, electricity, sanitary, elevator or other Building Systems, or of any other services required of Landlord under this Sublease (whether or not specified in this Article XVII), whenever and for so long as may be necessary, by reason of (i) accidents, emergencies, strikes or the occurrence of any other similar events, (ii) the making of repairs or changes which Landlord is required or is permitted by this Sublease or by law to make or in good faith deems necessary, (iii) inability after using Landlord's Reasonable Efforts in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or (iv) any other cause beyond Landlord's reasonable control. In case Tenant is damaged but is nevertheless unable in a diligent and timely fashion to qualify for or fully realize the benefits of Articles XXII and XXIII or if the benefits of Articles XXII and XXIII which Tenant is able to qualify for but only partially realize are not sufficient to compensate Tenant for damages actually suffered by Tenant despite Tenant's use of reasonable efforts to mitigate its damages, Tenant's common-law or statutory rights, if any, to compensation for damages by reason of any of the foregoing shall not be impaired or limited by this Section 17.03 to the extent Tenant claims only actual and not consequential, speculative or punitive damages from Landlord. In such cases, Landlord agrees that Tenant's common-law or statutory claims to compensation for actual damages may, at Tenant's election, be submitted to Arbitration in accordance with Article XXI, or to any other recognized and impartial form of accelerated dispute resolution designated by Tenant.

          SECTION 17.04  Signage; Directory Listings.  (a)  With the exception
                         ---------------------------
of Tenant's Signage at the West Street entrance to the Building, and in the elevator lobbies on full floors of the Building included within the Subleased Premises, no lettering, sign, advertisement, notice or object shall be installed or displayed by Tenant at any point inside the Sublease Premises where the same are visible outside of the Sublease Premises, or on any exterior windows or doors, or on the outside of the Sublease Premises, or on any directional signage where Landlord's name appears within the existing main and mini-core lobby areas of the Building or, to the extent intended to refer only to Landlord's offices in the Building, within any other public areas of the Project, without the prior written approval of Landlord and Overlandlord. However, subject to Landlord's reasonable approval, which shall not be unreasonably withheld or delayed, Tenant may install a sign on or close to the main entrance door to the Sublease Premises on each floor thereof for Tenant and/or Tenant's Affiliate identifying the Sublease Premises as Tenant's and/or Tenant's Affiliate's premises; and on each partial floor of the Building included in the Sublease Premises, Landlord will install a Building-standard sign in the elevator lobby on each such floor, for use by Tenant in common with Landlord and/or other subtenants of Landlord on such floor of the Building, directing visitors to the Sublease Premises. In addition, if Overlandlord does not approve Tenant's directional Signage or if Tenant is otherwise unable to obtain Overlandlord's approval for Tenant's name to appear on all directional signage where Landlord's name appears within the existing main and mini-core lobby areas of the Building and, to the extent intended to refer only to Landlord's offices in the Building, within all other public areas of the Project at least thirty (30) days before Substantial Completion of Tenant's Work, Landlord will remove its name from all such directional signage within the Building and the Project before Tenant begins using the Sublease Premises for the purposes permitted by Section 6.01.

          (b) Landlord shall request Overlandlord to allow Tenant to install at its cost appropriate signage on the West Street entrance to the Building and additional suitable identification in the lobby levels of the Building, and to have two (2) listings per floor of the Sublease Premises in any computerized directory accessible by any computer terminals which Overlandlord may install at the lobby-level entrance to the Building (i.e., the + 32.0' level lobby on floor 2) and/or one (1) listing per floor of the Sublease Premises on any noncomputerized Building directory that Overlandlord may install at said lobby-level entrance. In addition, Landlord shall instruct Landlord's and Overlandlord's security-desk personnel stationed at the lobby-level entrances to the Building to tell Tenant's visitors upon request the numbers of the floor of the Building occupied by Tenant; and Landlord will permit Tenant to open the West Street entrance to the Building for use by Tenant's and its business guests and invitees provided Tenant does so in a manner compatible with Landlord's
             --------
security procedures for the Building and reimburses Landlord on a monthly basis for any additional costs reasonably incurred by Landlord in order to maintain such security.

          (c) While this Sublease (or any new lease which may be entered into by Tenant as a substitute for this Sublease pursuant to Section 10.19 of the Overlease) remains in effect, Landlord shall not grant rights to signage on the exterior or in the lobbies of the Building which are comparable to or better than Tenant's signage to any Person that is a competitor of Tenant other than a successor to an existing subtenant of Landlord in the Building that currently has comparable or better signage rights.

          SECTION 17.05  Building Name.  Tenant shall have no right to object to
                         -------------
any change, at any time and from time to time, in the name or street address of the Building. Tenant shall not use the name "Merrill Lynch" or any variant thereof in any communication, advertising, promotional material, publicity, correspondence or other matter (written or oral) without obtaining the prior written consent of Landlord in each instance.

          SECTION 17.06  Access by Landlord.  Tenant shall permit Landlord to
                         ------------------
erect, use and maintain pipes, ducts and conduits in and through the Sublease Premises, provided, the same are installed and concealed behind partitions,
          --------
walls and hung ceilings of the Sublease Premises and by such methods and at such locations as will not interfere with or impair Tenant's layout or use of the Sublease Premises in any non-de-minimis way.

          SECTION 17.07  Repairs by Landlord and Others.  (a)  Landlord,
                         ------------------------------
Overlandlord, Ground Lessor or any Superior Mortgagee, as the case may be, during the progress of any repair, alteration or work referred to in Section
17.06 or otherwise required or permitted by this Sublease or law or deemed necessary by Landlord, may keep and store at the Sublease Premises, subject to the reasonable requirements of Tenant and Subsubtenants and provided the same does not reduce to any non-de-minimis degree the usable area of the Sublease Premises or interfere in any non-de-minimis respect with Tenant's use and enjoyment of the Sublease Premises (except in cases of emergency or apparent emergency), all materials, tools, supplies and equipment reasonably necessary to be so stored.

          (b) Neither Landlord (except as provided in Article XXII), Overlandlord, Ground Lessor nor any Superior Mortgagee, as the case may be, provided that such party exercises reasonable care, shall be liable for
- --------
inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any Subtenant by reason of making such repairs or the performance of any such alterations, work, or on account of bringing materials, tools, supplies and equipment into the Sublease Premises during the course thereof; nor shall the obligations of Tenant under this Sublease shall be affected thereby.

          (c) To the extent that Landlord, Overlandlord, Ground Lessor or any Superior Mortgagee undertakes such repairs, alterations or work and the same shall require interruption of any services to or access of Tenant or a Subtenant or the entry into any space covered by this Sublease or a Subsublease, such work or repairs shall be commenced and completed with reasonable diligence, subject to delays beyond Landlord's reasonable control, and in such a manner as not to unreasonably interfere with the conduct of business in such space, but such work or repairs need not be performed outside of normal Business Hours on Business Days.

          (d) Whenever reasonably practicable, Landlord's entry upon the Sublease Premises shall be at reasonable times, on reasonable notice and in the presence of Tenant or its representative. Upon completion of any such repairs, alterations or work, Landlord, Overlandlord or Ground Lessor, as the case may be, shall promptly restore the Sublease Premises to the condition which existed before the commencement of the repairs, alterations or work.

          (e) Nothing in this Article XVII or elsewhere in this Sublease shall imply any duty upon the part of Landlord, Overlandlord, Ground Lessor or any Superior Mortgagee to do any work not otherwise required to be done by such parties hereunder, and the performance of any work by Landlord, Overlandlord, Ground Lessor or any Superior Mortgagee shall not constitute a waiver of Tenant's default in failing to perform the same.

          SECTION 17.08  Other Inspection of Sublease Premises.  Tenant shall
                         -------------------------------------
permit Landlord, Overlandlord, Ground Lessor and any Superior Mortgagee, and their respective agents or representatives, to enter the Sublease Premises, at all reasonable times on reasonable notice and in the presence of Tenant or its representative (except in the case of an emergency), but subject to the reasonable requirements of Tenant (or any Affiliate pursuant to Section 10.01) and of any Subtenant, for the purpose of (a) inspecting the Sublease Premises,
(b) determining whether or not Tenant or Subtenant is in compliance with its obligations hereunder, and (c) making (in accordance with Section 17.07) any necessary repairs or alterations to the Sublease Premises or to the Building and/or performing any work therein or in the Building, if necessitated by a Legal

Requirement, Insurance Requirement or other provision of this Sublease, or otherwise permitted hereunder.

          SECTION 17.09  Building Access; Changes Therein. Landlord shall
                         --------------------------------
provide reasonable access to the Building and the Sublease Premises, and from Tenant's Visitor Reception Areas to the elevators which serve floors C1, C2, 3, 8, 9, 10 and 15 of the Sublease Premises, twenty-four (24) hours per day, seven
(7) days per week. Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of, and the placement of coffee-carts, concession stands and other such objects within, public areas, entrances, passageways, doors, doorways, corridors, elevators (but not so as to decrease the number or hours of availability specified in Subsection 17.01(c)), stairways, toilets and other public parts of the Building, and/or to change the location and/or size of the Messenger Reception Station, provided, however, that
                                                         --------  -------
the level of service required by Subsection 17.01(c) shall not be reduced, Tenant's Signage shall not be moved, changed or rearranged, Tenant's access to the Building and the Messenger Reception Station shall not be unreasonably modified, and there shall be no unreasonable obstruction to access to the Sublease Premises or Messenger Reception Station or to passage from Tenant's Visitor Reception Areas to the elevators which serve floors 3, 8, 9, 10 and 15 of the Sublease Premises, nor any unreasonable interference with Tenant's use or enjoyment thereof.

          SECTION 17.10  Emergency Access.  If Tenant shall not be personally
                         ----------------
present to open and permit an entry into the Sublease Premises at any time when for any reason of fire or apparent emergency (i.e., a condition presenting or
                                              - -
appearing to present imminent danger to the health and safety of persons or to property), then Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's Property) and without in any manner affecting the obligations and covenants of this Sublease.

          SECTION 17.11  Showing the Sublease Premises.  Overlandlord and
                         -----------------------------
Persons authorized by Overlandlord shall have the right to enter and pass through the Sublease Premises at any reasonable time upon reasonable notice to Tenant to show the Sublease Premises to prospective purchasers, mortgagees and lessees of any interest in the Premises or any part thereof. During the period of eighteen (18) months prior to the end of the Term, Landlord and Persons authorized by Landlord shall have the right at any reasonable time upon reasonable notice to Tenant to exhibit the Sublease Premises to prospective subtenants of Landlord. Each Person entering the Sublease Premises pursuant to this Section 17.11 shall be accompanied by a representative of Tenant.

          SECTION 17.12  Exclusive Services.  Tenant agrees that only a
                         ------------------
contractor approved by Landlord may provide, at Tenant's expense, the Exclusive Services listed on Exhibit G hereto. Landlord, at Tenant's request, will
                   ---------
provide Tenant with a list of no fewer than four (4) contractors who may do such work.

          SECTION 17.13  Cafeteria Usage.  (a) Landlord currently maintains,
                         ---------------
through an independent contractor, a cafeteria on the third floor of the Building (the "Cafeteria"). Subject to the other terms and conditions of this
               ---------
Sublease, the partners, principals, directors, officers, employees and guests of Tenant and its permitted assignees and Subsubtenants either (i) having business with Tenant at or (ii) whose then-current principal place of employment is within the Sublease Premises (collectively, "Tenant's Users") shall be permitted
                                             --------------
nonexclusive access to and use of the Cafeteria, in conjunction with Landlord and Landlord's other subtenants and occupants of the Building and their guests and invitees, on a nondiscriminatory-pricing basis with such other subtenants and occupants, commencing on the date Tenant begins occupancy of at least one
(1) full floor of the Sublease Premises (the "Occupancy Date") and continuing
                                              --------------
for the term of this Sublease.

          (b) Tenant agrees that access to the Cafeteria shall be limited solely to Tenant's Users and in no event shall any partners, principals, directors, officers or employees of Tenant not included within the definition of Tenant's Users, or any Contractor or subcontractor of Tenant (or any of their respective directors, employees or officers), or any other Person not specifically included in the definition of Tenant's Users be permitted access to or use of the Cafeteria. Upon entering the Cafeteria, each of Tenant's Users, at Landlord's request, shall display such identification as Landlord may reasonably require that evidences his or her qualification as a Tenant's User.

          (c) Landlord, at Tenant's expense, shall provide Tenant's employees with identification cards which must be utilized to activate the security turnstiles or presented at the security desk for access within the Building to the Cafeteria or presented to gain entry into the Cafeteria. Tenant shall be responsible for developing and enforcing a program (approved in advance by Landlord) to collect such cards from departing employees of Tenant and the Subsubtenants and other former Tenant's Users and to ensure that persons who possess such badges are persons that at the time in question qualify as Tenant's Users.

          (d) Landlord shall have the right to terminate or discontinue Tenant's usage of the Cafeteria, on thirty (30) days' notice to Tenant, upon the occurrence of any of the following events:

          (i) If Landlord discontinues the normal and continuous operation or use of the Cafeteria by all Landlord's other tenant's in the Building; or

          (ii) If Landlord assigns its interest under this Sublease (in conjunction with an assignment of all or substantially all of Landlord's interest under the Overlease), or if Landlord subleases all or a substantial portion of the Premises (which includes the Cafeteria), in each case, to a Person not affiliated with Landlord, and such assignee or sublessee elects not to continue to hold the Cafeteria open to Building occupants not affiliated with such assignee or sublessee.

          (e) In case Landlord temporarily discontinues Tenant's usage of the Cafeteria for longer than five (5) consecutive Business Days for reasons which are not beyond Landlord's control, or for longer than ten (10) consecutive Business Days on account of Events Beyond Landlord's Control, the Base Rent payable for the duration of such discontinuance shall be reduced by 1/365th of the product of [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLAR ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) multiplied by the sum of (a) the number of Rentable Square Feet above floor 2 of the Sublease Premises plus
(b) [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of the number of Rentable Square Feet below floor 2 of the Sublease Premises for each day that Tenant's usage of the Cafeteria is discontinued.

          (f) In case Landlord permanently discontinues Tenant's usage of the Cafeteria pursuant to Subsection 17.13(d), the Base Rent payable for the unexpired portion of the initial Term of this Sublease shall be reduced by the product of [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] DOLLAR ($[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) per annum multiplied by the sum of (a) the number of Rentable Square Feet above floor 2 of the Sublease Premises plus
(b) [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of the number of Rentable Square Feet below floor 2 of the Sublease Premises from the date that Tenant's usage of the Cafeteria is discontinued.

          (g) Landlord shall have the right to promulgate and enforce (in accordance with Sections 13.01 and 13.02) reasonable rules and regulations to implement the terms of this Section 17.13 and to regulate generally the use of the Cafeteria.

          (h) Use of the Cafeteria before and/or after Landlord's regular hours shall not be permitted except by separate agreement between Landlord and Tenant.

          SECTION 17.14  Parking.  (a) Landlord shall make available throughout
                         -------
the Term, for use by partners and principals of Tenant, six (6) designated parking spaces in the van-dock area located on

Level C of the Building subject to reasonable rules and regulations imposed by Landlord consistent with those applicable to parking in first-class office buildings in the Borough of Manhattan. Tenant shall have access to such parking spaces without charge from 8:00 a.m. to 4:00 p.m. on Business Days and from 7:00 a.m. to 8:00 a.m. and after 4:00 p.m. to 10:00 p.m. on Business Days at Landlord's additional cost (according to Exhibit H but subject to Subsection
                                         ---------
17.14(b)) for a dock master, as necessary, before and after regular hours. Landlord also agrees to make reasonable efforts to provide access to such parking spaces at other times and on other days, as requested by Tenant, at a charge to Tenant equal to Landlord's additional cost (according to Exhibit H but
                                                                   ---------
subject to Subsection 17.14(b)) for a dock master, as necessary, at such other times and on such other days.

          (b) If because of Tenant's hours of usage of the van-dock area on Level C of the Building for parking purposes a dock master is needed for more hours of work per day than are then contracted for by Landlord, Landlord shall, promptly after becoming aware of the need for such extra hours, notify Tenant (which notice need not be in writing) of the anticipated number of hours that will be required, and Tenant shall have an opportunity to reschedule Tenant's usage of such van-dock area so as to eliminate or minimize the need for such extra hours of work. Furthermore, if such overtime or extra hours of work by a dock master shall simultaneously be required by Landlord or any other subtenant of Landlord, then the cost of such extra hours of work shall be equitably apportioned among Landlord, Tenant and such other subtenant. Failure by Tenant to pay any charges by Landlord to Tenant pursuant to this Section 17.14 for the services of a dock master shall not constitute an Event of Default but shall be sufficient cause for Landlord to restrict Tenant's access to and use of the van-dock area on Level C of the Building for parking purposes except during the hours of 8:00 a.m. to 4:00 p.m. on Business Days.

          SECTION 17.15.  Roof Antennas.  At Tenant's request and expense,
                          -------------
Landlord shall use Landlord's Reasonable Efforts to obtain permission from the Ground Lessor and Overlandlord for Tenant to use a portion of the space on the roof of the Building (each such space being herein called a "Roof Antenna Area")
                                                             -----------------
for the installation and operation, at Tenant's cost and expense, of a microwave dish antenna. Upon obtaining such permission, Landlord shall add such Roof Antenna Area to the Sublease Premises, together with necessary easements for access and cable connections, for as long as Tenant shall make steady use of such Roof Antenna Area for the installation and operation of a microwave dish antenna. For the duration of such use Tenant shall pay Landlord additional Base Rent for each Roof Antenna Area use by Tenant at the rate of $[MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] per year. Tenant shall also be responsible for the costs of installing and maintaining all cabling needed to connect such antenna to the Subleased Premises.

          SECTION 17.16  Dumbwaiter and Mail Conveyor.  After Landlord shall
                         ----------------------------
make at Tenant's expense such modifications to Landlord's dumbwaiter and mail-conveyor apparatus as may be reasonably consistent with Landlord's use and required to meet Tenant's need for a mail and file distribution system that is secure, reliable and available on call, Tenant shall pay to Landlord, as Additional Rent twenty (20) days after being billed therefor by Landlord, a share of Landlord's reasonable costs of operating and maintaining Landlord's dumbwaiter and mail-conveyor apparatus as a mail and file distribution system for Tenant, Landlord and other subtenants of Landlord that arrange with Landlord for such service (based on Tenant's percentage of the total usage of such apparatus by Tenant and such other subtenants).

                                 ARTICLE XVIII
                                    BROKERS

          SECTION 18.01  Designated Brokers.  Landlord and Tenant each
                         ------------------
represents and warrants to the other that it has not dealt with any broker, finder or consultant in connection with this Sublease, other than Edward S. Gordon Company Inc. ("ESG").
                      ---

          SECTION 18.02  Payment.  Landlord and not Tenant shall compensate ESG
                         -------
pursuant to a separate written agreement with ESG; and Landlord shall cause ESG to furnish a letter to Tenant (before Tenant is required to execute Overlandlord's form of consent to this Sublease) stating that ESG shall refund to Tenant any commission or fee that Tenant may be required by Overlandlord to pay to ESG pursuant to paragraph 6 of the Consent to Sublease (in the form attached to this Sublease as Exhibit B) to be entered into by Overlandlord,
                             ---------
Landlord and Tenant if and when Overlandlord approves this Sublease. If Tenant should hire a broker/consultant, Tenant shall provide for the compensation of such broker/consultant pursuant to a separate written agreement between Tenant and such broker/consultant.

          SECTION 18.03  Indemnification.  Landlord and Tenant shall each
                         ---------------
indemnify and hold harmless the other party from and against any and all claims, damages and costs (including reasonable attorneys' fees and disbursements) incurred by such other party in connection with breach or alleged breach of the indemnifying party's representation and warranty contained in Section 18.01.

          SECTION 18.04  Survival.  The provisions of this Section 18.01 shall
                         --------
survive the cancellation or expiration  of this Sublease.


                                  ARTICLE XIX
                          RIGHTS TO PERFORM COVENANTS

          SECTION 19.01  Performance of Tenant's Covenants.  If Tenant shall
                         ---------------------------------
default in its obligations under this Sublease, then Landlord, without waiving or releasing Tenant from any obligation of Tenant herein contained, may (but shall be under no obligation to) remedy such default for the account of Tenant in any case where Tenant shall fail to remedy such default after the applicable grace period for curing such default shall have expired, or immediately and without notice in case of an emergency or an apparent emergency (as defined in Section 17.10).

          SECTION 19.02  Reimbursement by Tenant.  All reasonable sums paid by
                         -----------------------
Landlord and all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Landlord in connection with its actions pursuant to Section 19.01, together with interest thereon at the Late Charge Rate from the respective dates that Landlord makes each such payment until the date of actual repayment to Landlord, shall be paid by Tenant to Landlord on demand as Additional Rent. Any payment or performance by Landlord pursuant to the foregoing provisions of this Article XIX shall not be nor be deemed to be a waiver or release of breach or default of Tenant with respect thereto or of the right of Landlord to terminate this Sublease, institute summary proceedings and/or take such other action as may be permissible hereunder if an Event of Default by Tenant shall have occurred. In the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep insurance in force as aforesaid, Landlord shall not be limited to the amount of the insurance premium not paid, but Landlord also shall be entitled to recover, as damages for such breach, the uninsured amount of any loss and damage and the costs and expenses of suit, including reasonable attorneys' fees and disbursements, suffered or incurred, which loss and damage and costs and expenses, was required to be insured against by Tenant hereunder.

          SECTION 19.03  Performance of Landlord's Covenants.  If Landlord shall
                         -----------------------------------
default in any non-de-minimis respect in the performance of its obligations under Section 2.06, 5.02, 5.06, 11.04, 12.06, 16.02, 17.01, 17.02, 17.13, 17.14,
17.15, 17.16 or 23.03 of this Sublease, then Tenant, without waiving or releasing Landlord from any obligation of Landlord herein contained, may (but shall be under no obligation to) remedy such default for the account of Landlord
(a) immediately and without notice in case of an emergency or an apparent emergency (as defined in Section 17.10), or (b) in any other case where Landlord shall fail to remedy such default for a period of ten (10) Business Days after written notice thereof by Tenant to Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, either by their nature or by reason of Events Beyond Landlord's Control, reasonably be performed, done or removed, as the case may be, within such 10-Business-Day period, in which case Tenant's rights under this
Section 19.03 shall not arise as long as Landlord shall have commenced curing the same within such 10-

Business-Day period and shall prosecute the same to completion with reasonable diligence, subject to Events Beyond Landlord's Control).

          SECTION 19.04  Reimbursement by Landlord.  All reasonable sums paid by
                         -------------------------
Tenant and all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) reasonably incurred by Tenant in connection with its actions pursuant to Section 19.03, together with interest thereon at the Late Charge Rate from the respective dates that Tenant makes each such payment until the date of actual repayment to Tenant, shall be paid by Landlord to Tenant on demand. Tenant shall promptly notify Landlord of any such payments made or costs and expenses incurred by Tenant. Any payment or performance by Tenant pursuant to the foregoing provisions of this Section 19.04 or Section 19.03 shall not be nor be deemed to be a waiver or release of breach or default of Landlord with respect thereto or of the right of Tenant to institute proceedings and/or take such other action as may be permissible hereunder or (except as otherwise proscribed hereunder) at law in the event of Landlord's default. In the proof of any damages which Tenant may claim against Landlord arising out of or by reason of Landlord's failure to provide and keep insurance in force as aforesaid, Tenant shall not be limited to the amount of the insurance premium not paid, but Tenant shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss and damage and the costs and expenses of suit, including reasonable attorneys' fees and disbursements, suffered or incurred, which loss and damage and costs and expenses, was required to be insured against by Landlord hereunder.

          SECTION 19.05  Acceptance of Lesser Amounts.  No payment by Landlord
                         ----------------------------
or Tenant or receipt or acceptance by Tenant or Landlord of a lesser amount than the correct amount of any monetary obligation owed by one party to another hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Tenant or Landlord may accept such check or payment without prejudice to its right to recover the balance or pursue any other remedy provided for in this Sublease or at law.


                                   ARTICLE XX
                          EVENTS OF DEFAULT; REMEDIES

          SECTION 20.01  Events of Default.  The occurrence of each of the
                         -----------------
following events shall be an "Event of Default" hereunder:
                              ----------------

          (a) If Tenant shall fail to pay any installment of any Base Rent or any installment of Additional Rent for which a regularly scheduled due date is specified therefor in this Sublease, or any part thereof, when the same shall be due and payable, and such failure shall continue for a period of ten (10) Business Days after notice from Landlord to Tenant to cure such default;

          (b) If Tenant shall fail to make any payment of Additional Rent or any part thereof (other than any installment of Additional Rent for which a regularly scheduled due date is specified therefor in this Sublease), or any part thereof, when the same is due and payable, and such failure shall continue for a period of ten (10) Business Days after notice from Landlord to Tenant specifying such failure;

          (c) If Tenant shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements of this Sublease and such failure shall continue for a period of twenty (20) Business Days after written notice thereof by Landlord to Tenant and specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, either by their nature or by reason of Unavoidable Delays, reasonably be performed, done or removed, as the case may be, within such 20-Business-Day period, in which case no Event of Default shall be deemed to exist as long as Tenant shall have commenced curing the same within such 20-Business-Day period and shall prosecute the same to completion with reasonable diligence, subject to Unavoidable Delays, provided, however, in no event shall the
                               --------  -------
extension granted pursuant to the terms of this parenthetical continue if the continuation of Tenant's default would cause a default under the Overlease or Ground Lease);

          (d) To the extent permitted by law, if Tenant shall admit, in writing, that it is unable to pay its debts as such debts become due;

          (e) To the extent permitted by law, if Tenant shall make a general assignment for the benefit of creditors;

          (f) To the extent permitted by law, if Tenant shall file a voluntary petition under Title 11 of the United States Code or if such petition is filed against Tenant and an order for relief is granted, or if Tenant shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of any substantial part of its properties or of the Sublease Premises or any interest therein of Tenant, or if Tenant shall take any corporate action in furtherance of any action described in Subsection 20.01(e), this Subsection 20.01(f) or subsection 20.01(g);

          (g) To the extent permitted by law, a petition under Title 11 of the United States Code is filed against Tenant and an order for relief is granted, or, if, within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within one hundred twenty (120) days after the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant, without the consent or acquiescence of Tenant, or of any substantial part of its properties or of the Sublease Premises or any interest therein of Tenant, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within one hundred twenty (120) days after the expiration of any such stay, such appointment shall not have been vacated;

          (h) If Tenant shall vacate and remove Tenant's Property from the Sublease Premises or any substantial portion thereof without notifying Landlord of its reasons for doing so and its intention to resume its occupancy after the occurrence of some specified contingency, and if such abandonment shall continue for more than one (1) year after a written notice of default from Landlord based on such abandonment;

          (i) If this Sublease or the estate of Tenant hereunder shall be assigned, subleased or transferred, without compliance with the provisions of this Sublease applicable thereto;

          (j) If a levy under execution or attachment shall be made against Tenant's interest in the Sublease Premises or any part thereof and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days after Tenant receives written notice of same from Landlord or any other Person; and/or

          (k) If this Sublease or the Tenant's interest in the Sublease Premises hereunder shall be mortgaged or encumbered, unless fully discharged (of record, if recorded) within twenty (20) days after notice thereof from Landlord to Tenant or, in the case of any mechanics' or similar lien, twenty (20) days after Tenant acquires actual notice of the filing thereof, or such shorter period after actual notice as may be required by a Superior Mortgagee (but not less than ten (10) days after actual notice).

          SECTION 20.02  Right to Enforce.  If an Event of Default shall occur
                         ----------------
and be continuing, then (a) any obligations which Landlord may then have under this Sublease to advance or pay any moneys to Tenant shall be suspended, and (b) Landlord may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce the performance or observance by Tenant of the applicable provisions of this Sublease and/or to recover damages for breach hereof.

          SECTION 20.03  Remedies.  (a)  If any Event of Default described in
                         --------
Subsection 20.01(d), (e), (f) or (g) shall occur, then to the extent permitted by law, this Sublease and the Term and all rights of Tenant under this Sublease shall expire and terminate on the date on which such Event of Default occurs, as if such date were the date herein definitely fixed for the expiration of the Term. If any Event of Default described in Subsection 20.01(a), (b), (c), (i),
(j) or (k) shall occur and Landlord, at any time thereafter during the continuance of such Event of Default, at its option, gives written notice to Tenant stating that this Sublease and the Term shall expire and terminate on the date specified in such notice, which date shall be not less than ten (10) Business Days after the giving of such notice, then this Sublease and the Term and all rights of Tenant under this Sublease shall expire and terminate on the date specified in such notice as if such date were the date herein definitely fixed for the expiration of the Term. Upon any such termination pursuant to this Subsection 20.03(a), Tenant immediately shall quit and surrender the Sublease Premises, but Tenant shall remain liable for damages as hereinafter provided. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Subsection 20.01(f) or (g), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Sublease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Sublease Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Sublease as provided in Section 20.13, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Sublease on five (5) days' notice to Tenant, said trustee or Tenant as debtor-in-possession and, upon the expiration of said five (5) day period, this Sublease shall cease and expire as aforesaid and Tenant, said trust and/or Tenant as debtor-in-possession shall immediately quit and surrender the Sublease Premises as aforesaid.

          (b) If an Event of Default described in Subsection 20.01(a) or (b) shall occur, or if this Sublease shall be terminated as provided in Subsection 20.03(a), Landlord, without notice, may dispossess Tenant by summary proceedings or by any suitable action or proceeding at law or in equity.

          SECTION 20.04  Removal of Tenant.  If this Sublease  shall be
                         -----------------
terminated as provided in Subsection 20.03(a) and/or Tenant shall be dispossessed as provided in Subsection 20.03(b), then:

          (a) Landlord or Landlord's agents or servants, may immediately or at any time thereafter lawfully re-enter the Sublease Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any Subtenant and other Persons holding or claiming by, through or under Tenant, and all or any of its or their property, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Sublease Premises, together with all additions, alterations and improvements thereto.

          (b)  All of the right, title, estate and interest of Tenant in and to
(i) the Sublease Premises, all changes, additions and alterations therein, and all renewals and replacements thereof and (ii) all rents, issues and profits of the Sublease Premises, or any part thereof, whether then accrued or to accrue, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by Tenant, or any party claiming by, through or under Tenant.

          (c) Tenant shall pay to Landlord all Rent payable by Tenant under this Sublease to the date upon which this Sublease and the Term shall have expired and come to an end or to the date of re-entry upon the Sublease Premises by Landlord, as the case may be.

          (d) Landlord may repair and alter the Sublease Premises in such manner as Landlord may reasonably deem necessary or advisable without relieving Tenant of any liability under this Sublease or otherwise affecting any such liability, and/or let or relet the Sublease Premises or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and out of any rent or other sums collected or received as a result of such reletting Landlord shall: (i) first, pay to itself the reasonable cost and expense of terminating this Sublease, re-entering, retaking, repossessing, completing construction of and repairing and/or altering the Sublease Premises, or any part thereof, and the reasonable cost and expense of removing all persons and property therefrom, including reasonable brokerage commissions, legal expenses and attorneys' fees and disbursements, (ii) second, pay to itself the reasonable cost and expense sustained in securing any new subtenants and other occupants, including in such costs reasonable brokerage commissions, legal expenses and attorneys' fees and disbursements and other expenses of preparing the Sublease Premises for reletting, and, if Landlord shall maintain and operate the Sublease Premises, the cost and expense of such operation and maintenance, and (iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Except to the extent otherwise required by law from time to time, Landlord shall in no way be responsible or liable for any failure to relet the Sublease

Premises or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Sublease or to otherwise affect any such liability; and in no event shall Tenant be entitled to receive any excess of such annual rents over the sums payable by Tenant to Landlord hereunder.

          (e) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency ("Deficiency") between the Rent reserved in this Sublease for the
                 ----------
period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Subsection 20.04(d) for any part of such period (which net amount shall be determined after deducting from the rents collected under any such reletting all of the payments to Landlord described in said Subsection 20.04(d)); any such Deficiency shall be paid in installments by Tenant on the days specified in this Sublease for payment of installments of Rent, and Landlord shall be entitled to recover from Tenant each Deficiency installment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord's right to collect the Deficiency for any subsequent installment period by a similar proceeding.

          (f) To the extent Landlord shall not have collected any Deficiency installments as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency installments, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damage), a sum equal to the amount by which the Rent reserved in this Sublease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Sublease Premises for the same period, both discounted to present worth at the Prime Rate then in effect, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Subsection 20.04(e) for the same period; it being agreed that before presentation of proof of such liquidated damages to any court, commission or tribunal, if the Sublease Premises, or any substantial part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Sublease Premises so relet during the term of the reletting.

          SECTION 20.05  Tenant's Obligation Unaffected.  No termination of this
                         ------------------------------
Sublease pursuant to subsection 20.03(a) or (b), and no taking possession of and/or reletting of the Sublease Premises, or any part thereof, pursuant to Subsection 20.03(b) and Subsections 20.04(a) and/or (b), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting except as otherwise specifically provided.

          SECTION 20.06  Waiver of Jury Trial.  To the extent not prohibited by
                         --------------------
law, Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Sublease Premises, or any claim of injury or damage.

          SECTION 20.07  Suits by Landlord.  One or more suits for the recovery
                         -----------------
of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this Article XX, may be brought by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon the Term would have expired had there been no Event of Default by Tenant and termination.

          SECTION 20.08  Recovery Not Limited.  Nothing contained in this
                         --------------------
Article XX shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding provisions of this Article XX.

          SECTION 20.09  Receipt of Money Not a Waiver.  No receipt of moneys by
                         -----------------------------
Landlord from Tenant after the termination of this Sublease pursuant to Section
20.03 or after the giving of any notice of the termination of this Sublease as provided above shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Sublease Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Sublease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Sublease Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Sublease Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

          SECTION 20.10  Waiver of Other Notices and Right of Redemption.
                         -----------------------------------------------
Except as otherwise expressly provided herein or as prohibited by applicable law, Tenant hereby expressly waives the service of any notice of intention to re-enter provided for in any statute, or in the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Sublease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Sublease. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Sublease are not restricted to their technical legal meaning.

          SECTION 20.11  Waivers Only in Writing.  (a)  No failure by Landlord
                         -----------------------
or Tenant to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Sublease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition.

          (b) No covenant, agreement, term or condition of this Sublease to be performed or complied with by either party, and no breach thereof by either party, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Sublease, but each and every covenant, agreement, term and condition of this Sublease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

          SECTION 20.12  Additional Remedies.  Subject to Section 17.03 and
                         -------------------
Article XXV, (a) in the event of any breach or threatened breach by either party of any of the covenants, agreements, terms or conditions contained in this Sublease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Sublease; and (b) each right and remedy of Landlord and Tenant provided for in this Sublease shall be cumulative and shall be in addition to every other right and remedy provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by a party of any one or more of the rights or remedies provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise.

          SECTION 20.13  Bankruptcy.  (a)  Subject to Section 17.03, if an order
                         ----------
for relief is entered or if a stay of proceeding or other acts becomes effective in favor of Landlord or Landlord's interest in this Sublease in any proceeding which is commenced by or against Landlord under the federal bankruptcy code, as the same may be amended, and any successor thereto, or any other present or future applicable federal, state or other statute or law, Tenant shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Sublease.

          (b) If an order for relief is entered or if a stay of proceeding or other act becomes effective in favor of Tenant or Tenant's interest in this Sublease, in any proceeding which is commenced by or against Tenant, under the federal bankruptcy code, as the same may be amended, or any successor thereto, or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Sublease, including such rights and remedies as may be necessary to adequately protect Landlord's right, title and interest in and to the Sublease Premises or any part thereof and/or adequately ensure the complete and continuous future performance of Tenant's obligations under this Sublease. Adequate protection of Landlord's right, title and interest in and to the Sublease Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Sublease, may include the following requirements:

               (i) That Tenant shall comply with all of its obligations under this Sublease;

               (ii)  That Tenant shall pay to Landlord, on the twenty-fifth
     (25th) day of each month commencing with the entry of such order or the effective date of such stay, a sum equal to the amount by which the Sublease Premises diminished in value during such monthly period, but, in no event, an amount which is less than the aggregate Rent payable for such monthly period;

               (iii) That Tenant shall continue to use the Sublease Premises in the manner provided by this Sublease;

               (iv) That Landlord shall be permitted to supervise the performance of Tenant's obligations under this Sublease;

               (v) That Tenant shall hire, at its sole cost and expense, such security personnel as may be necessary to insure the adequate protection and security of the Sublease Premises;

               (vi) That Tenant shall pay to Landlord within thirty (30) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Sublease Premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Sublease, a security deposit in an amount reasonably acceptable to Landlord, but in no event less than the annual Rent payable hereunder for the then current Sublease Year;

               (vii) That Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Sublease;

               (viii) That Landlord be granted a security interest acceptable to Landlord in property of Tenant to secure the performance of Tenant's obligations under this Sublease; and

               (ix) That if Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Sublease and proposes to assign the same (pursuant to Title 11 U.S.C. (S) 365, as the same may be amended) to any Person who shall have made a bona fide offer to accept an assignment of this Sublease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such assignment, setting forth (i) the name and address of such Person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such Person's future performance under the Sublease, including the assurances referred to in Title 11 U.S.C. (S) 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than fifteen (15) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than seven (7) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Sublease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which may be payable out of the consideration to be paid by such Person for the assignment of this Sublease.

                                  ARTICLE XXI
                                  ARBITRATION

          SECTION 21.01  Selection and Conduct.  (a)  In such cases where this
                         ---------------------
Sublease expressly provides for the settlement of a dispute or question by arbitration, and only in such cases, the party desiring arbitration shall appoint a disinterested person as arbitrator on its behalf and give notice thereof to the other party who shall, within five (5) Business Days thereafter in cases related to Section 10.08 and within twenty (20) days thereafter in all other cases, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party. The two arbitrators thus appointed shall together appoint a third disinterested person within five (5) Business Days in cases related to Section 10.08 and within twenty (20) days in all other cases after the appointment of the second arbitrator, and said three arbitrators shall as promptly as possible determine the matter which is the subject of the arbitration. The decision of the majority of them shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court having jurisdiction.

          (b) If any party who shall have a right pursuant to Subsection 21.01(a) to appoint an arbitrator shall fail or neglect to do so within the time permitted, then the other party (or if the two arbitrators appointed by the parties shall fail to appoint a third arbitrator when required hereunder, then either party) may apply to the American Arbitration Association to appoint such arbitrator.

          (c) Arbitration shall be conducted in the City and County of New York and, to the extent applicable and consistent with this Article XXI, shall be in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association or any successor body of similar function. The expenses of arbitration and the fees and disbursements of the third arbitrator shall be shared equally by Landlord and Tenant but each party shall be responsible for the fees and disbursements of the arbitrator it appoints and its own attorneys and the expenses of its own proof.

          (d) Landlord and Tenant agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder.

          (e) No arbitrators shall have any power to vary or modify any of the provisions of this Sublease and their jurisdiction is hereby limited accordingly.

          (f) The two arbitrators to be selected by the parties shall be licensed engineers, registered architects, real estate appraisers who are members of the American Institute of Appraisers or another similar organization, certified public accountants or other professionals having at least ten (10) years' experience in the subject matter of the arbitration; and, to the extent applicable and consistent with this
Article XXI, such arbitration shall be conducted in accordance with the Arbitration Rules then in use by the American Arbitration Association or any successor body of similar function.


                                  ARTICLE XXII
                               ABATEMENT OF RENT

          SECTION 22.01.  Grounds for Abatement.  (a) In case (A) a material
                          ---------------------
portion of the Sublease Premises (an "affected portion") is rendered
                                      ----------------
untenantable by reason of (i) a default by Landlord in the performance of its obligations hereunder, (ii) any gross negligence or wilful misconduct by Landlord or any of its employees, officers, contractors or agents or (iii) any Event Beyond Landlord's Control, and (B) Tenant immediately notifies Landlord, with express reference to the abatement provided for in this Section 22.01, of
(I) such untenantability of the affected portion, (II) the condition giving rise to such untenantability and (III) the event, default, misconduct or gross negligence that resulted in such condition (all in reasonable detail), and (D) the affected portion of the Sublease Premises shall remain untenantable by Tenant for (m) at least five (5) consecutive Business Days after Tenant's notice to Landlord pursuant to the preceding clause (B) in cases described in clause
(i) or (ii) above or (n) at least ten (10) consecutive Business Days after Tenant's notice to Landlord pursuant to the preceding clause (B) in a case described in clause (iii) above, then but only then, in respect of any affected portion of the Sublease Premises as to which all of the foregoing conditions of this Section 22.01 shall have been satisfied (the "Untenantable Space"), all
                                                   ------------------
Rents payable with respect to the affected portion of the Sublease Premises shall be abated from the date the affected portion became untenantable until the earlier to occur of the date (x) Tenant once again commences operation of its business in the affected portion or (y) one (1) Business Day after the affected portion once again becomes tenantable, in each case in the same proportion that the Untenantable Space bears to the entire Sublease Premises.

          (b)  "Untenantable" shall mean either that some affected portion of
                ------------
the Sublease Premises is unusable for general office purposes (regardless of any other use, including a more specialized use such as executive or sales offices, that the affected portion of the Sublease Premises might then be usable for), or that Tenant's telephone and communications system is inoperable because there is no regular or emergency-generator electric power to Tenant's telephone and communications equipment on floor 10 of the Sublease Premises or that there is no reasonable and safe access to, or elevator service to, or electric power (other than Landlord's emergency-generator electric power) service to, or HVAC service to, the affected portion of the Sublease Premises; and (ii) "tenantable" shall mean
                                                         ----------
that the affected portion is usable for general office purposes (in addition to any other use, including a more specialized use such as executive or sales offices, that the affected portion of the Sublease Premises might then be usable for), that access to the affected portion is reasonable and safe, that electric power to Tenant's telephone and communications equipment on floor 10 of the Sublease Premises has been restored, and that elevator, electric power and HVAC service to the affected portion of the Sublease Premises are adequate for the use of any other affected portion for the purposes permitted by Section 6.01 of this Sublease.

          SECTION 22.02  Exceptions and Limitations.  (a) Notwithstanding
                         --------------------------
Section 22.01, the occurrence of a condition that renders a material portion of the Sublease Premises untenantable shall not be deemed a breach of any obligation of Landlord hereunder to repair the Sublease Premises or the Building (or any portion thereof) except if the same shall have arisen as a result of Landlord's failure to perform another obligation of Landlord under this Sublease promptly after receiving written notice of the need therefor from Tenant or any other Person and if Landlord thereafter fails to make such repair with reasonable diligence and dispatch.

          (b) In no event shall Section 22.01 be applicable to a Casualty or Condemnation, which shall be governed instead by Article XXIII.

          (c)  Tenant's rights to an abatement of Rents pursuant to Section
22.01 or to compensation for common-law or statutory damages pursuant to Section
17.03 shall in no way limit Tenant's remedies under Sections 19.03 and 19.04; but Tenant's exercise of is remedies under Sections 19.03 and 19.04 may very well serve to reduce the extent and duration of the abatement of Rents to which Tenant might otherwise be entitled pursuant to Section 22.01 and/or the measure of damages to which Tenant might otherwise be entitled pursuant to Section 17.03.

          (d) Provided Tenant is able to realize the benefits of Section 22.01 in cases where Tenant would otherwise be entitled to compensation or damages suffered by Tenant, Landlord shall have no liability to Tenant in case any portion of the Sublease Premises is rendered untenantable by reason of (i) a default by Landlord in the performance of its obligations hereunder, (ii) any gross negligence or wilful misconduct by Landlord or any of its employees, officers, contractors or agents or (iii) any Event Beyond Landlord's Control.
In case Tenant is damaged but is nevertheless unable in a diligent and timely fashion to qualify for and fully realize the benefits of Section 22.01 in any such event or if the benefits of Section 22.01 which Tenant is able to qualify for but only partially realize are not sufficient to compensate Tenant for damages actually suffered by Tenant despite Tenant's use of reasonable efforts to mitigate its damages, Tenant's common-law or statutory rights, if any, to compensation for damages by reason of any of the foregoing shall not be impaired or limited by this Subsection 22.02(d) to the extent Tenant claims only actual and not consequential, speculative or punitive damages from Landlord. In such cases, Landlord agrees that Tenant's common-law or statutory claims to compensation for actual damages may, at Tenant's election, be submitted to Arbitration in accordance with Article XXI, or to any other recognized and impartial form of accelerated dispute resolution designated by Tenant.


                                 ARTICLE XXIII
                             CONDEMNATION; CASUALTY

          SECTION 23.01  Assignment of Proceeds.  Subject to the rights of
                         ----------------------
Tenant set forth in Sections 23.06 and 23.07, Tenant hereby irrevocably assigns to Landlord any award, compensation or insurance payment to which Tenant may become entitled by reason of its interest in the Sublease Premises if the use, access or occupancy of the Sublease Premises or any part thereof or any part of the Premises serving the Sublease Premises is wholly, partially or temporarily taken, requisitioned or purchased in, by or on account of any actual or threatened eminent domain proceeding or other partial taking action by any person having the power of eminent domain, or by or on account of an "eviction by paramount title" (a "Condemnation").
                        ------------

          SECTION 23.02  Rent Abatement.  (a) In the event of a Condemnation or
                         --------------
a fire or other casualty (a "Casualty") which destroys, damages or otherwise
                             --------
renders the Sublease Premises untenantable, then all Rents shall be abated on a floor-by-floor basis, in the proportion that the Rentable Square Feet of the space on each floor of the Sublease Premises that is rendered untenantable, bears to the 323,869 Rentable Square Feet of the Sublease Premises, for the period from the date of the Casualty or Condemnation to (i) the earlier of the dates that Tenant reoccupies a substantial portion of the previously untenantable space on each floor of the Sublease Premises for the conduct of Tenant's business or twenty (20) days after the dates the damage to each floor of the Sublease Premises shall be substantially repaired or restored, or (ii) if only the Building but not the Sublease Premises is so damaged or destroyed (so that the Sublease Premises shall remain tenantable as office space), one (1) Business Day after reasonable and safe access thereto is restored for Tenant; provided, however, that, should Tenant reoccupy a portion of the Sublease
- --------
Premises for the conduct of Tenant's business during the period that any repair work is taking place and prior to the date that the Sublease Premises are substantially repaired or made tenantable, the Rents payable pursuant to Articles IV and V allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Sublease Premises bears to the total area of the Sublease Premises, shall be payable by Tenant from the date of such reoccupancy.

          (b) Notwithstanding Subsection 23.02(a), if primarily by reason of a default by Tenant hereunder or some other wrongful act on the part of Tenant or any of its Subsubtenants or its or their partners, principals, directors, officers, employees or agents, either (i) Landlord or any Superior Party shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Sublease Premises or the Building by Casualty, or (ii) the Sublease Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of Casualty, then to such extent, and without prejudice to any other remedies which may be available against Tenant, the abatement of Rents pursuant to Subsection 23.02(a) shall be reduced.

          SECTION 23.03  Termination or Restoration.  (a)  In the event that
                         --------------------------
either (i) the Casualty or Condemnation allows Landlord to terminate the Overlease and Landlord so terminates the Overlease, (ii) the Building shall be totally destroyed or taken in Condemnation, (iii) the Building shall be substantially damaged or taken in Condemnation and Landlord shall decide to demolish it or demolish it and rebuild it, or (iv) the Sublease Premises cannot with the exercise of reasonable diligence be substantially restored or made tenantable within one hundred and eighty (180) days after the date of the Casualty or Condemnation, then in any such case Landlord may elect to terminate this Sublease by giving Tenant notice to such effect within sixty (60) days after the date of the Casualty or Condemnation; provided, however, that Landlord
                                                --------
may not exercise its rights under this Subsection 23.03(a) if it does not elect to terminate all other subleases affecting space in the Building damaged, destroyed or made untenantable in a manner comparable to the Sublease Premises.

          (b) Provided this Sublease shall not be terminated by Landlord or Tenant pursuant to Subsection 23.03(a) or (c), Landlord shall diligently repair the damage and restore the Sublease Premises, exclusive of any of Tenant's Property, to its condition immediately prior to such Casualty within a reasonable time after actual knowledge or written notice to Landlord from Tenant or some other Person of the damage or destruction, subject to Events Beyond Landlord's Reasonable Control.

          (c) In the event of a Casualty or Condemnation affecting the Sublease Premises that results in the Untenantability of more than THIRTY-FIVE THOUSAND (35,000) Rentable Square Feet of the Sublease Premises, Tenant may, at its option, (i) terminate this Sublease as to the entire Sublease Premises or (ii) partially terminate this Sublease as to any floor of the Sublease Premises which is rendered untenantable if (i) within sixty (60) days from the date that the Condemnation shall be effective or that Landlord shall have received notice from Tenant or some other Person of the Casualty, whichever is applicable (the "Notice Date"), Landlord does
- ------------
not award a contract or contracts for the restoration work Landlord is required to do under Subsection 23.03(b) so as to make the untenantable portions on such floor of the Sublease Premises tenantable once again not later than one hundred and eighty (180) days after the Notice Date, or (ii) work under such contract or contracts does not commence within one hundred and five (105) days from the Notice Date, or (iii) said work is not in fact completed within one hundred and eighty (180) days from the Notice Date (provided that if completion is delayed
                                        --------
for any reason by an Event Beyond Landlord's Control, such 180-day period may be extended by the number of days completion is delayed by such event to a maximum period of two hundred and forty (240) days from the Notice Date), or (iv) the Casualty or Condemnation occurs within the last twelve (12) months of the Term, unless the affected floor of the Sublease Premises can be made tenantable again within sixty (60) days after the Notice Date and in fact is made tenantable again within such 60-day period. Tenant's right to partially cancel this Sublease pursuant to this Subsection 23.03(c) must be exercised by written notice to Landlord within twenty (20) days after each such right shall accrue.

          SECTION 23.04  Tenant's Responsibility for Its Actions.  Nothing
                         ---------------------------------------
contained in this Article XXIII shall relieve Tenant from any liability to Landlord or others that may otherwise exist for any damage or destruction by fire or other Casualty.

          SECTION 23.05  No Liability for Interruption.  (a)  Except as provided
                         -----------------------------
in Subsection 23.03(c), Tenant shall not be entitled to terminate this Sublease, or claim a total or partial condemnation with respect thereto; and except as provided in Subsection 23.02(a) and provided Tenant is able to realize the benefits of Subsection 23.02(a), no damages, compensation or claim shall be payable by Landlord because of any inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Sublease Premises or of the Building pursuant to this Article XXIII.

          (b) In case Tenant is unable in a diligent and timely fashion to qualify for or fully realize the benefits of Subsection 23.02(a) or if the benefits of Section 23.02(a) which Tenant is able to qualify for but only partially realize are not sufficient to compensate Tenant for damages actually suffered by Tenant despite Tenant's use of reasonable efforts to mitigate its damages in the event of a Casualty or Condemnation, Tenant's common-law or statutory rights, if any, to compensation or damages by reason of any of the foregoing shall not be impaired or limited by Subsection 23.05(a) to the extent Tenant claims only actual and not consequential, speculative or punitive compensation or damages from Landlord. In such cases, Landlord agrees that Tenant's common-law or statutory claims to compensation for actual damages may, at Tenant's election, be submitted to Arbitration in accordance with Article XXI, or to any other recognized and impartial form of accelerated dispute resolution designated by Tenant.

          SECTION 23.06  Tenant to Insure its Property.  Although Landlord is
                         -----------------------------
required by the Overlease to carry insurance on the Building (including the Sublease Premises) as stated in Section 12.06, Landlord will not carry separate insurance of any kind on Tenant's Property, and Landlord shall not be obligated to repair any damage thereto or replace or clean the same. Tenant shall maintain such fire and casualty insurance with respect to Tenant's Property, and shall be responsible to repair and restore the same to the extent necessary to resume its operations. All proceeds of Tenant's insurance covering Tenant's Property, relocation expenses and rent obligations under this Sublease shall be paid and payable exclusively to Tenant.

          SECTION 23.07  Tenant's Condemnation Claims.  Notwithstanding anything
                         ----------------------------
to the contrary contained in this Article XXIII in connection with any Condemnation, Tenant shall be entitled to make a separate claim, and to prove and receive an award for (a) the value of Tenant's Property to the extent the same is taken, and (b) business interruption, moving and other costs permitted to space tenants by law, provided that (i) such award shall not in any way or to
                         --------
any extent diminish the amount of the award to which Landlord, Overlandlord or Ground Lessor would otherwise be entitled, and (ii) Tenant shall not assert any claim for the value of Tenant's leasehold estate or other rights hereunder.

          SECTION 23.08  Express Agreement to Contrary.  The provisions of this
                         -----------------------------
Article XXIII shall be deemed an express agreement governing any case of damage or destruction of the Sublease Premises by Casualty or Condemnation, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of any express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                  ARTICLE XXIV
                          REPRESENTATIONS BY LANDLORD

          SECTION 24.01  Due Authorization.  Landlord represents to Tenant that
                         -----------------
this Sublease has been duly authorized, executed and delivered by Landlord to Tenant, and is a legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms except as such enforcement may be affected by bankruptcy, insolvency and similar laws and/or by principles of law or equity applicable to the enforcement of leases and landlord-tenant relationships generally.

          SECTION 24.02  Absence of Reliance by Tenant.  (a)  Except as
                         -----------------------------
expressly set forth in this Sublease, no representations, statements, or warranties, express or implied, have been made by or on behalf of Landlord in respect of the Sublease Premises (except as expressly set forth herein) or the physical condition thereof of the Building or any of the mechanical, structural, electrical or other systems therein, the space or square footage therein, the laws, regulations, rules and orders applicable thereto or any other matter applicable to this Sublease.

          (b) Except as expressly set forth in this Sublease, Tenant has not relied on any representations or statements made by Landlord; and neither Landlord, Overlandlord nor Ground Lessor shall in any event whatsoever be liable by reason of any claim of representation or misrepresentation or breach of warranty with respect thereto (except with respect to some representation or statement expressly set forth herein).

                                  ARTICLE XXV
                            LIMITATIONS OF LIABILITY

          SECTION 25.01  No Liability of Landlord and Others.  (a)  Neither
                         -----------------------------------
Landlord, Overlandlord, Ground Lessor, nor any Superior Party nor any of their agents, attorneys, employees, directors, successors or assigns shall in any event whatsoever (unless caused by such Person's own negligence or misconduct) be liable for any injury, damage or loss to Tenant, or any Person claiming by, through or under Tenant, or any other Person claiming happening on, in or about the Sublease Premises nor for any injury or damage to the Sublease Premises or to any property belonging to Tenant, or any Person claiming by, through or under Tenant, or any other Person, which may be caused by or result from (i) any fire or other Casualty (except as provided in Article XXII or XXIII), (ii) any action of wind, water, lightning or any other of the elements, (iii) any use, misuse or abuse of the Building (including, but not limited to, any of the common areas within the Building, equipment, elevators, hatches, openings, installations, stairways, hallways, or other common facilities) by, or any other acts or negligence of, Tenant or any Subtenant, licensee, invitee or contractor of Tenant, any Subtenant or any other Person happening on, in or about the Sublease Premises, (iv) the condition of the Sublease Premises during the Term or any defect in the Land, the Building, any equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situate in, at, upon or about the Sublease Premises, or any leakage, bursting or breaking up of the same (except as provided in Section 16.02 or Article XXII), or (v) any failure or defect of water, heat, gas, chilled water, steam or electric power supply, or of any apparatus, machinery or appliance in connection therewith (except as provided in Section 16.02 or Article XXII).

          SECTION 25.02  Liability for Consents.  (a)  Any dispute with respect
                         ----------------------
to the granting of any consent or approval requested by Tenant of Landlord hereunder (where such consent or approval is expressly subject to a reasonableness requirement) shall be resolved by arbitration pursuant to Article XXI or by any other recognized and impartial form of accelerated dispute resolution designated by Tenant. Tenant's primary (but not its only) remedy in the event it is ultimately determined that Landlord unreasonably denied or delay such consent or approval shall be to obtain a court order requiring Landlord to give such consent or approval.

          (b) In case Tenant is unable in a diligent and timely fashion to realize the benefits of Subsection 25.02(a) in the event an approval or consent is denied or delayed by Landlord, Tenant's common-law or statutory rights, if any, to compensation or damages by reason of any of the foregoing shall not be impaired or limited by Subsection 25.05(a) to the extent Tenant claims only actual and not consequential, speculative or punitive compensation or damages from Landlord.

          SECTION 25.03  No Personal Liability of Landlord.  Notwithstanding
                         ---------------------------------
anything to the contrary contained herein, none of the agreements, covenants, obligations or undertakings of the Landlord set forth in this Sublease shall be binding personally, upon Landlord or any officer, director, trustee, beneficiary, partner, principal, agent, attorney or shareholder of Landlord or any of Landlord's successors and assigns, but shall be deemed as covenants running with ownership of the Land and Building. In the event Tenant pursues any remedies available to it under this Sublease, Tenant shall not have any recourse against any officer, director, trustee, beneficiary, partner, principal, agent, attorney or shareholder of Landlord or any of Landlord's successors and assigns for any loss or claim for monetary damages resulting therefrom; instead Tenant's sole recourse shall be to enforce any claims it may have against the interest of the Landlord in the Premises and the rents, issues and profits therefrom.

          SECTION 25.04  No Continuing Liability of Landlord.  The Landlord
                         -----------------------------------
named herein or any successor-in-interest shall be deemed to be the Landlord hereunder only until such time as it no longer holds the interest as Landlord; so that if the Landlord named herein or such successor-in-interest ceases to have any interest in the Premises as a result of the termination of the Overlease or a sale or transfer of its interest as the tenant under the Overlease, then the Landlord named herein or such successor-in-interest, as the case may be, shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord hereunder to be performed on or after the date of such termination, sale or transfer.

          SECTION 25.05  No Liability of Tenant's Partners.  None of the
                         ----------------------------------
agreements, covenants, obligations or undertakings of Tenant set forth in this Sublease shall be binding personally upon any agent, director, employee, partner, principal or shareholder of Tenant, or on any professional corporation or limited liability company or partnership that is a partner, principal or shareholder of Tenant, or on any spouse or estate of any agent, director, employee, partner, principal or shareholder of Tenant, even if a partner or principal of Tenant shall have a negative capital account or be liable for any rights of contribution to Tenant; and in the event Landlord pursues any remedies available to it under this Sublease for the entry of a monetary judgment or for the enforcement of any duties or obligation against Tenant, Landlord shall not seek any recourse against any agent, director, employee, partner, principal or shareholder of Tenant, or any professional corporation or limited liability company or partnership that is a partner, principal or shareholder of Tenant, or any spouse or estate of any agent, director, employee, partner, principal or shareholder of Tenant, for any loss, claim or monetary damages resulting therefrom.


                                  ARTICLE XXVI
                     INDEMNIFICATION BY LANDLORD AND TENANT

          SECTION 26.01  Indemnification by Tenant.  Tenant shall not do or
                         -------------------------
permit any act or thing to be done upon the Sublease Premises which will subject Landlord, Overlandlord, Ground Lessor or any Superior Mortgagee to any liability or responsibility for injury or damage to persons or property, or to any liability by reason of any violation of law or of a Legal Requirement applicable to the Sublease Premises with which Tenant is obligated by this Sublease to comply; and Tenant shall exercise such control over the Sublease Premises so as to fully protect Landlord, Overlandlord, Ground Lessor and any Superior Mortgagee against any such liability. Tenant shall indemnify and save Landlord, Overlandlord, Ground Lessor and all Superior Mortgagees harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable engineers', architects' and attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against Landlord, Overlandlord, Ground Lessor or any Superior Mortgagee by reason of any of the following occurring during the Term (unless caused by the negligence or misconduct of any Person otherwise indemnified under this Section 26.01):

          (a) Any work or thing done in, on or about the Sublease Premises or any part thereof by Tenant or any Subtenant, or any of their respective officers, agents, employees, contractors, invitees or licensees;

          (b) The manner of use (as distinguished from the mere use of the Sublease Premises as permitted by Subsection 6.01(a)), or any alteration, repair, condition, operation, maintenance or management, of the Sublease Premises or any part thereof by Tenant or any Subtenant, or any their respective officers, agents, employees, contractors, invitees or licensees;

          (c) Any wrongful act or failure to act or any negligence on the part of Tenant or any Subtenant or any of its or their respective officers, agents, employees, contractors, invitees or licensees;

          (d) Any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on or about the Sublease Premises or any part thereof;

          (e) Any lien or claim which may be alleged to have arisen against or on the Sublease Premises from and after the applicable Possession Date arising from any act or omission of Tenant or its Subsubtenants or their respective officers, employees, agents, suppliers, materialmen, mechanics, contractors, subcontractors or sub-subcontractors; and/or

          (f) Any failure on the part of Tenant to keep, observe or perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in any construction agreements, Subsubleases or other contracts and agreements affecting the Sublease Premises, on Tenant's part to be kept, observed or performed.

          SECTION 26.02  Indemnification by Landlord.  Landlord shall indemnify
                         ---------------------------
and save Tenant harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable engineers', architects' and attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against Tenant by reason of any of the following occurring during the Term (unless caused by the negligence or misconduct of Tenant):

          (a) Any work or other thing done in violation of the terms of this Sublease in, on or about the Sublease Premises or any part thereof by Landlord or any of its officers, agents, employees, contractors, invitees or licensees;

          (b) Any wrongful act or failure to act or any negligence on the part of Landlord or any of its officers, agents, employees, contractors, invitees or licensees;

          (c) Any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on or about the Premises or any part thereof (other than the Sublease Premises); and/or

          (d) Any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Sublease on Landlord's part to be performed or complied with after any applicable notice and grace period shall have been given and expired; provided that Landlord's
                                                     --------
     indemnity under this Subsection 26.02(d) shall not extend to the consequences of its failure to perform any obligation under this Sublease except to the extent that Landlord fails to commence such performance promptly after receipt of written notice to do so from Tenant or fails to complete such repair with reasonable diligence, subject to Events Beyond Landlord's Control.

          SECTION 26.03  Notice and Defense of Claims.  (a) Promptly following
                         ----------------------------
receipt by any Person entitled to be indemnified pursuant to this Sublease of any claim, determination, suit, action or proceeding which is subject to the provisions of Section 26.01 or 26.02 or other section of this Sublease, such Person shall give written notice thereof to the party hereto from whom indemnification is being sought, accompanied by copies of any written documentation with respect thereto received by the notifying Person and stating the basis upon which indemnification is being sought pursuant to this Sublease.

          (b) The party required to provide indemnification under Section 26.01 or 26.02 or other section of this Sublease shall have the right, at its option, to compromise or defend, at its own expense and with its own counsel, any such claim, determination, suit, action or proceeding. The Person claiming indemnification shall have the right, at its option, to participate in the settlement or defense of any such claim, determination, suit, action or proceeding with its own counsel and at its own expense, but the indemnifying party shall be entitled to control such settlement or defense. The indemnified Persons and indemnifying party shall studiously cooperate in any such defense or settlement and shall give each other reasonable access to all information relevant thereto. Such Persons and party will similarly cooperate in the prosecution of any claim or lawsuit against any third Person.

          (c) In the event that an indemnifying party fails to notify an indemnified Person of its intent to honor its obligations under Subsection 26.03(b) within fifteen (15) days after receipt of a written notice of any claim, determination, suit, action or proceeding, the indemnified Person, without waiving any rights to indemnification hereunder, may defend such claim, determination, suit, action or proceeding with its own counsel at the expense of the party obligated to provide such defense, and shall have the right to enter into any good faith settlement thereof without prior written consent from the indemnifying party.

          SECTION 26.04  No Effect of Insurance.  The obligations of Tenant and
                         ----------------------
Landlord under this Article XXVI shall not be affected by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Sublease Premises.

          SECTION 26.05  Subrogation upon Request.  If any claim, action or
                         ------------------------
proceeding is made or brought against Landlord, Overland-lord, Ground Lessor, or any Superior Mortgagee against which Landlord, Overlandlord, Ground Lessor or such Superior Mortgagee is indemnified pursuant to Section 26.01, or any other provision of this Sublease, then, upon demand by Landlord, Overlandlord, Ground Lessor or such Superior Mortgagee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord's, Overlandlord's or Ground Lessor's or such Superior Mortgagee's name, if necessary, by the attorneys for Tenant's insurance carrier (if such claim, action or proceeding is covered by insurance) or otherwise by such attorneys as Tenant shall select, subject to the approval of Landlord (not to be unreasonably withheld or delayed), and the approval of Overlandlord and Ground Lessor, respectively. The foregoing notwithstanding, (a) Landlord and Overlandlord, at their own expense, may each engage its own attorneys to defend it or to assist in its defense, and
(b) Ground Lessor and such Superior Mortgagee(s) may each engage its own attorneys to defend it or to assist in its defense; but Tenant shall only be required to pay reasonable fees and disbursements for Overlandlord the attorneys of Ground Lessor and, to the extent required by Superior Mortgage(s), such Superior Mortgagee(s).

          SECTION 26.06  Survival of this Article.  The provisions of this
                         ------------------------
Article XXVI shall survive the Expiration Date or earlier termination of this Sublease with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any action or failure to take action or any other matter occurring during the Term of this Sublease.

                                 ARTICLE XXVII
                      INTEGRATION; CONFLICT WITH EXHIBITS

          SECTION 27.01  Integration.  All understandings and agreements
                         -----------
heretofore had between the parties hereto with respect to the matters expressly covered by this Sublease are merged in this Sublease (including the Exhibits annexed hereto).

          SECTION 27.02  Conflict with Exhibits.  If there shall be any conflict
                         ----------------------
between an Article of this Sublease (or any provision in an Article) and an Exhibit annexed to this Sublease (or any provision in an Exhibit), the Article (or the provision therein) shall prevail.


                                ARTICLE XXVIII
                                    NOTICES

          SECTION 28.01  Notices.  (a)  Any notice, statement, demand, consent,
                         -------
approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable Legal Requirement (collectively, "communications") shall be in writing (whether or not so stated
                --------------
elsewhere in this Sublease) and shall be deemed to have been properly given, rendered or made if hand delivered, or sent by an overnight courier service or by first-class, express, registered or certified mail, postage-prepaid and return receipt requested, posted in a United States post office station or letter box in the continental United States, addressed as follows:

          (i) If to Landlord:

               c/o Merrill Lynch & Co., Inc.
               Two World Financial Center, 5th Floor
               New York, New York 10080-6105
               Attn:  Mr. Mark E. Brooks
                             and
                      Mr. Michael Loring

                             and

               c/o Merrill Lynch & Co., Inc.
               Merrill Lynch World Headquarters
               World Financial Center
               250 Vesey Street
               New York, New York 10281-1219
               Attn:  Corporate Law Department

                             and

               Sullivan & Cromwell
               250 Park Avenue
               New York, New York 10177
               Attn:  James I. Black III, Esq.


          (ii)  If to Tenant:

               Deloitte & Touche
               Two World Financial Center
               15th Floor
               New York, New York 10080
               Attn:  Office Managing Partner

               Deloitte & Touche
               1633 Broadway/8/
               New York, New York 10019
               Attn:  Office Managing Partner

               Deloitte & Touche
               10 Westport Road
               Wilton, Connecticut  06897
               Attn:  Director of National
                     Facilities

                             and

               Hutton Ingram Yuzek Gainen
                  Carroll & Bertolotti
               530 Fifth Avenue
               New York, New York 10036
               Attn:  Ernest J. Bertolotti, Esq.

          (b) All communications shall be deemed to have been duly given, rendered or made on the day the same is telefaxed or hand-delivered, or on the date a receipt or proof of delivery thereof is signed, if applicable, or if not, then on the second (2nd) Business Day after pickup by an overnight courier service or on the fifth (5th) Business Day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for communications intended for it. Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or during a postal strike, communications shall only be telefaxed or hand-delivered to a party at the addresses to which communications to that party are to be sent.

                                  ARTICLE XXIX
                                 MISCELLANEOUS

          SECTION 29.01  Captions.  The captions and table of contents of this
                         --------
Sublease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Sublease.

          SECTION 29.02  Governing Law.  This Sublease shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York.


- ----------------------
/8/ Notices to this address will no longer be required after Tenant takes occupancy of the Sublease Premises for the uses permitted by Section 7.01.

          SECTION 29.03  Successors and Assigns.  Except as otherwise expressly
                         ----------------------
provided in this Sublease, the provisions of this Sublease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided,
                                                                     --------
however, that (i) no violation of the provisions of Article X shall operate to
- -------
vest any rights in any successor or assignee of Tenant, and (ii) the provisions of this Section 29.03 shall not be construed to be a consent by Landlord to an assignment of this Sublease by Tenant.

          SECTION 29.04  No Third-Party Rights.  The provisions  of this
                         ---------------------
Sublease are intended to be for the sole benefit of the parties hereto and their respective successors and permitted assigns, and none of the provisions of this Sublease are intended to be, nor shall they be construed to be, for the benefit of any third party.

          SECTION 29.05  Memorandum of Sublease.  Tenant, upon the written
                         ----------------------
request of Landlord, shall execute, acknowledge and deliver to Landlord a memorandum of this Sublease, and any amendments thereof, and Landlord may, at its sole cost and expense, record such memorandum. If such memorandum is recorded and this Sublease thereafter terminates, at the request of any party, the parties hereto shall execute, acknowledge and deliver to each other, and thereupon record, a memorandum of such termination. Tenant may not record this Sublease or any memorandum or amendment thereof.

          SECTION 29.06  Granting Consent and Exercising Judgment.  (a) In any
                         ----------------------------------------
instance in this Sublease where a consent or approval is required from either Landlord or Tenant, it shall not be unreasonably denied or delayed.

          (b) In any instance in this Sublease where judgment or discretion is required to be exercised either by Landlord or Tenant, it shall not be exercised unreasonably.

          SECTION 29.07  Estoppel Certificates.  (a)  Tenant agrees at any time
                         ---------------------
and from time to time upon not less than twenty (20) days' prior notice by Landlord to execute, acknowledge and deliver to Landlord or any other party specified by Landlord a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which each obligation constituting the Rent has been paid, stating whether or not to the best knowledge of Tenant (i) there is a continuing default by Landlord in the performance or observance of any covenant, agreement or condition contained in this Sublease to be performed or observed by Landlord, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which Tenant may have knowledge. Such statement shall be binding upon Tenant and may be relied upon by (x) any then-existing or prospective (1) mortgagee, assignee or purchaser of all or a portion of Landlord's interest in this Sublease, (2) purchaser of a partnership interest in Landlord (if Landlord is a partnership), (3) purchaser of all or a portion of the stock of Landlord (if Landlord is a corporation) and
(4) purchaser of all or a portion of the stock of a corporation or the partnership interest in a partnership which is a partner of Landlord (if Landlord is a partnership), and (y) the then-Overlandlord or fee owner of Battery Park City or any portion thereof, and any prospective successor to such fee owner.

          (b) Landlord agrees at any time and from time to time upon not less than ten (10) days' prior notice by Tenant to execute, acknowledge and deliver to Tenant or any other party specified by Tenant a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which each obligation constituting the Rent has been paid, and stating whether or not to the best knowledge of Landlord (i) there are any continuing Events of Default or (ii) there shall have occurred any event which, with the giving of notice or the passage of time or both, would become an Event of Default, and, if so, specifying each such Event of Default or event of which Landlord may have knowledge. Such statement shall be binding upon Landlord and may be relied upon by any then-existing or prospective permitted Subtenant, any assignee of Tenant's interest in this Sublease or any existing or prospective purchaser of a partnership interest in Tenant.

          SECTION 29.08  Confidentiality.  Landlord and Tenant each agrees to
                         ---------------
use its reasonable good faith efforts to maintain the confidentiality of the terms and conditions contained in this Sublease and to disclose information only when, and to the extent, required by any applicable Legal Requirement or reasonably necessary to carry out the agreements contained herein or to facilitate assignment, subletting or financing of Tenant's Property by Tenant in accordance with this Sublease.

          Section 29.09  Labor Harmony.  Tenant agrees that (a) it will not, by
                         -------------
any negligent or willful act on its part or by its negligent or willful failure to act, cause or contribute to any labor dispute and that no person, material or service equipment used by Tenant, its employees or agents at the Sublease Premises will be such as, in Landlord's judgment, will disturb harmony with any trade engaged in performing any work, labor or services in or about the Premises or cause or contribute to any labor dispute, and (b) that any Person employed by Tenant shall promptly inform Landlord of any labor or other dispute, of which Tenant has knowledge, which could interfere with the performance of or any labor, work or service in or about the Premises and shall cooperate with Landlord in disposing of any such dispute.

          IN WITNESS WHEREOF, both Landlord and Tenant have duly authorized, executed and delivered this Sublease as of the date first hereinabove set forth.

                                Landlord:

                                MERRILL LYNCH/WFC/L, INC.



                                By________________________
                                  Name:
                                  Title:



                                Tenant:

                                DELOITTE & TOUCHE



                                By________________________
                                  Name:  Elmer F. Fisher
                                  Title: National Managing
                                            Director

                                  EXHIBIT A-1
                                  -----------
                       (Floor Plans of Sublease Premises)
                        --------------------------------


               [Material omitted and filed separately with SEC]

                                A-1-1 to A-1-8

                                  EXHIBIT A-2
                                  -----------
                      (List of Plans for Tenant's Signage)
                       ----------------------------------

                                  EXHIBIT A-3
                                  -----------
                  (Floor Plan of First Expansion Option Space)
                   ------------------------------------------

               [Material omitted and filed separately with SEC]

                                     A-2-1

                                   EXHIBIT B
                                   ---------
                  (Form of Overlandlord's Consent to Sublease)
                   ------------------------------------------

                              CONSENT TO SUBLEASE
                              -------------------

          OLYMPIA & YORK TOWER B COMPANY, having an office c/o Olympia & York Companies (U.S.A.) at 237 Park Avenue, New York, New York 10017 (hereinafter called "Landlord"), hereby consents to the subletting by MERRILL LYNCH/WFC/L,
        --------
INC., a New York corporation having an office c/o Merrill Lynch & Co., Inc. at North Tower, World Financial Center, New York, New York (hereinafter called

"Tenant"), to DELOITTE & TOUCHE, a New York partnership having an office at Two
- -------
World Financial Center, New York, New York (herein called "Subtenant"), of all
                                                           ---------
or a portion of floors C1, C2, 2, 3, 8, 9, 10 and 15 consisting of [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet substantially as shown on the floor plans attached as Exhibit A-1 to the Sublease (hereinafter
                                     -----------
referred to as the "Sublet Space") in the building known as Tower B, World
                    ------------
Financial Center, New York, New York (hereinafter called the "Building") for a
                                                              --------
term commencing and ending as specified in the Sublease (hereinafter defined), which Sublet Space is a part of the premises (hereinafter called the "Premises")
                                                                      --------
leased and demised by Landlord to Tenant by that certain Agreement of Lease dated as of September 29th, 1988 (which lease, as the same may have been and may hereafter be amended, is hereinafter called the "Lease"), such consent being
                                                 -----
subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

          1. Nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions in the Lease (except as herein expressly provided), or to waive any breach thereof, or any rights of Landlord against any person, firm, partnership, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord's obligations under the Lease; and all covenants, agreements, terms, provisions and conditions of the Lease are hereby mutually declared to be in full force and effect.

          2. Tenant shall be and remain liable and responsible for the due keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be kept, performed and observed and for the payment of all Rentals and all other sums now and/or hereafter becoming payable thereunder.

          3.  The Sublease dated as of December __, 1993 (the "Sublease")
                                                               --------
between Tenant and Subtenant (as it relates to the Sublet Space) and all rights of Subtenant thereunder shall be subject and subordinate at all times to the Lease and to all ground leases, overriding leases and underlying leases of the Building and/or the Sublet Space now or hereafter existing, to all mortgages which may now or hereafter affect the land, Building, and/or any such leases (collectively the "Superior Instruments"), and to all of the covenants, agreements, terms,
     --------------------
provisions and conditions of the Lease, the Superior Instruments and of this Consent; and Subtenant shall not do or permit anything to be done in connection with Subtenant's occupancy of the Sublet Space which would violate any of said covenants, agreements, terms, provisions and conditions.

          4. This Consent shall not be construed as a consent by Landlord to, or as permitting, any other or further subletting by either Tenant or Subtenant except as provided in Article VII of the Sublease.  Subtenant shall not (i)
- ------
assign the Sublease or this Consent or further sublet the Sublet Space or any part thereof (except to an Affiliate (as defined in the Sublease) of Subtenant pursuant to the terms of 10.02 of the Sublease), or (ii) hereafter sublet, take by assignment or otherwise occupy any space in the Building other than the Sublet Space, without, in each instance, first obtaining Landlord's consent thereto in accordance with the terms of the Lease.

          5.  [Intentionally omitted.]

          6. Tenant and Subtenant agree that Landlord is not responsible for the payment of any commissions or fees in connection with this transaction, and they each jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys' fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with this transaction.

          7. Subtenant agrees that if Subtenant shall become a direct tenant of Landlord for the Sublet Space or any part thereof upon the expiration or earlier termination of the Lease, Landlord shall not be responsible for the payment of any commissions or fees in connection with such direct lease, and Tenant and Subtenant jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys' fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with any such direct lease.

          8. Upon the stated expiration of the Sublease, the Sublease and the term and estate thereby granted with respect to the Sublet Space shall expire and come to an end and Subtenant shall vacate the Sublet Space on or before such date. In case of the failure of Subtenant to vacate the Sublet Space at the end of the initial term of the Sublease, and if any of the first offer premises referred to in Article VII of the Sublease becomes part of the premises subleased to Olympia & York Tower B Lease Company ("O&Y Subtenant"), Tenant
                                                    -------------
shall be responsible for the removal of the occupant holding over in the Sublet Space, and possession of any premises being added under the sublease with O&Y Subtenant shall not be deemed given until the Sublet Space is delivered free and clear of such lettings or occupancies. Upon the earlier termination of the Lease, or in the case of the surrender or assignment of the Lease (or overriding sublease of the entire Premises) by Tenant to Landlord or its affiliates (hereinafter, together with any holder of a Superior Instrument who shall succeed to Landlord's interest, collectively referred to as "Current Landlord"), Subtenant shall, at Current
                             ----------------
Landlord's option (subject, however, to Current Landlord's obligation pursuant to Section 10.19(a) of the Lease), attorn to Current Landlord pursuant to the then executory provisions of the Sublease, provided that, to the extent Current
                                           --------
Landlord had any rights under the Lease which were applicable to the Sublet Space and which were in addition to the rights (excluding the right to receive the amount of Base Rent payable thereunder) of the Tenant as landlord under the Sublease, such rights shall be deemed incorporated in the Sublease insofar as they will not materially decrease any rights or increase any monetary obligations of Subtenant under the Sublease, notwithstanding the termination of the Lease), and provided further that Current Landlord shall not be (i) liable
                --------
for any previous act or omission of Tenant under the Sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which Subtenant may have against Tenant, (iii) bound by any payment of rent which the Subtenant might have made for more than one (1) month in advance of the due date for any corresponding rental obligation under the Lease to Tenant, (iv) liable for any security deposited by Subtenant which has not been transferred to Current Landlord, (v) bound by any covenant of Tenant to undertake or complete any construction of the Sublet Space or any portion thereof, (vi) bound by any obligation to make any payment to Subtenant or provide any services or perform any repairs, maintenance and restoration provided for under the Sublease to be performed after the date of such attornment (except for services, repairs, maintenance and restoration which landlords of like property ordinarily perform at landlord's expense), (vii) bound by any obligation to make any payment to Subtenant with respect to construction performed by or on behalf of Subtenant at the Sublet Space, or (viii) bound by any modification of the Sublease without the consent of Current Landlord.

          9.  [Intentionally omitted.]

          10. The obligations of Subtenant under this Consent shall be subject to Section 25.05 of the Sublease.

          11. Tenant and Subtenant agree that (i) Landlord is not a party to the Sublease and is not bound by the provisions thereof, (ii) Landlord has not, and will not, review or pass upon any of the provisions of the Sublease, and
(iii) the Sublease will not be modified, amended or terminated in any way without the prior written consent of Landlord. This Consent is to the act of subletting only and Landlord shall not be bound or estopped in any way by the provisions of the Sublease.

          12. In the event of any conflict between the provisions of (i) the Lease or this Consent and (ii) the Sublease, the provisions of the Lease or this Consent shall prevail unaffected by the provisions of the Sublease as between Landlord and Tenant or Landlord and Subtenant.

          13. This Consent may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought. This Consent shall not be binding upon Landlord unless and until it is signed by Landlord.

          14. Tenant and Subtenant represent and warrant to Landlord that no compensation or consideration of any kind other than as set forth in the Sublease as Rent or additional charges has been, or will be, paid by Subtenant to Tenant in consideration for the subleasing of the Sublet Space by Tenant to Subtenant.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of December __, 1993.

                              LANDLORD:  OLYMPIA & YORK TOWER B COMPANY
                              --------
                              By: O&Y Tower B Holding Company I,
                                  a general partner
                                  By: O&Y (U.S.) Development
                                      Company, L.P., a general partner
                                      By: O&Y (U.S.) Development General
                                           Partner Corp., a general partner


                                           By______________________________
                                             Senior Vice President

                              TENANT:  MERRILL LYNCH/WFC/L, INC.
                              ------


                              By______________________________
                               Name:
                               Title:

                              SUBTENANT:  DELOITTE & TOUCHE
                              ---------


                              By_______________________________
                               Name:  Elmer F. Fisher,
                               Title: National Managing Director

                               FEDERAL EMPLOYER ID NO.:_______________

                                   EXHIBIT C
                                   ---------
                      ALTERNATE ELECTRICITY RENT INCLUSION
                      ------------------------------------

          A. If Landlord shall be required pursuant to Article V to supply Tenant with electricity on a rent-inclusion basis, then the Base Rent set forth in Section 3.01 of the Lease shall be increased by the Electricity Rent Inclusion Factor (as hereinafter defined) to compensate Landlord for the electrical wiring and other installations necessary for its obtaining and redistribution of electricity as an additional service, subject to periodic adjustments as herein provided. Initially, the "Electricity Rent Inclusion
                                                 --------------------------
Factor" (sometimes, the "ERIF") shall mean the sum of Tenant's Electricity
- ------                   ----
Payments pursuant to Article V of the Lease for twelve (12) full calendar months preceding the month in which the provisions of this Exhibit C shall become
                                                    ---------
operative, divided by the average number of Rentable Square Feet in the Sublease Premises that were occupied during such 12-month period, and then multiplied by the number of Rentable Square Feet of the Sublease Premises that are occupied as of the operative date of the provisions of this Exhibit C. If the provisions of
                                                ---------
this Exhibit C shall become operative prior to the expiration of a period of
     ---------
twelve (12) consecutive months during which some portion of the Sublease Premises is occupied and electricity is paid for pursuant to Article V of the Lease, then the "Electricity Rent Inclusion Factor" shall mean an amount equal
                 ---------------------------------
to one hundred and two and one-half (102.5) percent of the amount determined by multiplying the estimated kilowatt-hour usage (based on applicable diversity for the Sublease Premises as determined by Landlord's Electrical Consultant, subject to Tenant's right to dispute the same under Paragraph E of this Exhibit C) by
                                                                ---------
Landlord's Average Cost Per Kilowatt Hour.

          B. At such time as the provisions of this Exhibit C shall become operative, Landlord shall cause an independent electrical engineer consultant selected by Landlord ("Landlord's Electrical Consultant") to survey Tenant's
                       --------------------------------
aggregate usage of electricity in the Sublease Premises on a floor-by-floor basis. The cost of such initial survey shall be shared equally by Landlord and Tenant. Promptly after the completion of such initial survey, Landlord shall furnish Tenant with a copy of such initial survey and a statement (an "Adjustment Statement") specifying (1) the amount actually paid by Tenant as the
- ---------------------
ERIF during the period commencing upon the date that the provisions of this Exhibit C shall have become operative and ending on the date of the completion
- ---------
of such initial survey, and (2) the amount which would have been payable as the ERIF during such period based on such initial survey. Without prejudice to Tenant's rights under Paragraph E of this Exhibit C, Tenant shall pay any
                                          ---------
deficiency, or Landlord shall refund any overpayment, in each instance with interest at the Prime Rate from the date or dates the underpayment or overpayments were made, within thirty (30) days after the delivery of an Adjustment Statement. To the greatest degree reasonably practicable, the ERIF be equal to one hundred and two and one-half (102.5) percent of Landlord's actual cost of obtaining from the public utility furnishing the same to the Building the amount of electricity actually used by Tenant in the Sublease Premises. Further, each survey conducted pursuant to this Exhibit C shall be made and shall state Tenant's aggregate electricity
        ---------
usage on a floor-by-floor basis, and the consumption of electricity allocated to Tenant shall be equal the sum of the surveys made on a floor-by-floor basis.

          C. If the cost to Landlord of the electricity used by the Building shall change (whether the same occurs by reason of a change in Landlord's electric rates, charges, fuel and/or loss-revenue adjustments and/or service classifications, changes in methods of or rules on billing, including with respect to time-of-day rates, or by taxes or charges of any kind imposed thereon or for any other reason (collectively, "Rate Changes"), then the ERIF shall be
                                        ------------
changed by the same percentage. Any such percentage change in Landlord's costs due to Rate Changes shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the effective date of the Rate Change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classifications and to the immediately prior existing rate and/or service classifications. The percentage changes in the ERIF that are based on Rate Changes shall be initially determined by Landlord's Electrical Consultant subject to Tenant's right to dispute same under Paragraph E below, and a copy of such determination shall be delivered to Tenant. Tenant shall pay the ERIF on the basis of such determination as of the effective date of the Rate Change, without prejudice to its rights under Paragraph E of this Exhibit C.
                    ---------

          D. Either Landlord or Tenant may from time to time cause its own independent Electrical Consultant to conduct a new survey of Tenant's electricity usage in the Sublease Premises. If a survey conducted by Landlord's Electrical Consultant shall show a change in Tenant's electricity usage in the Sublease Premises, then the Base Rent and ERIF shall be adjusted in accordance with such survey, effective as of the date of such change as disclosed by said survey, subject to Tenant's rights to dispute the same in accordance with Paragraph E below and to receive reimbursement for any amounts ultimately determined to have been overpaid in accordance with the procedure contained therein, plus interest at the Prime Rate from the date of each overpayment until such reimbursement, within thirty (30) days after such determination. The party causing any such survey to be made, either initially or in response to a survey prepared by the other party, shall bear the cost of such survey.

          E. The determinations and computations set forth in any initial survey to be furnished to Tenant under Paragraph A and any determination of a change in the ERIF in the manner hereinabove described under Paragraph C or D (including by way of any survey) shall be binding and conclusive on Landlord and Tenant from and after the delivery of written notice of such determination (and any computations and survey involved) to the other party unless, within three (3) years after receipt of the same by such other party, such other party notifies in writing the party delivering written notice of the determination (and any computations and survey involved) that it disputes such determination. During such three-year period, Landlord shall allow Tenant or its representative to inspect and copy Landlord's books and records relating to the ERIF and shall provide and make available to Tenant such information relating to the calculation of the ERIF as Tenant may reasonably request. Any dispute as to which either party timely notifies the other pursuant to the above provisions of this Paragraph E that is not resolved within three and one-half (3-1/2) years after the giving of such notice may be submitted for resolution to the Applicable Engineer of Record by either Tenant or Landlord. Landlord and Tenant shall share the cost of the Applicable Engineer of Record in resolving such dispute and the decision of the Applicable Engineer of Record shall be final and binding on Landlord and Tenant. If it is determined that Tenant has overpaid or underpaid, then Landlord or Tenant, as the case may be, shall refund to the other the amount so determined, together with any interest thereon at the Prime Rate.

                                  EXHIBIT D-1
                                  -----------
                             RULES AND REGULATIONS
                             ---------------------

          1. The rights of Tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to the non-exclusive right of ingress to and egress from Tenant's premises for Tenant and its Subsubtenants, and its and their employees, licensees and invitees; and Tenant shall not use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose. Tenant shall not encumber or obstruct, or permit the obstruction of the corridors, escalators, elevators, fire exits or stairways of the Building.

          2. Landlord may refuse admission to the portions of the Building not demised to Tenant to any person not known to the watchman in charge, or not having a pass issued by Landlord or the tenant whose premises are to be entered, or not otherwise properly identified, and Landlord may require all persons admitted to or leaving such portions of the Building to sign a register and submit a pass.

          3. No awnings or other projections shall be attached to the exterior walls or windows of the Building.

          4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules which are part of the common areas of the Building (including the elevator lobbies), except for (a) permitted signage, (b) Tenant's security facilities in the Visitor Reception Area, or (c) security desks and consoles (subject to Landlord's approval on such floors which are wholly occupied by Tenant, which approval Landlord shall not unreasonably withhold provided that
(i) the design, size, materials, coloring, signage, lighting and exact location of such desks and consoles are consistent and compatible with (x) the design of the portion of the Building in which the same are located and (y) the design, signage and graphics program for the Building, and (ii) such desks and consoles do not violate or interfere with compliance with any requirement of any Superior Instrument with respect to pedestrian access and circulation).

          5. Landlord reserves the right to inspect all objects and matter to be brought into or out of the portions of the Building not demised to Tenant and to exclude from the same all objects and matter which violate any of these Rules and Regulations or the Sublease. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection or any person to or from the Sublease Premises or the Building under the provisions of this Rule 5 or of Rule 2 hereof.

                                     D-1-1

          6. Any machines and mechanical equipment which Tenant is permitted to install and use in the Sublease Premises pursuant to the Sublease shall be so equipped, installed and maintained by Tenant as to prevent, in the operation thereof, any unreasonably disturbing noise, vibration or electromagnetic or other interference from being transmitted from the Sublease Premises to any other area of the Building.

          7. Landlord, its successors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the Sublease Premises reasonably necessary for making repairs or alterations or restorations in or to the Sublease Premises.

          8. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving the Sublease Premises shall not be used for any purpose other than the purposes for which they were designed or constructed.

          9. Tenant shall be solely responsible for moving safes and other heavy objects into or out of the Sublease Premises.

          10. Landlord reserves the right to rescind or waive any rule or regulation set forth in this Exhibit when, in its reasonable judgment, it deems it necessary, desirable or proper to do so. To the extent these rules and regulations are inconsistent with the provisions of the Sublease, the provisions of the Sublease shall control. Landlord will not adopt or enforce any such rule or regulation against Tenant in a discriminatory manner; but Landlord shall not be responsible to Tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building, and this Rule 10 shall not relieve Landlord of any of its other obligations under the Sublease.

          11. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

          12. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of Tenant or the Building.

          13. Neither Tenant nor any of Tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or

                                     D-1-2
substance except in small quantities customarily needed in connection with the uses permitted in Section 6.01 of this Sublease.

          14. Tenant shall not install or place upon the Sublease Premises any safe, vault or similarly heavy object without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld so long as the Building's floor-loading and elevator-load-capacity restrictions are satisfied.

          15. Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the Sublease Premises only in the service elevators and through the service entrances and corridors, but special arrangements will be made for moving large quantities of furniture and equipment into or out of the Building.

          16. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

          17. The term "Sublease" as used herein shall mean the Sublease to which this Exhibit is attached; and any term used in this Exhibit which is defined in the Sublease shall have the meaning set forth in the Sublease.

          18. No items of any type (including wheeled carriers) shall be carried into any of the passenger elevators that in the reasonable judgment of Landlord may damage a passenger elevator's interior or operating mechanisms.

                                     D-1-3

                                  EXHIBIT D-2
                                  -----------
                     RULES AND REGULATIONS FOR ALTERATIONS
                        THAT MAY BE PERFORMED BY TENANT
                       -------------------------------------

A.  General
    -------

          1. The rules and regulations set forth below shall govern the performance of all Alterations in the Sublease Premises that may be performed by Tenant or its contractors. To the extent these rules and regulations are inconsistent with the provisions of the Sublease, the provisions of the Sublease shall control. Landlord will not adopt or enforce any such rule or regulation against Tenant in a discriminatory manner; but Landlord shall not be responsible to Tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building, and this Rule A.1 shall not relieve Landlord of any of its other obligations under the Sublease.

          2. No work shall be permitted to commence without the Landlord being furnished with a valid work permit from the Department of Buildings and/or other agencies having jurisdiction, if required.

          3. Tenant's Work and Alterations consisting of installation of communications equipment and under-floor wiring within the Sublease Premises may be performed at any time on Business Days or non-Business Days; provided that
                                                                --------
such work performed between the hours of 8:00 A.M. and 6:00 P.M. on Business Days shall not unreasonably interfere with, or cause unreasonable interruption of, the operation and maintenance of the Building, or cause unreasonable annoyance to, or unreasonable interference with, the use and occupancy of the Building by Landlord's other subtenants or occupants in the Building; and Landlord shall have the right to order the cessation of any work that causes any unreasonable interference, annoyance or interruption.

          4. Alterations other than Tenant's Work (including demolition and removal) done at the commencement of the Term and installation of communications equipment and under-floor wiring within the Sublease Premises shall be performed only (i) during non-Business Hours on Business Days and (ii) non-Business Days.

          5. All inquiries, submissions, approvals and all other matters shall be processed through and by the Building Manager (in Merrill Lynch's Office of Building Operations) in a cooperative and timely manner.

          6. Where consent is required to be furnished by Landlord or Tenant pursuant to this Exhibit D-2, such consent will not be unreasonably withheld or
                 -----------
delayed.

                                     D-2-1

B.   Prior to Commencement of Work
     -----------------------------

          1. Tenant shall submit to the Building's manager a written request to perform Alterations other than installation of communications equipment and under-floor wiring within the Sublease Premises at least ten (10) Business Days prior thereto. The request shall include the following enclosures:

               (a) A properly executed Building Notice application form or Alteration form; Engineer's Statement "B" if HVAC work is to be performed; Plumbing Specifications sheet if any plumbing change is to be performed; Form 10F if any controlled inspection is required.

               (b)  Evidence that all required insurance has been obtained.

               (c) Contractor's and subcontractor's insurance certificates include a "hold harmless" provision.

          2.  Landlord will return the following to Tenant:

               (a) Plans approved or returned with comments (such approval or comments shall not constitute a waiver of Department of Buildings approval or approval of other jurisdictional agencies) if approval is required.

               (b) Signed application forms referred to in B.1.(a), above, providing proper submissions have been made.

               (c)  Covering transmittal letter.

          3. Tenant shall obtain Department of Buildings, if required, approval of plans and a work permit from the Department of Buildings. Tenant shall be responsible for keeping current all work permits. Tenant shall submit copies of all approved plans and work permits to Landlord and shall post the original work permit on the Premises prior to the commencement of any work. All work shall be subject to reasonable supervision and inspection by Landlord or its representative.


C.   Requirements and Procedures
     ---------------------------

          1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

          2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements which affect the Building shall be subject to the approval of Landlord's mechanical and electrical engineers. When deemed necessary by Landlord, engineering and shop drawings

                                     D-2-2
shall be prepared by Landlord, at Tenant's cost. Drawings are otherwise to be prepared by Tenant and all approvals shall be obtained by Tenant.

          3. Extra Personnel required for service elevators loading-dock service and other Building services and facilities for construction work shall be charged to Tenant at the rates specified in Exhibit H to the Sublease.
                                               ---------
Service elevators and loading dock services required in connection with Alterations shall be made available to Tenant on a first-come, first-served basis during Business Hours (to the extent that the Alterations in question are permitted to be made during Business Hours) and subject to scheduled availability during non-Business Hours, provided Tenant gives Landlord two (2)
                                        --------
Business Days' notice. No material or equipment shall be carried under or on top of elevators. Notwithstanding the foregoing, if construction union personnel are required by any union regulations for the operation, maintenance or repair of service elevators or loading-dock facilities, such personnel shall be obtained directly by Tenant, at Tenant's reasonable cost (unless, with respect to the maintenance or repair of such elevators or facilities, Landlord, in its reasonable discretion, elects to obtain such personnel, in which event, Tenant shall pay all reasonable costs and expenses incurred in connection thereof). Tenant shall also pay the reasonable costs of any Extra Personnel for security as may be reasonably required by the Building Manager.

          4. With the exception of work to be performed by Landlord or for Landlord by Tenant at Landlord's expense, no work will be performed outside of the Sublease Premises without Landlord's approval and under Landlord's supervision at Tenant's expense.

          5.  Tenant's contractor shall:

               (a) have a superintendent or foreman on the Premises at all times;

               (b) police the job at all times, continually keeping the Premises orderly and free of fire hazards;

               (c) maintain cleanliness and protection of all Building areas, including elevators, lobbies, stairways, loading dock and any other Building areas used for construction purposes;

               (d) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

               (e) block off supply and return grilles, diffusers and ducts to keep dust from entering into the Building air conditioning systems;

                                     D-2-3

               (f) avoid the disturbance of Landlord's other subtenants of the Building during normal business hours;

               (g) not store any materials in the public corridors or other areas of the Premises except for the Sublease Premises;

               (h) make arrangements with Landlord at least two (2) full Business Days in advance for the removal of construction debris at Tenant's expense;

               (i) Tenant's contractor shall not utilize restroom fixtures for discarding construction materials of liquid form (i.e., plaster, cement,
                                                       - -
     etc.); and

               (j) Tenant shall be responsible for any damage to fire stairwell hardware and finishes that is the result of Alterations.

          6. If Tenant's contractor is negligent in any of its responsibilities and such negligence results in damage to the Building, Tenant shall pay for the corrective work done to the Building by Landlord.

          7. All equipment and installations must be at least equal to the then applicable standards of the Building. Any deviation from Building standards will be permitted only if indicated on the plans and specifications and approved by Landlord, which approval will not be unreasonably withheld.

          8. Upon completion of the Alterations, Tenant shall submit to Landlord a properly executed Form 23 and/or other documents indicating final approval of the Alterations by the Department of Buildings in compliance with the Building Notice or Alteration Permit therefor.

          9. Tenant shall submit to Landlord a final "as-built", reproducible set of drawings showing all items of the Alterations in full detail.

          10. Within sixty (60) days after completion of Alterations costing in excess of $50,000, as reasonably estimated by Landlord, Tenant shall deliver to Landlord releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of Alterations and the materials furnished in connection therewith, and a certificate from Tenant's architect certifying that the Alterations have been completed substantially in accordance with the plans and specifications therefor approved by Landlord and Tenant shall state that all contractors, subcontractors and materialmen have been paid except that Tenant shall not be required to deliver to Landlord any general release or waiver of lien

                                     D-2-4
if Tenant shall be disputing in good faith its obligation to make the payment which would otherwise entitle it to such release or waiver, so long as Tenant shall keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Landlord the general release or waiver of lien when the dispute is settled.

          11. Additional and differing provisions in the Sublease, if any, will be applicable and will take precedence.


D.   Special Requirements Regarding Local Law No. 5/73
     (as amended)
     ----------------------------------------------

          1. Tenant acknowledges being advised that the Building has an active Class E Fire System ("Class E System"). Tenant shall notify its contractors and
                      --------------
subcontractors, as well as all persons and entities who shall perform or supervise any alteration or demolition within the Sublease Premises, of such facts.

          2. Demolition by Tenant of all or any portions of the Sublease Premises shall be carried out in such manner as to protect equipment and wiring of Landlord's Class E System.

          3. Landlord, after receipt of Tenant's notice of demolition, and at Tenant's reasonable expense, shall secure and protect Building equipment connected to the Class E System in the Sublease Premises to be demolished.

          4. Landlord, at Tenant's reasonable expense, shall make such additions and alterations within the requirements of Local Law No. 5/73 (as amended) to the existing Class E System as may be necessary by reason of alterations made within the Premises either by or on behalf of Tenant or by Landlord, as part of Tenant's Work, if any, that Landlord is required to perform pursuant to the provisions of this Sublease.

          5. Landlord's contract fire alarm service personnel shall be the only personnel permitted to adjust, test, alter, relocate, add to, or remove equipment connected to the Class E System.

          6. Landlord, at Tenant's expense, shall repair or cause to have repaired, any and all defects, deficiencies or malfunctions of the Class E System proximately caused by Tenant's alterations or demolition of the Sublease Premises. Such expense may include reasonable expenses of engineering and electrical supervision and standby fire watch personnel that Landlord reasonably deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.

                                     D-2-5

          7. During such times that Tenant's alterations or demolition of the Sublease Premises require that fire protection afforded by the Class E System be disabled, Tenant, at Tenant's expense, shall maintain fire watch service deemed reasonably suitable to Landlord.

          8. Tenant and Tenant's architect shall familiarize themselves with and be aware of Local Law No. 5/73 and all amendments thereto with regard to smoke control, compartmentation, and areas of safe refuge. Tenant shall fully comply with these requirements. Landlord, at Landlord's option, may withhold approval of Tenant's alterations or demolition if such requirements are not met to Landlord's reasonable satisfaction.

          9. Should Tenant desire to install its own internal fire alarm system, Tenant shall request Landlord to connect such system to the Class E System at Tenant' expense in such reasonable manner as prescribed by Landlord. Tenant shall, at Tenant's expense, have such internal fire alarm system approved by governing agencies having jurisdiction, and shall submit to Landlord, an approved copy of plans of such system, before initiating any installation of such system.

          10. In the event Tenant shall install its own internal fire alarm system within the Sublease Premises, Landlord shall (as required by law) connect same to the Building's Class E System, and Tenant shall reimburse Landlord for its reasonable costs incurred in making such connection within twenty (20) days after being billed and furnished with copies of the relevant invoices and bills therefor.


E.   Basic Requirements for Tenant Tie-ins to Class "E"
     Fire Safety Console WFC
     ------------------------------------------------

          1. Before Merrill Lynch Fire and Life Safety allows Tenant tie-ins to a Merrill Lynch Fire Control Panel, the following are the minimum requirements. The Tenant shall:

               (a) Comply with all legal requirements pertaining to the acceptability of materials used. See RS17, page 438, of the Building Code of the City of New York.

               (b) Comply with all the requirements for systems under the jurisdiction of the NYC Fire Department, the NYC FD Bureau of Fire Prevention, Hi Rise Unit, electrical unit, mechanical unit, etc.

               (c)  Comply with Local Laws No. 5, 16, 41 and 58.

               (d) File for approval(s) of the extension of the existing base building system(s), with the City of New York's

                                     D-2-6

     Building Department, Fire Department and all other authorities having jurisdiction.

               (e) Increase capacity of existing base building system to accept all requirements of the Tenant modification.

               (f) Ensure that all equipment is similar to and compatible with existing base building system.

          2. In addition to the requirements mentioned in Section E.1 above, Landlord requires that the following be delivered to Landlord (pertaining to Fire Safety final connections to the base building system):

               (a) An itemized list of power requirements for each floor be submitted for review and acceptance.

               (b) One week prior notification of intent to hook-up to base building system must be given to Landlord.

               (c) Landlord shall have the right to inspect and approve floors prior to hook-up.

               (d) All necessary Fire Department tests and approvals be submitted prior to tie-in.

               (e) A print-out of software points be produced for the tenanted area to ascertain if all the devices have sensor points and relays in the Class "E" console.

                                     D-2-7

                                   EXHIBIT E
                                   ---------
                     SPECIFICATIONS FOR BASE BUILDING HVAC
                     -------------------------------------

          So long as (a) the Sublease Premises are not occupied by more than one
(1) person per one hundred and twenty-five (125) Rentable Square Feet, (b) the Sublease Premises' connected electrical load does not exceed 3.5 watts/9/ per Rentable Square Foot, and (c) venetian blinds/10/ on each window in the Sublease Premises are used in accordance with Landlord's reasonable rules and regulations, then:


          (i) the base Building HVAC system will maintain in the summer a maximum 78 degree F dry bulb temperature and a maximum 50% relative humidity when the outdoor air temperature does not exceed 91 degree F dry bulb and 75 degree F wet bulb;

          (ii) the base Building HVAC system will maintain in the winter a minimum 70 degree F dry bulb temperature when the outdoor air temperature is not less than 5 degree F;

          (iii) the base Building HVAC system will maintain inside relative humidity when outside temperature is between 5 degree and 65 degree F dry bulb, that will be between a minimum of 20% and a maximum of 50% (so as not to cause condensation on windows);

          (iv) the base Building HVAC system shall be capable of providing a minimum of [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] CFM of outside air for ventilation of Tenant's spaces on floor 3; and

          (v) the base Building HVAC system shall maintain all of the environmental conditions stated above (specifically including subparagraphs
     (i), (ii), (iii) and (iv) above) during the interval of [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] am to [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] pm on all Tenant's floors (C1, 2, 3, 8, 9 & 15), except floors C2 and 10 (which are to be airconditioned only by supplemental units), as well as Expansion Option Space and Offer Premises.

- ------------------------
/9/ This quantity is intended to state a limit only on the capacity of the HVAC system, not on the electrical risers, cables and wiring, serving the Sublease Premises.
/10/ To be installed and paid for as part of Tenant's Work, not Landlord's work.

          Without regard to requirements (i)-(iii) above (but excluding floor 3) the base Building HVAC system will introduce outdoor air into the Sublease Premises for ventilation at a minimum rate of .13 CFM per usable square foot per floor of the Sublease Premises and at a maximum temperature of 56.8 degree F dry bulb and 56.7 degree F wet bulb during a cooling cycle and a minimum temperature of 40 degree F during a heating cycle.

          Landlord shall provide the following quantities of metered chilled water for supplemental airconditioning for Tenant's use on the following floors:


                 Floor                   Tons Required
                 -----                   -------------

                  C1                           [*]
                  C2                           [*]
                   3                           [*]
                   7                           [*]
                   8                           [*]
                   9                           [*]
                  10                           [*]
                  15                           [*]

           *  [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]

                                   EXHIBIT F
                                   ---------
                          BASE CLEANING SPECIFICATIONS
                          ----------------------------
                                    TOWER B
                                    -------

                                  SUITE AREAS
                                  -----------

NIGHTLY SERVICES:
- ----------------

A.   Carpet sweep all carpets.

B. Dust all desks and office furniture with treated dust cloths. (Paper and folders on desk are not to be removed.)

C.   Empty and clean ashtrays.

D. Empty all standard waste paper baskets and wipe clean, replace plastic liners as needed.

E.   Remove all trash from floors to specified areas.

F. Remove finger prints and dirt smudges from all doors, frames, glass partitions, window, light switches and walls.

G.   Restore chairs and waste baskets to proper positions.

H.   Wipe clean smudged bright work.

WEEKLY SERVICES:
- ---------------

A.   Edge all carpet areas.

B.   Vacuum all carpet areas.

QUARTERLY SERVICES:
- ------------------

A. Dust all high reach areas including, but not limited to top of door frames, airconditioning diffusers, return air grilles, picture frames and similar wall hangings.

ANNUALLY:
- --------

A.   Hand dust venetian blinds.

B. Clean the interiors of exterior windows (provided Tenant affords clear accessibility to the same).

                               COMMON FLOOR AREAS
                               ------------------


NIGHTLY SERVICE:
- ---------------

A.   Clean, sanitize and polish drinking fountains.

B.   Clean and remove any debris from all entrance metal door saddles.

C.   Empty and clean all ash urns, replace sand when necessary.

D.   Carpet sweep carpets.

E.   Sweep and mop service elevator lobbies (V.C.T.).

ANNUAL SERVICE
- --------------

A.   Strip and wax service elevator lobbies (V.C.T.).

                                   RESTROOMS
                                   ---------

NIGHTLY:
- -------

A.   Empty all waste receptacles including sanitary receptacle.

B.   Sweep all lavatories.

C.   Wet mop all tile floors.

D.   Wash and polish all mirrors in powder rooms.

E.   Wash shelve bright work and enamel surfaces.

F.   Wash and disinfect urinals, sinks and commodes.

G.   Replace all consumable toilet supplies.

H.   Report clogged urinals, sinks and commodes.

I. Clean finger prints, marks or graffiti from walls, partitions, glass, aluminum and light switches.

QUARTERLY:
- ---------

A. Dust all low reach and high reach areas including but not limited to ledges, mirrors, tops, partition tops, edges, air conditioner diffusers and exhaust grilles.

                                   EXHIBIT G
                                   ---------
                               EXCLUSIVE SERVICES
                               ------------------


1.   JANITORIAL SERVICES
     -------------------

     A.   Special Cleaning including Carpet Care

     B.   Wet Waste Garbage Removal

     C.   Supplemental Pest Control

     D.   Abnormal Rubbish and Refuse


2.   ENGINEERING SERVICES
     --------------------

     Work or Maintenance on base Building HVAC systems, including VAV boxes, compartment units, etc.

3.   ELEVATOR AND CONVEYOR MAINTENANCE
     ---------------------------------

4.   PLUMBING SERVICES
     -----------------

5.   ELECTRICAL
     ----------

     A. Work or maintenance on base Building electrical systems including transformers, circuit breakers and disconnect devices, light and power as applicable in toilet rooms, communication and electrical closets, and tenant and freight lobbies.

     B.   Any Tenant Work or alterations to tie-in to the Class E System.

6.   BASE BUILDING WORK
     ------------------

     Any work directly on or relating to any base Building Systems.

                                   EXHIBIT H
                                   ---------
                            COST OF EXTRA PERSONNEL*
                            -----------------------
                             Hourly Service Rates**
                             --------------------

                    STRAIGHT TIME   OVERTIME   SUN/HOLIDAY
                    -------------   --------   -----------
Electrician (1)         $39.69       $59.54       $59.54

Chief Electrician        60.81        91.23        91.23
 (1)(2)

Lead Electrician         47.58        71.39        71.39
 (1)(2)

Engineer (1)             31.48        44.22        44.22

Chief Engineer           45.76        65.44        65.44
 (1)(2)

Ass't Chief Engr.        36.80        52.12        52.12
 (1)(2)

Engr.'s Helper           25.71        35.65        35.65
 (1)(3)

Plumber (1)(3)           36.60        54.18        72.24

Carpenter (1)(3)         52.69        87.39        87.39

Locksmith                54.41        90.25        90.25
 (foreman) (1)(3)

Painter (w/mat)          67.78        93.94        93.94
 (1)(4)

Porter (5)               25.97        28.84        34.50

NonUnion Guard           10.51        15.76        15.76
 (1)(6)

Truck dock
 Operation

Entrance Guard (5)       24.04        25.56        31.17

Dock Master (5)          27.53        31.16        37.16
Service Elevator         25.66        28.67        34.45
 Operator (5)

* Other personnel not named herein may be added as required from time to time, and the cost of such personnel shall be determined in the same manner as the costs set forth herein. The rates indicated above are based on 1993 labor rates and are subject to annual increases based on union negotiations regarding employee salaries and benefits, together with an administrative fee of ten percent (10.0%). In order to project future costs, a seven percent (7%) increase should be utilized.
**   A meal allowance is applicable as per union contract.
1.   Rates reflect revised contract costs for 1993.
2. Due to the nature of the work required, supervisory level electrician(s) or engineer(s) may be required. In those instances, Tenant will be billed the rates shown above.
3.   Rate valid until 6/25/93.
4.   Rate valid until 5/31/93.
5.   Unofficial rates based on estimated 7% contract increase over 1992.
6.   Rate valid until 7/1/93.

                                   EXHIBIT I
                                   ---------
                       TEMPORARY CERTIFICATE OF OCCUPANCY
                       ----------------------------------



               [Material omitted and filed separately with SEC]

                                   EXHIBIT J
                                   ---------
                    PREFERENTIAL RIGHTS OF OTHER SUBTENANTS
                    ---------------------------------------


          1. Feeley & Wilcox, Inc. -- present sublease continues until [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] as to floor [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of the Building.

          2. Oppenheimer Capital -- right to renew present sublease of part of floor [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of the Building from [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] and then through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] plus right of first offer after [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] as to any contiguous space on floor [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of the Building, subject to future rights of first offer in favor of [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC], and subject to a right of cancellation after [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]. (In addition, Oppenheimer, Inc. has already made a request for approximately [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] Rentable Square Feet of additional space on floor [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] of the Building.)

          3. Nomura Holding America, Inc. -- expansion options as to floor [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] (as well as floors [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] and [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) of the Building, and rights of first offer as to floors [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] through [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC] (as well as [MATERIAL OMITTED AND FILED SEPARATELY WITH SEC]) of the Building not described as part of the Sublease Premises or Expansion Option Space in this Sublease.

                                      J-1